As filed with the Securities and Exchange Commission on April 16,
1997                                        File No.  S-1 333-11509


               SECURITIES AND EXCHANGE COMMISSION
                     Washington, DC 20549
                          __________
                           Form S-1
                 Post Effective Amendment No. 1

                     REGISTRATION STATEMENT
                            UNDER
                   THE SECURITIES ACT OF 1933

                       ND HOLDINGS, INC.
       (Exact name of registrant as specified in charter)

        North Dakot                             6282
(State or other jurisdiction        (Primary Standard Industrial
      of incorporation)              Classification Code Number)

                                    1 North Main, Minot, ND  58701
           45-0404061                       (701) 852-5292
(IRS Employer Identification No.)    (address, including zip code,
                                         and telephone number,
                                        including area code of
                                        registrant's principal
                                          executive offices)

  Robert Walstad - 1 North Main, Minot, ND  58701  (701) 852-5292
(Name, address, including zip code and telephone number, including area code of agent for service)

Copies of all communications to:

     Gordon Dihle, Esq.                Financial Advantage
     1720 South Bellaire Street         Brokerage Services, Inc.
     Suite 108                         17 S Main St.
     Denver, CO 80222                  PO Box 1934
     (303) 753-4520                    Minot, ND  58702-1934
     fax (303) 753-4567                (701) 852-3090
                                       fax (701) 852-3108

      Approximate date of commencement of proposed sale to public: as soon as practicable after the effective date of this registration.
      If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box T.
      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
      If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ___
     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ___

                                  Proposed     Proposed    Amount
Title of Each                     Maximum      Maximum       of
  Class of           Amount       Offering    Aggregate    Regis-
Securities to         to be       Price Per    Offering   tration
be Registered      Registered      Share(1)    Price(1)      Fee
______________  ________________  _________  ___________  _______
Common Stock,
  no par value  3,000,000 Shares     4.00    $12,000,000  $ 4,138

(1) Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(a).


     The registrant hereby amends this Registration Statement on such date or dates as may necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                          ND HOLDINGS, INC.

                       CROSS REFERENCE SHEET

   Pursuant to Item 501(b) of Regulation S-K Showing Location in
             Prospectus of Part I Items of Form S-1

      Item Number and Heading in      Location or Caption
    Form S-1 Registration Statement     in Prospectus


1.  Forepart of the Registration
    Statement and Outside Front Cover
    Page of Prospectus                Forepart of Registration
                                        Statement; Outside Front
                                        Cover Page; Additional
                                        Information

2.  Inside Front and Outside Back
    Cover Pages of Prospectus         Inside Front Cover Page;
                                        Outside Back Cover Page

3.  Summary Information, Risk
    Factors and Ratio of Earnings
    to Fixed Charges                  Prospectus Summary; Risk
                                        Factors

4.  Use of Proceeds                   Use of Proceeds

5.  Determination of Offering Price   Outside Front Cover Page;
                                        Underwriting

6.  Dilution                          Dilution

7.  Selling Security Holders          Principal and Selling
                                        Shareholders

8.  Plan of Distribution              Outside and Inside Front
                                        Cover Pages; Underwriting;
                                        Outside Back Cover Page

9.  Description of Securities
    to be Registered                  Prospectus Summary; Dividend
                                        Policy; Capitalization;
                                        Description of Capital
                                        Stock; Shares Eligible for
                                        Future Sale

10. Interests of Named Experts
    and Counsel                       Not Applicable

11. Information With Respect to
    the Registrant                    Outside and Inside Front
                                        Cover Pages; Prospectus
                                        Summary; Risk Factors; Use
                                        of Proceeds; Dividend
                                        Policy; Capitalization;
                                        Dilution; Selected
                                        Consolidated Financial and
                                        Operating Data;
                                        Management's Discussion and
                                        Analysis of Financial
                                        Condition and Results of
                                        Operations; Business;
                                        Management; Certain
                                        Transactions; Principal and
                                        Selling Shareholders;
                                        Description of Capital
                                        Stock; Shares Eligible for
                                        Future Sale; Consolidated
                                        Financial Statements

12. Disclosure of Commission
    Position on Indemnification
    for Securities Act Liabilities    Not Applicable

                        3,000,000 Shares

                        ND HOLDINGS, INC.
                          Common Stock
                        $3.50 Per Share

Of the maximum of 3,000,000 shares of Common Stock offered hereby, up to 453,581 shares are being offered and sold by certain of the Company's shareholders (the "Selling Shareholders"). See
"Principal and Selling Shareholders." The Company will not receive any of the proceeds from the sale of shares by the Selling
Shareholders.

Prior to this offering, there has been no public market for ND Holdings, Inc.'s (the Company) securities and there is no assurance that such a market will develop or, if developed, will be sustained after this offering. For factors considered in determining the initial offering price, see "Risk Factors-Absence of Public Market"-"Determination of Offering Price" and "Underwriting." The Company's securities will be offered to the public at a price of $3.50 per share.

   THIS OFFERING INVOLVES A HIGH DEGREE OF RISK AND SUBSTANTIAL
   IMMEDIATE DILUTION.  INVESTORS SHOULD CAREFULLY CONSIDER THE
    INFORMATION DISCUSSED UNDER "RISK FACTORS" AND "DILUTION."

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED
     UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.  ANY
      REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                     Price to       Underwriting   Proceeds(3)(4)
                   Public(1)(4)    Commissions(2)    to Company
_______________    ____________    ______________  ______________
Per Share              $3.50            $.35            $3.15
Total Maximum       $10,500,000      $1,050,000      $8,021,220

<F1>
1. All 3,000,000 shares offered hereby will be offered by the Underwriter as agent for the Company and Selling Shareholders to the public on a "best efforts" basis. See "Risk Factors-No
    Firm Underwriting Commitment for the Offering" and
    "Underwriting." There is no minimum number of shares required to be sold prior to the Company receiving proceeds from the sale of the shares offered herein. The first 907,162 shares sold will be allocated equally between the Company's shares and the total selling shareholders, shares sold in excess of 907,162 will be the Company's shares.
<F2>
2. Includes a non-accountable expense allowance payable to the Underwriter equal to 2% of the gross proceeds of the offering.
    See "Underwriting."
<F3>
3. Before deducting estimated expenses of approximately $100,000 payable by the Company (including printing expenses, NASDAQ
    Application Fees, attorneys' and accountants fees, filing fees, etc.). See "Use of Proceeds" and "Capitalization."
<F4>
4. The Company will not receive any of the proceeds from the sale of 453,581 (out of the first 907,162 shares sold) shares of Common Stock by the Selling Shareholders. See "Principal
    Shareholders."


The Shares are offered by the Underwriter subject to prior sale, allotment, withdrawal, cancellation or modification of the offering without notice, delivery and acceptance by the Underwriter, approval of counsel and certain further conditions. The Underwriter reserves the right, in its discretion, to reject orders, in whole or in part, for the purchase of any of the shares offered hereby. The offering of best efforts shares may continue for up to 90 days following the commencement of this offering and an additional 90 days extension period thereafter unless terminated by the Underwriter.

                      Managing Underwriter

           FINANCIAL ADVANTAGE BROKERAGE SERVICES, INC.
                          17 S Main St.
                           PO Box 1934
                 Minot, North Dakota 58702-1934
              (701) 852-3090   Fax (701) 852-3108

        The date of this Prospectus is February 4, 1997
 As Amended by Post-Effective Amendment Dated April    , 1997

The Company is subject to the informational requirements of the Securities Exchange Act of 1934 (the "Exchange Act") and, in accordance therewith, files reports, proxy statements, and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements, and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, NW, Washington, DC 20549 and at is Regional Offices located at 26 Federal Plaza, New York, New York 10278; and 219 South Dearborn Street, Chicago, Illinois 60604. Copies of such material can also be obtained from the Public Reference Section of the Commission, 450 Fifth Street, NW, Washington, DC 20549, at the Commission's prescribed rates.

Financial Advantage Brokerage Services, Inc. as the Underwriter may offer and sell a significant amount of the shares offered hereby to persons associated or affiliated with the Company, including the Company and its subsidiaries, officers, directors, employees, prospective employees, and other affiliated persons. Under the rules of the National Association of Securities Dealers, Inc. ("NASD"), securities of the Company purchased in this offering by the foregoing persons may not be sold, transferred, assigned, pledged or hypothecated for a period of five months after the date of this Prospectus. The Underwriter has no obligation to sell shares to any person. To the extent any of such securities are sold to affiliated persons, such securities will be held for investment and will be subject to registration (if purchased by the Company) or the requirements of Rule 144 (if purchased by control persons). See "Risk Factors-Effects of Underwriting."

The Company has two broker/dealer subsidiaries, ND Capital, Inc. and Ranson Capital Corporation, neither of which is participating in this offering. After the distribution of the shares is completed, neither ND Capital, Inc. nor Ranson Capital Corporation will engage in market making activities in the Company's securities except on an (unsolicited) agency basis, for its customers, and not as a principal. The prices and liquidity of the securities may be significantly affected by the degree, if any, of these firms lack of participation in the market. After the distribution of the shares, ND Capital, Inc. and Ranson Capital Corporation will not make any recommendations with respect to the Company's securities. See "Risk Factors-The Company's Lack of Participation in the Market."

This Prospectus contains certain forward-looking statements within the meaning of the federal securities laws. Actual results could differ materially from those projected in the forward-looking statements due to a number of factors, including those set forth under "Risk Factors and elsewhere in this Prospectus.

                        PROSPECTUS SUMMARY

The following summary is qualified in its entirety by reference to, and should be read in conjunction with the more detailed information and financial statements, including the notes thereto, appearing elsewhere in this Prospectus. Unless otherwise indicated, the information in this Prospectus gives effect to the 11 for 10 stock split of each outstanding share of Common Stock on June 30, 1989 and the 11 for 10 stock split on June 30, 1990. Unless the context indicates or requires otherwise, reference in this prospectus to the "Company" is to ND Holdings, Inc., a North Dakota corporation and its subsidiaries. Common Stock means the Company's Common Stock (no par value). Fiscal year references refer to the respective fiscal years ended December 31.

The Company

The principal business of the Company, incorporated as a North Dakota corporation on September 22, 1987, is acting as a holding company for mutual fund management, brokerage and transfer agency firms. Through its subsidiaries, investment advisory, asset management, underwriting and transfer agent services are provided to mutual funds sponsored by the Company. Currently through its wholly-owned subsidiary, ND Money Management, Inc., the Company acts as advisor to five mutual funds, all of which were organized and initiated by the Company: ND Tax-Free Fund, Inc., ND Insured Income Fund, Inc., Montana Tax-Free Fund, Inc., South Dakota Tax-Free Fund, Inc. and Integrity Fund of Funds, Inc. (the "Funds").
As a result of the acquisition of The Ranson Company, Inc., completed on January 5, 1996, the Company is also the manager of three additional funds, called the "Ranson Managed Portfolios". Ranson Capital Corporation, a NASD member broker/dealer and the investment advisor and manager for the three "Ranson Managed Portfolios": the Kansas Municipal Fund, Kansas Insured Intermediate Fund and the Nebraska Municipal Fund, is a subsidiary of The Ranson Company (and now the Company). The Company's broker/dealer subsidiary, ND Capital, Inc., functions as underwriter to the Funds and services customers of the Funds. The Company's Transfer Agency subsidiary, ND Resources, Inc., acts as transfer agent and performs clerical functions for the Funds. Revenue is received for the management of the Funds along with commissions for sale of fund shares as well as transfer fees and clerical services. The five original Funds have grown to over $144,000,000 in combined assets as of December 1996. Ranson Capital Corporation, as a wholly-owned subsidiary of the Company, continues to act as the investment adviser and manager for the Ranson Managed Portfolios. The Ranson Managed Portfolios provided an additional managed asset base of approximately $184,000,000. As a result, total assets managed by the Company total approximately $334,000,000 as of December 31, 1996.

The Ranson Company, Inc. Purchase

On January 5, 1996, the Company completed the acquisition of The Ranson Company, Inc. The aggregate purchase price of The Ranson Company, Inc. was $6,196,402. $5,083,273 (80% of the total) of this amount was paid directly to The Ranson Company, Inc. shareholders on January 5, 1996. $1,113,129 was placed in escrow until final payment on July 3, 1996. See "The Ranson Company, Inc. Acquisition", "The Company's Subsidiaries and Operations", "Certain Transactions", and "The Ranson Acquisition." The source of funds for the acquisition was a combination of cash and cash equivalents, sale of marketable securities held by the Company and $1,500,000 borrowed from a local bank on a short term note.

                            The Offering

Common Stock offered by
   the Company hereby              2,546,419 shares
Common Stock offered by the
   Selling Shareholders hereby     453,581 shares
Common Stock to be outstanding
   after the offering              10,670,005 shares(1)
Use of proceeds                    For general corporate purposes
                                   the priority use of which is
                                   developing and increasing mutual
                                   fund assets under its management
                                   by acquisition of management
                                   contracts through purchase of
                                   contract rights, and acquisition
                                   of other fund managers.
Proposed NASDAQ Market Symbol      NDHI

(1) Excludes 1,050,000 shares of Common Stock issuable upon exercise of warrants outstanding at December 31, 1996.

             SUMMARY OF CONSOLIDATED FINANCIAL DATA

The following tables set forth certain consolidated financial data with respect to the Company that has been derived from the consolidated financial statements of the Company for the five fiscal years in the period ended December 31, 1995. See "Management's Discussion and Analysis of Financial Condition and Results of Operations." This summary of consolidated financial data should be read in conjunction with the Consolidated Financial Statements, including the notes thereto, appearing elsewhere in this Prospectus.


                                                    Years Ended December 31,
                                                    ________________________

                                      1992       1993        1994         1995       1996
                                    ________  __________  __________  __________  ___________
Income Statement Data:(1)
  Total revenues and other income   $550,541  $  910,628  $1,325,373  $1,719,843  $ 3,578,209
  Total expenses and losses
    recognized                       980,171   1,249,283   1,802,749   2,265,984    3,317,809
  Income (Loss) before income tax
    benefit and cumulative effect
    adjustment                      (429,630)   (338,655)   (477,376)   (535,461)     260,400
  Deferred income tax benefit
    (expense)                              -     135,.000    250,500     162,400     (216,029)
  Income (Loss) before effect of a
    change in accounting principle  (429,630)   (203,655)   (271,877)   (373,061)      44,371
  Cumulative effect on prior years
    of accounting change                   -     539,500           -           -            -
  Net Income (Loss)                 (429,630)    335,845    (271,877)   (373,061)      44,371
  Earnings per share(2)               $(.11)       $.07       $(.04)      $(.05)        $.01

Operating Data:
   Average assets under admin-
    istration (in millions)(3)         $32         $93        $110        $120          $334
   Number of funds at period end        2           3           5           5             5

Balance Sheet Data:
   Cash and short-term investments                        $5,480.740  $5,379,645  $   167,912
   Total assets                                            9,231,998   9,470,586   10,724,285
   Total liabilities                                         333,370     360,160    1,718,095
   Total stockholders' equity                              8,898,628   9,110,426    9,006,190
   Book value per share                                       1.11        1.11         1.11

<F1>
(1)  Represents historical consolidated income statement data and does not give effect to this offering.
<F2>
(2)  Earnings per share have been computed based upon weighted average shares of Common Stock outstanding and Common Stock equivalent for the periods presented, adjusted for the stock splits referred to in the Notes to the Consolidated Financial Statements.
<F3>
(3)  Average assets under administration were estimated using mid year assets (July 1st of each period).


                         RISK FACTORS

This Prospectus contains certain forward-looking statements within the meaning of the federal securities laws. Actual results could differ materially from those projected in the forward looking statements due to a number of factors, including those set forth below and elsewhere in this Prospectus. In addition to the other information in this Prospectus, the following factors should be considered carefully in evaluating an investment in the shares of Common Stock offered by this Prospectus.

History of Operating Losses. The Company has a limited operating history having been first organized on October 27, 1987. ND Capital began operating as a broker/dealer on December 9, 1988. ND Money Management, Inc. began operating as an Investment Advisor on November 21, 1988. ND Resources began operating as a Transfer Agent on April 23, 1993. Prior to 1996, the Company experienced net losses in four out of the previous five years and experienced "losses before effect of a change in accounting principle" in each of the previous five years. The Company has funded its activities principally through the issuance of Common Stock. No assurance can be given that the Company will be able to raise additional capital in the future to finance the continuation of its activities.

Dependence on Key Clients. The Company presently provides mutual fund administration and distribution services to six mutual funds originally organized and initiated by the Company and three funds originally organized by The Ranson Company, Inc. (the "Funds").
These Funds have entered into contracts with the Company which typically expire within one to three years. No assurance can be made that the funds will remain clients of the Company upon expiration or termination of the various administration and distribution agreements. The loss of the Funds as Company clients would have a material adverse effect on the Company. See "Business-The Company's Affiliated Mutual Funds."

Dependence on Key Personnel. The Company is dependent in a large part on the personal efforts of Robert E. Walstad, the President and Chairman of the Board of the Company, and Peter A. Quist, Vice President of the Company as well as a group of senior management personnel. The loss or unavailability of any of these persons could have a material adverse effect on the Company. The Company's success will also depend on its ability to attract and retain highly skilled personnel in all areas of its business. There can be no assurance that the Company will be able to attract and retain personnel on acceptable terms in the future. The Company has key man insurance policies on Mr. Walstad in the amount of $1,000,000, and Mr. Quist in the amount of $500,000. Loss of any of these individual's services would likely have a materially adverse effect on the Company's business. See "Management."

Effect on Market Price of Shares Eligible for Future Sale. In the event a public market for the Company's Common Stock should develop, sales of substantial amounts of Common Stock in the public market after this offering could adversely affect the prevailing market price of the Common Stock. After the consummation of this offering, 10,670,005 shares of Common Stock will be outstanding. All of such shares will be available for immediate re-sale in the public market, unless owned by an "affiliate" of the Company. If these shareholders cause a large number of their shares to be sold, such sales might, in the event a market should develop, have an adverse effect on the market price for the Common Stock. See "Description of Capital Stock" and "Shares Eligible for Future Sale."

Absence of Dividends. Presently, the Board of Directors intends to retain future earnings to finance the development of the Company's business and does not intend to declare or pay dividends on its Common Stock. See "Dividend Policy."

Compliance Requirements and Regulatory Penalties for Noncompliance. Various aspects of the Company's business are subject to federal and state regulation as well as "self regulatory" authorities which, depending on the nature of any noncompliance, may result in the suspension or revocation of licenses or registration, including broker/dealer, investment advisor and transfer agent licenses and registrations, as well as the imposition of civil fines and criminal penalties. Failure by the Company or any of its employees to comply with such regulations or with any of the laws, rules or regulations of Federal, State or industry authorities (principally the NASD and SEC) could result in censure, imposition of fines or other sanctions, including revocation of the Company's right to do business or in suspension or expulsion from the NASD. Any of the foregoing would have a materially adverse effect upon the Company. Such regulations are designed primarily for the protection of the investing customers of securities firms rather than the Company's shareholders. Finally, there is no assurance that the Company, along with other fund sellers, administrators and managers will not be subjected to additional stringent regulation and publicity which may adversely affect its business. In the securities industry, in recent years, there has been an increased incidence of litigation, including court litigation, arbitration and enforcement or disciplinary proceedings by regulators. See "Regulations."

Termination of Management Contracts on Assignment. Under the Investment Company Act of 1940, as amended (the "Investment Company Act"), the distribution agreements between the Funds and the Company's subsidiaries terminate automatically upon their assignment. The term "assignment" includes direct assignments as well as assignments which may be deemed to occur, under certain circumstances, upon the transfer, directly or indirectly, of a controlling block of the Company's voting securities. The
Investment Company Act presumes that any transfer of more than 25% of the voting securities of any person represents a transfer of a controlling block of voting securities. The Company does not believe that the transactions contemplated by this offering will result in an "assignment" of the distribution or administration agreements. If, at any time, the distribution and administration agreements are deemed to be terminated as a result of an "assignment," and the Company or the Company's subsidiaries are unable to enter into new distribution and administration agreements, the assignments could have a materially adverse effect on the Company's business. See "Regulations-Regulation of the Company's Business."

Regulatory Penalties for Failure to Maintain Minimum Net Capital Requirements. The SEC's Net Capital Rule imposes minimum financial requirements for broker/dealers. The Net Capital Rule places limits on certain of ND Capital and Ranson Capital operations, such as underwriting activities, market-making and other principal trading activities.
A decrease below minimum net capital required for ND Capital and Ranson Capital could force such broker/dealers to suspend activities pending recovery of net capital. Factors which affect
ND Capital and Ranson Capital net capital include the general investment climate as well as the ability of the Company to obtain any assets necessary to contribute equity capital to its wholly-owned subsidiary. Although both ND Capital and Ranson Capital currently have sufficient net capital, should the Company's liquidity be impaired substantially as a result of any factor and additional net capital become necessary, the continued operation of ND Capital and/or Ranson Capital could be restricted or suspended.
See "Regulations-Net Capital."

Absence of Public Market. Prior to this offering there has been no public market for the Company's securities. There can be no assurance that a market will develop at the conclusion of the offering or that if developed, it will be sustained. Purchasers of the securities, therefore, may have difficulties in selling their securities should they desire to do so.

Risks of Low Priced Stocks. There is currently no public market for the Company's Common Stock. After completion of this offer, the Company intends to file an application for quotation on the NASDAQ Small Cap Market. There can be no assurance that the NASDAQ will approve the Company's application.

A summary of the financial requirements for initial quotation on the NASDAQ Small Cap Market, and maintenance of such quotation, follow:

          Attribute               Initial Quotation   Maintenance
_______________________________   _________________   ___________
Total Assets                          $4,000,000      $3,000,000
Total Stockholders Equity             $3,000,000      $1,000,000
Registration Under Section 12(g)
   of the Securities Exchange
   Act of 1934 or Equivalent              Yes             Yes
Public Float (Shares)                  1,000,000       1,000,000
Market Value of Public Float          $1,000,000      $  200,000
Stockholders                              300             300
Minimum Bid Price                     $     3.00      $     1.00
Number of Market Makers                    2               2


Presently, the Company meets all of the requirements with the exception that since the Company's Common Stock is not currently traded, there are no market makers, no bid price, and no public float. No assurance can be made that a market will develop for the Company's stock, that the minimum bid price will be met, or that the Company will continue to meet the other requirements of quotation. Until such time as the Company's application is approved and the Common Stock is quoted on the NASDAQ's Small Cap Market, trading in the Common Stock, should a market develop, would be conducted in the over-the-counter market in the so-called "pink sheets" or the NASD's "Electronic Bulletin Board."

In the absence of a security being quoted on NASDAQ, or the Company otherwise qualifying for exclusion from penny stock restrictions, trading in the Common Stock is covered by Rule 15g-2 through 15g-9 promulgated under the Securities Exchange Act of 1934 for non-NASDAQ and non-exchange listed securities. Generally, penny stock is a security that is priced under five dollars, is not traded on a national stock exchange and/or that has under $2 million in net tangible assets and has not been in business for at least three years.

Under the rules regarding penny stocks, a broker/dealer must furnish customers substantial disclosure and formal written notice prescribed by the Securities and Exchange Commission in connection with the sale of a penny stock. The disclosures must be furnished to the customer orally prior to any sale and in writing promptly regarding bid and offer price quotes for the penny stock, the brokerage firm s compensation, compensation received by the brokerage firm's salesperson, and the written form required by the Securities and Exchange Commission entitled "Important Information on Penny Stocks." This document contains cautionary language regarding penny stocks and the manner in which they are purchased. In addition, a broker/dealer must qualify a customer for purchase of penny stock if the customer is not an established customer. Furthermore, a broker/dealer must approve a customer's account for transactions in penny stocks by, among other things, reasonably determining whether the purchase of penny stock is suitable for the customer and obtaining the customer's signed agreement to the transaction(s).

If the Company's securities are subject to the existing rules on penny stocks, the market liquidity for the Company's securities can be expected to be severely affected by limiting the ability of broker/dealers to sell the Company's securities and the ability of purchasers in this offering to sell their securities in the secondary market. Consequently, an investor may find it more difficult to dispose of, or to obtain accurate quotations as to the price of the Company's Common Stock than if it were listed on NASDAQ Small Cap Market or National Market System.

Sensitivity to Changes in Market Conditions. The Company's revenues, like those of other firms in the fund management and mutual fund brokerage industry, are directly related to fluctuations in quantity of investment in mutual funds and price levels of funds under management. A significant portion of the Company's earnings are generated from fees based on the average daily market value of the assets the Company administers for its clients. A rapid change in interest rates or a sudden decline in the bond markets could influence an investor's decision whether to invest or maintain an investment in a bond based mutual fund. As a result, fluctuations may occur in assets which the Company has under administration due to changes in interest rates and other investment considerations.
A significant investor trend seeking alternatives to mutual fund investments could have a negative impact on the Company's revenues by reducing the assets it administers. From time to time, the Company has waived, and in the future for competitive reasons, may waive certain fees normally charged to mutual funds to which it provides services.

Economic Business Risks Outside the Company's Control. The Company's mutual fund management business is subject to various risks and contingencies, many of which are beyond the ability of the Company to control. These risks include economic conditions generally and in particular those affecting bond and securities markets, interest rates, discretionary income available for investment; customer inability to meet payment or delivery commitments; customer fraud; and employee misconduct and errors.

Existing and Potential Competition. The Company encounters intense competition in all aspects of its business and competes directly with many other securities firms and mutual fund managers, a significant number of which offer their customers a more extensive range of financial services, have substantially greater financial resources and may have greater operating efficiencies. While it is not possible to predict the type and extent of competitive services which banks and other institutions ultimately may offer to customers, the Company may be adversely affected to the extent those services are offered on a large scale. See "Business-Competition."

Potential Bank Competition. The Glass-Steagall Act, among other things, prohibits banks from engaging in the underwriting, public sale or principal distribution of and dealing in securities. Bank holding companies (either directly or through their bank or non-bank subsidiaries), however, are generally permitted to purchase and sell securities, as agent, upon the order and for the account of their customers. Federal bank regulatory agencies, including the Office of the Comptroller of the Currency (the "OCC"), have by regulatory interpretations, allowed banks to provide a wide variety of services to mutual funds, including investment advisory, administration, shareholder servicing, custodial and transfer agency services. If current restrictions under the Glass-Steagall Act were relaxed and banks were authorized to organize, sponsor and distribute shares of an investment company, it is possible that national, regional or local banks would consider the possibility of performing some or all of the services presently provided by the Company. Should such an event occur, it could have a material adverse impact on the Company's business operations. See "Business-Competition."

Arbitrary Offering Price. The public offering price of the Shares offered hereby was negotiated between the Company and the Underwriter Financial Advantage Brokerage Services, Inc. It does not necessarily bear any relationship to the assets, operating results or book value of the Company or other recognized measurements of value. See "Underwriting."

The Company's Lack of Participation in the Market. The Company's broker/dealer subsidiaries will not participate in the offering. After the distribution of the Shares is completed, neither ND Capital, Inc. nor Ranson Capital Corporation will engage in market making activities in the Company's securities except on an (unsolicited) agency basis, for its customers, and not as a principal. The prices and liquidity of the securities may be significantly affected by the degree, if any, of these firm's lack of participation in the market. After the distribution of the Shares, neither ND Capital, Inc. nor Ranson Capital Corporation will make any recommendations with respect to the Company's securities.

No Minimum Sale Requirement or Purchase Commitment Offering. The Underwriter shall use its best efforts in the sale of the Shares, but there is no commitment by the Underwriter or any other person to purchase the Shares offered hereby. Consequently, the Company can give no assurance that any of the best efforts Shares offered hereby will be sold. Although there is no minimum proceeds the Company must receive to continue its business, its opportunities for expansion in the mutual fund industry will be diminished to the extent less than the 2,546,419 Shares offered by the Company are sold. If the minimum offering is not sold the Company may be required to seek alternative capital sources such as bank borrowing, debt offering or other sources of funding. See "Underwriting" and "Use of Proceeds."

Broad Discretion in Use of Proceeds. A significant portion of the proceeds of this offering have only been generally allocated.
Specific applications of proceeds will be in the sole discretion of management. See "Use of Proceeds" and "Management."

Dilution. The initial public offering price is substantially higher than the net tangible book value per share of Common Stock.
Investors purchasing shares of Common Stock in this offering will therefore incur immediate and substantial net tangible book value dilution. See "Dilution."


                       USE OF PROCEEDS

The net proceeds to the Company from the sale of the 2,546,419 shares of Common Stock offered hereby are estimated to be $7,921,220, based on an assumed initial public offering price of $3.50 per share and after deducting estimated underwriting discounts and commissions and offering expenses. The Company intends to use such estimated net proceeds for general corporate purposes, in the following order of priority (i) 80% of the net proceeds will be used in developing mutual fund assets under its management and increasing its mutual fund base, including gaining management of other unaffiliated compatible mutual funds through purchase or merger with other existing mutual fund managers, (ii) 10% of the net proceeds will be used to increase assets under management in existing affiliated mutual funds through payments of brokerage commissions to selling brokers of the affiliated deferred load mutual funds, and (iii) 10% of the net proceeds will be allocated to potential acquisitions of related businesses. The Company currently has no material commitments or agreements with respect to any such transactions and is not involved in any discussions with respect to acquisition transactions. Pending such uses, the Company intends to invest the net proceeds from this offering in short-term, investment-grade, interest-bearing instruments. The Company will not receive any of the proceeds from the sale of shares of Common Stock by the Selling Shareholders.


                           DILUTION

The net tangible book value of the Company at December 31, 1996 was approximately $(853,544) or $(.11) per share of Common Stock. The vast majority of the Company's assets are intangible rights related to contracts to manage mutual fund assets.

Pro forma net tangible book value per share is determined by dividing the net tangible book value (tangible assets less liabilities) of the Company by the number of shares of Common Stock outstanding at that date, (8,123,586 shares) such total excludes the potential exercise of stock warrants currently outstanding. Without taking into account any other changes in net tangible book value after December 31, 1996 other than to give effect to the sale by the Company to the public of 2,546,419 shares of Common Stock hereby at an assumed initial public offering price of $3.50 per share of Common Stock, pro forma net tangible book value so calculated equals $.82. This represents an immediate increase in net tangible book value of $0.93 per share to existing stockholders and an immediate dilution of $2.57 per share to investors purchasing Common Stock in this offering. The following table illustrates this dilution on a per share basis:

                                               Per Actual
                                            December 31, 1996
                                          Company Balance Sheet
                                          ______________________

Assumed initial public offering price             $ 3.50
  Net tangible book value at
    December 31, 1996                             $(0.11)
  Increase in net tangible book value
    attributable to the sale by the
    Company of the shares of Common Stock
    offered hereby                                $ 0.93
  Pro forma net tangible book value after
    this offering                                 $ 0.82
  Dilution to new stockholders                    $ 2.57

There are 1,050,000 shares of Common Stock issuable upon exercise of outstanding warrants at a weighted average exercise price of $1.62 per share. To the extent that the shares available for issuance upon exercise of outstanding warrants are issued, there would be a reduction in net tangible book value dilution per share to new investors.

The following table summarizes, on a pro forma basis, the differences between (i) the number of shares of Common Stock which the current officers, directors and affiliated persons have acquired since inception of the Company, (ii) the number of shares of Common Stock to be purchased from the Company by new investors in this offering, (iii) the total cash consideration paid, and (iv) the average purchase price per share (before deducting the underwriting discounts and commissions and expenses of this offering):

           Offering - (2,546,419 shares of Company stock)


                                          Shares       Total Considerations  Average
                                   ___________________ _____________________ Purchase
                                                                               Price
                                      Number   Percent    Amount    Percent  Per Share
                                   __________  _______ ___________  _______  _________
Affiliated Stockholders               364,580     3.4% $   326,429     1.7%    $ .90
Unaffiliated Existing Stockholders  7,748,362    72.7%  10,274,000    52.7%     1.33
New Investors                          46,419    23.9% $ 8,912,466    45.6%     3.50

  Total                            10,659,361   100.0% $19,512,895   100.0%


                          CAPITALIZATION

The following table sets forth the capitalization of the Company at December 31, 1995 (actual) and as adjusted for this offering.

                               December 31, 1996  December 31, 1996
                               _________________  _________________
                                     Actual          As Adjusted
                               _________________  _________________
Common Stockholders equity:
20,000,000 shares No Par
   Common Stock authorized,
   issued and outstanding:
   8,181,751 (actual) and
   10,670,005 (as adjusted)
   respectively(1)                 $10,633,367       18,554,587
Retained earnings
   (accumulated deficit)            (1,627,177)      (1,627,177)
                                   ___________       __________
   Total Common Stockholders'
     equity                          9,006,190       16,927,410

                                   ___________       __________
      Total capitalization           9,006,190       16,927,410

(1) Excludes 1,050,000 shares of Common Stock issuable upon exercise of warrants currently outstanding.


                       DIVIDEND POLICY

The Company does not anticipate paying any dividends on its Common Stock in the foreseeable future. The Company intends to retain its earnings to provide funds for the expansion of its business. The Company's future policy with respect to dividends on the Common Stock will be determined by the Board of Directors based upon conditions then existing, including the Company's earnings and financial condition, capital requirements and other relevant factors. See "Description of Capital Stock" and "Management's Discussion and Analysis of Financial Condition and Results of Operations-Liquidity and Capital Resources."


             MANAGEMENT'S DISCUSSION AND ANALYSIS OF
          FINANCIAL CONDITION AND RESULTS OF OPERATIONS

General

Prior to acquisition of The Ranson Company, Inc. and Ranson Capital Corporation, which occurred on January 5, 1996, the Company had three wholly-owned subsidiaries through which it conducted its operation. The three subsidiaries, all North Dakota corporations, are ND Money Management, Inc., ND Capital, Inc., and ND Resources, Inc. The Company (through its subsidiaries) markets, manages and acts as transfer agent for the investment portfolios of mutual fund entities affiliated with the Company. Percentage fees are based on total assets of each fund managed.

The Company had eighteen full time employees as of December 31, 1996. The acquisition of The Ranson Company, Inc. on January 5,
1996 added three additional employees (retained employees of Ranson Capital Corporation) included in the employee total.

The Company and its subsidiaries have an affiliation with the ND Tax-Free Fund, Inc., the ND Insured Income Fund, Inc., the Montana Tax-Free Fund, Inc., the South Dakota Tax-Free Fund, Inc., the Integrity Fund of Funds, Inc., the Oklahoma Municipal Fund, the Kansas Municipal Fund, the Kansas Intermediate Fund and the Nebraska Municipal Fund. Revenues derived from services provided to the affiliated mutual funds were $3,114,995 in 1996, $1,327,302 in 1995, and $1,077,089 in 1994. These revenues represent 100% of the fee revenue of the Company. The Company, as well as various subsidiaries, holds an investment in one or more of the Funds. These investments produced $59,244 and $3,007 in dividend income for 1995 and 1996, respectively. Because of the nature of these relationships, the Company and its Subsidiaries are economically dependent on the Funds for a majority of its current revenue.

Since the Company's inception in 1987, revenues and assets under administration have grown in each year. The Company's revenues (exclusive of "other income") grew from $61,927 in fiscal 1990 to $1,405,316 in fiscal 1995. Average assets under administration grew from $15 million during fiscal 1990 to $120 million during fiscal 1995. With the acquisition of The Ranson Company, the Company's revenues reached $3,417,614 in 1996.

As a result of the acquisition of The Ranson Company, Inc. completed on January 5, 1996, the Company is also the manager of three additional funds, called the "Ranson Managed Portfolios". Ranson Capital Corporation, a NASD member broker/dealer and the investment advisor and manager for the three "Ranson Managed Portfolios": the Kansas Municipal Fund, Kansas Insured Intermediate Fund and the Nebraska Municipal Fund, is a subsidiary of The Ranson Company (and now the Company). Ranson Capital Corporation, as a wholly-owned subsidiary of the Company, continues to act as the investment adviser and manager for the Ranson Managed Portfolios. The Ranson Managed Portfolios provided an additional managed asset base of approximately $184,000,000. As a result, total assets managed by the Company now total in excess of $334,000,000. The Company's largest expense category is compensation and benefits. Included within this category are all compensation-related costs (payroll, benefits, bonuses) for the Company's entire staff as well as commissions paid to its sales group. Although this expense has increased in the past due to the establishment and expansion of the Company's marketing efforts, the Company believes compensation expense should decrease over time as a percentage of revenues, as the Company's asset base and revenues derived therefrom expand to more efficiently utilize the Company's capacity. Other operating expenses include facilities, legal and accounting, consulting, communication expenses, registration expenses and others. Other operating expenses are more fixed in nature and should decrease, over time, as a percentage of revenues.

Expenses and losses recognized as a percentage of operating revenues and other income have decreased for each full fiscal year since the Company's inception. The Company has benefitted from its growth in that expenses have not increased at the same rate as revenues due to economics of scale. Because the Company has increased its personnel to meet the growth of its funds, the Company's largest expense category has been employee compensation and benefits. The Company started with two employees in 1987 and had 18 employees as of December 31, 1996. Management of the Ranson Managed Portfolios, acquired through the purchase of The Ranson Company, Inc., which more than doubled the assets managed by the Company, required retaining only three of Ranson Capital Company's employees. All other duties relating to management of the Ranson Managed Portfolios were assumed by existing Company employees. The Company expects its pre-tax margins to increase over time as its revenues and assets under administration grow more rapidly than expenses. Despite increases in compensation and marketing expenses in each period, the fixed components of total operating expenses remained relatively constant.

The Company's basic source of income is from investment advisory and management services provided to affiliated mutual funds. Fees are based upon a percentage of total funds under management. Management's plans for generating operating profits in the future include continued growth and expansion of the existing Funds to bring affiliated mutual fund assets under its management and seeking through acquisition or contract to obtain management of additional funds.

As a method of attracting investment in the three tax-free funds mentioned above, the Company does not charge a front-end commission to purchasers of the mutual funds. To bring funds under its management, commission fees must be paid to brokers who sell the "deferred load" mutual funds. These fees are the Company's cost of bringing assets under its management. Since there is no front-end sales charge on investments in these funds, the commissions paid to brokers for selling the funds are recorded as deferred costs and carried in the "Other Assets" section of the balance sheet. As of December 31, 1996 these costs are carried as an asset on the books of the Company in the amount of $3,059,344. These costs of bringing assets under management are amortized to expense based on the established deferred sales charge rates for redemption of investments in these funds.

Because the Company absorbs the cost of paying the current cost of brokerage fees, during periods of expansion of the deferred load mutual funds (such as occurred during the past three years) substantially more cash is expended in paying the brokerage costs to distribute the deferred load funds than is reported as expense from amortization of the "deferred sales costs" account to which such costs are capitalized. In the year ended 1996, $683,155 of such brokerage fees were incurred and capitalized as "deferred sales costs." In the same period, $454,050 of "deferred sales costs recognized" was reported as an expense for 1996. This expense resulted from the amortization of deferred sales costs capitalized in previous years. Expensing, through amortization, of deferred sales costs in any given year will not normally equal the amount actually spent and capitalized to deferred sales costs in that same year. In 1995, $826,131 of deferred sales costs was capitalized while only $808,286 in amortization of deferred sales costs were recognized as expense. As a result of this method of reporting brokerage fees paid by the Company related to the deferred load funds, reported financial information may not be necessarily indicative of future operating results or of future financial condition.

Operating Data

Revenues By Source

The nine Funds managed by the Company constitutes a material part of Company's consolidated revenues.

The following table sets forth the amount and percentage of revenues and other income from each principal source in the periods indicated:

                                           Year Ended December 31,
                          ________________________________________________________
                                  1996               1995               1994
                          __________________ __________________ __________________
                            Amount   Percent   Amount   Percent   Amount   Percent
                          __________ _______ __________ _______ __________ ________
Interest and dividends    $   58,286    2%   $  314,253    20%  $  195,130    15%
Fee Income                 3,114,995   90%    1,327,302    84%   1,077,089    85%
Commissions                  302,619    9%       78,014     5%      53,062     4%


The following table sets forth, for the periods indicated, selected financial information expressed as a percentage of total revenues and other income:

                                          Year Ended December 31,
                                          ______________________
                                          1994     1995     1996
                                          ____     ____     ____
Revenues and other Income                 100%     100%     100%

Expenses and Losses Recognized
   Compensation and benefits               47%      46%      21%
   General and Administrative              34%      33%      42%
   Other                                   55%      55%      29%
                                          ____     ____     ____
     Total expenses                       136%     134%      92%
                                          ____     ____     ____

Income (loss) before income tax benefit   (36%)    (34%)    ( 7%)
Deferred income tax benefit (expense)      16%      10%       6%
                                          ____     ____     ____
Net Income                                (20%)    (24%)      1%
                                          ====     ====     ====


The following table sets forth, for the periods indicated, certain operating data and the percentage change in such period of such operating data derived from "Selected Consolidated Financial Data" compared to the same period in the prior year period. There can be no assurances that these trends will continue in the future.


                                                               Percentage Increase

                                  Year Ended December 31,     Year Ended December 31,
                            _________________________________ _______________________

                                                                  1994  1995  1996
                                                                  over  over  over
                               1994        1995        1996       1993  1994  1995
                            __________  __________  __________    ____  ____  ____
Operating Revenues          $1,130,151  $1,405,316  $3,417,614     30%   24%  143%
Average assets under
  administration
  (in millions)                $110        $120        $330        18%    9%  175%
Number of Funds                  5           5           5


Results of Operations

Twelve Months ended December 31, 1996 compared to twelve months ended December 31, 1995.

1996 marked a year of dramatically increased revenues and, for the first time in the Company's history, operating profits and positive earnings. Total operating revenues for the twelve months ended December 31, 1996 were $3,417,614 representing a 143% increase from the $1,405,316 for the comparable period of 1995. Fee revenues were $3,114,995 in January through December of 1996; (91% of operating revenues) as compared to $1,327,302 for the twelve months of 1995 (94% of operating revenue), representing a 135% increase over the previous period. Commission income totaled $302,619 and $78,014 for the years ended December 31, 1996 and 1995 respectively, an $224,605 increase (288%) between periods.

The increase in management fee revenues in the year ended December 31, 1996 from the same period in 1995 can be directly attributed to the substantial increase in the funds under management resulting from the acquisition of The Ranson Company, Inc. in January of 1996. Approximately $180,000,000 of assets managed by The Ranson Company were brought under the Company's management on January 6, 1996. The Company's fees income is based upon assets under management.

In spite of dramatic increases in revenues, expenses for year ended December 31, 1996 increased only 57% from the same period of 1995 from $2,117,446 to $3,317,809. Compensation and benefits at $589,399 and $758,864 respectively, comprise 28% and 23% of total expenses for the 1995 and 1996 twelve month periods. Compensation and benefits expenses increased 29% as compared to the same period of 1995. The expansion of the family of Funds and amortization of costs related to past accumulations of funds under management also resulted in other expenses increasing over the previous year. General and administrative expenses increased sharply as a result of The Ranson Company acquisition and amortization related thereto as well as activities of the Company related to registration of its Common Stock. General and Administrative expenses increased 128% from $664,084 in 1995 to $1,514,300 in 1996. Another significant expense item is "deferred sales costs recognized." During the year ended December 31, 1996 this amortization expense was $464,050 compared to $808,286 for the same period of 1995, a substantial decrease. This decrease is a result of a change in the amortization period from five years to nine years used to calculate deferred sales costs recognized which reduced the amount of the asset expensed each year. Interest expense increased substantially from $27,948 to $161,197 as a result of debt incurred to purchase The Ranson Company, Inc.

The Company's recorded "other income" income from interests and dividends was reduced to $58,286 in the twelve month period ended December 31, 1996 compared to $314,253 in the same period of 1995 because the Company's liquid assets were substantially reduced by the purchase of The Ranson Company, Inc.

As a result of these factors, the Registrant reported net income before income tax expense of $260,400 for the year ended December
31, 1996 versus a net loss of $535,461 for the comparable period of 1995.

The Company places available cash in interest bearing demand money market accounts, US Treasury Bonds, local government bonds and mutual fund investments. As of December 31, 1996, the Company's cash and cash equivalents totaled $167,912 ($2,820 in checking, $165,092 in Dean Witter Money Market Accounts.)

The mutual fund securities and management advisory business is subject to various inherent risks and contingencies, many of which are beyond the Company's ability to control. The Company's revenues, like those of other firms in the securities fund management industry, are directly related to the amount and stability of funds under management. Variations in amounts of investment assets under management are the result of local, regional, national and international economic, regulatory and political conditions; broad trends in business and finance; and interest rate fluctuations.

Twelve Months ended December 31, 1995 compared to twelve months ended December 31, 1994.

1995 provided substantial growth in revenues and continuing maturity of the Company. 1995 also marked a renewed emphasis upon the acquisition in the Company's growth strategy.

Total operating revenues for the twelve months ended December 31, 1995 were $1,405,316 representing a 24% increase from the $1,130,151 for the comparable period of 1994. Fee revenues were $1,327,302 in January through September of 1995; (94% of operating revenues) as compared to $1,077,089 for the twelve months of 1994 (94% of operating revenue), representing a 24% increase over the previous period. Commission income totaled $78,014 and $53,052 for the twelve months ended December 31, 1995 and 1994, respectively, a $24,952 (47%) increase between periods. The increase in management fee revenues in the calendar year of 1995 from the same period in 1994 can be directly attributed to the growth of the Funds upon which the fees are based.

Operating expenses for the year ended December 31, 1995 increased 24% from the same period of 1994 from $1,704,251 to $2,117,446.
Compensation and benefits at $616,773 and $725,902, respectively, comprise 36% and 34%, of total expenses for the 1994 and 1995 twelve month periods. Compensation and benefits expenses increased 18% as compared to the same period of 1994. The expansion of the family of Funds and past accumulations of funds under management also resulted in other expenses increasing over the previous year. The most significant expense item is "deferred sales costs recognized." During the year ended December 31, 1995 the expense was $808,286 compared to $549,835 for the same period of 1994.
This "non-cash" expense is a result of commissions on sales of mutual funds paid by the Company in prior years in order to offer no front-end load funds to mutual fund customers. Sales commissions paid to brokers by ND Capital, Inc. (a subsidiary) in connection with the sale of shares in the Funds (ND Tax-Free Fund, Inc., Montana Tax-Free Fund, Inc., South Dakota Tax-Free Fund, Inc. and Integrity Fund of Funds, Inc.,) are capitalized and amortized over five years. This approximates the period of time during which deferred sales commissions may be recovered from contingent deferred sales charges collected from redemptions by shareholders of the deferred load funds.

The maximum contingent deferred sales charge ("charge") which may be assessed upon redemptions of shares is 4%. A charge is assessed against shares which are redeemed within the first five years of their purchase. The charge varies from a maximum of 4% for shares which are redeemed within the first two years, down to 1% for shares redeemed within the fifth year, after which no further charge is assessed, in accordance with the following schedule:

Year of Purchase       1    2    3    4    5   6 & Following
___________________    __   __   __   __   __  _____________
Contingent Deferred
  Sales Charge         4%   4%   3%   2%   1%  0

These redemption fee calculations are based upon the lesser of the original purchase price of the customer's shares or the value of the shares on the day of redemption. In the event a redeeming customer's investment has increased in value at the time of redemption, the redemption fee will be based upon the original purchase price. If a redeeming customer's investment has decreased in value, the redemption fee will be based upon the current value of the customer's investment on the day of redemption. In the event that a redeeming customer's investment has declined in value from the original purchase price, the Registrant's redemption fee, which, is in such instance, based upon the current value, will be proportionally less than the Registrant would have received if the value of the customers investment had remained constant or increased in value.
Redemption fees earned by the Registrant were $42,436 in 1993, $61,346 in 1994 and $122,018 in 1995.

To best match the contingent deferred sales charge schedule, deferred sales costs are amortized to expense using the following schedule:

          After year               Rate
          __________               ____

              1                      0%
              2                     25%
              3                     25%
              4                     25%
              5                     25%

                                   100%

Registrant recorded "other income" income from interest and dividends of $314,253 in the year ended December 31, 1995 compared to $195,130 in the same period of 1994. Investment related losses reduced the 1995 period's "other income" to $176,669 compared to $96,724 in 1994.

As a result of these factors, the Registrant reported a net loss before income tax benefit and cumulative effect adjustment of $535,461 for the year ended December 31, 1995 versus a net loss of $477,346 for the comparable period of 1994.

Effect of Acquisition of The Ranson Company, Inc.

Based upon pro forma information compiled to relate back the effect of the acquisition of The Ranson Company, Inc. on January 5, 1996, to the twelve month period ended December 31, 1995, revenues for the twelve month period would increase approximately $771,657 while operating expenses would increase approximately $512,803 before amortization expense related to the acquisition, which amortization expense would have increased $363,300, all directly as a result of the acquisition of The Ranson Company, Inc. Additionally, deferred income tax benefit is reduced by approximately $100,000.

Twelve Months ended December 31, 1994 compared to twelve months ended December 31, 1993.

1994 was a year of positive growth and development as the Company greatly expanded its invested equity base and matured as an operating entity. Assets under management increased $17,000,000, reaching $110,000,000 by July 1, 1994.

Total operating revenues for the 12 months ended December 31, 1994 were $1,130,151 representing a 31% increase from the $865,755 for the comparable period of 1993. Fee revenues were $1,077,089 in 1994; (95% of operating revenues) as compared to $813,402 for the 12 months of 1993 (94% of operating revenue), representing an 32% increase over the previous year. Commission income totaled $53,062 and $52,353 for the 12 months ended December 31, 1994 and 1993, respectively, an insignificant 1% increase between periods.

The increase in management fee revenues from 1993 can be directly attributed to the growth of the Funds together with management's policy of continuing expansion of Company's mutual fund family.

In early 1994, the South Dakota Tax-Free Fund was introduced and by year's end a new fund, Integrity Fund of Funds, Inc., was ready for market. A three-fold benefit can be realized on organization of new mutual funds; first, in certain conditions, initial fees and commissions can be generated upon the successful organization and distribution of an offering by the Company's broker/dealer subsidiary; second and more important, there are substantial management fees generated from operation and management of the fund assets by the Company's Investment Advisor subsidiary. Additionally, transfer fees and clerical fees are generated in the transfer agent subsidiary.

Operating expenses for the 12 months ended December 31, 1994 increased 38% from the same period of 1993 from $1,239,151 to $1,704,251. Compensation and benefits at $444,248 and $616,773 respectively, comprise 36%, of total expenses for both the 1993 and 1994 periods. Compensation and benefits expenses increased 39% as compared to the same period of 1993, consistent with a similar increase in management fees revenue.

Compensation and benefits include salaries and wages as well as commissions paid to associated registered representatives. In order to accommodate the increase in operational activities, two additional employees were added in 1994, increasing the number of employees from 13 to 15. Total salaries increased $117,466. This increase was attributable to the two additional employees and raises for existing employees in compensation of increased responsibility and workload. Commissions paid to registered representatives increased $55,059, this expense partially relates to annual commission payments to registered representatives based upon average net asset values of funds under management. Total remuneration to Officers and Directors of the Company dropped slightly from $235,764 in 1993 to $233,911 in 1994. As management fee income increases as a result of volume increases in funds under management, compensation and benefits expense increase in order to provide services to the higher volume of funds.

The expansion of the family of Funds and past accumulations of funds under management also resulted in other expenses increasing over the previous year. The most significant expense item is "deferred sales costs recognized." The 1994 expense was $549,835 compared to $318,425 for 1993.

As a result of the large increase in invested equity by the Company's shareholders, the Company recorded "other income" from interests and dividends of $195,130 in 1994 compared to $41,317 in 1993. Investment related losses reduced 1994's "other income" to $96,724 compared to $34,741 in 1993.

As a result of these factors, the Company reported a net loss before income tax benefit and cumulative effect adjustment of $477,376 for the 12 months ended December 31, 1994 versus a net loss of $338,655 for the comparable period of 1993.

Financial Condition

As of December 31, 1996, the Company's current assets represented approximately 9% of total assets. Stockholders' equity as of December 31, 1996 was approximately $9,006,190 million, a decrease of $104,236 or 1% since December 31, 1995. Such decrease was due to repurchase of the Company's Common Stock from investors electing rescission during the fourth quarter of 1996.

A number of significant changes are noted in the financial information accompanying this prospectus, substantially all of which are as a result of the purchase of The Ranson Company, Inc. From December 31, 1995 to December 31, 1996, total current assets decreased approximately $4,416,429. Net equipment increased $294,286. New intangible assets consisting of capitalized investment advisor's agreements of $5,734,310 and $300,000 attributable to non complete covenants (before amortization) are recognized. With respect to liabilities, current liabilities increased by $342,854 and long term liabilities increased by $1,015,081 from 1995 to 1996, also as a result of the purchase of The Ranson Company.

Liquidity and Capital Resources

The Company's most liquid assets are cash and cash equivalents.
The levels of these assets are dependent on the Company's operating, financing and investing activities during any given period.

Cash and cash equivalents at September 30, 1996 totaled $434,732.

The Ranson Company, Inc. Acquisition Effect Upon Liquidity and Capital
Resources

The cost to the Company of the acquisition of The Ranson Company, Inc. on January 5, 1996 was approximately $6,196,403. $5,083,274 was paid directly to The Ranson Company, Inc. shareholders on January 5, 1996 and $1,113,129 was placed in escrow until July 3, 1996. $4,696,403 of the $6,196,403 purchase price came from cash and cash equivalents held by the Company. $1,500,000 of the purchase price was borrowed on a short term note obtained January 5, 1996.

The Rescission Offer Effect on Liquidity and Capital Resources

With a registration statement effective August 29, 1996 the Company, registered Common Stock for re-offer and re-sale pursuant to the US Securities Act of 1933 in connection with rescission of the unregistered Common Stock sold between September 1, 1992 and March 9, 1995. Purchasers who purchased between September 1, 1992 and March 9, 1995 (Common Stock totaling 4,859,207 shares) were offered the option of electing to revoke their ownership of the Company and receive from the Company such purchaser's cash paid for the unregistered Common Stock, plus accrued interest at the legal rate in the state of purchase, or rescind the original purchase and receive registered Common Stock offered hereby on a one share for one share basis.

The rescission offer period ended October 12, 1996.

Only five (5) persons offered the cash rescission option accepted such offer, a total of $139,737 in cash was paid to such rescinding shareholders for a total of 66,165 common shares. 4,793,042 shares of registered Common Stock were exchanged for the equivalent
4,793,042 shares of unregistered Common Stock.

Cash and cash equivalents at December 31, 1996, 1995, and 1994 consist of the following:

                                                  Amount
                                       _______________________________
                             Current
                   Current   Interest
                   Maturity    Rate      1996       1995        1994
                   ________  ________  ________  __________  __________
Cash in checking    Demand      -      $  2,820  $    4,199  $    3,934
Dean Witter Money
  Market Accounts   Demand    4 to 5%   165,092   4,890,639   1,156,129
                                       ________  __________  __________

                                       $167,912  $4,894,838  $1,160,063
                                       ========  ==========  ==========


The Company had no investments on its balance sheet on December 3, 1996.

Investments and their balance sheet classification at December 31, 1995 are as follows:

Investment Securities
_____________________
                                Gross     Gross      Gross    Estimated
                              Amortized Unrealized Unrealized   Market
                                 Cost      Gain       Loss      Value
                              _________ __________ __________ _________
Securities available-for-sale:
Mutual fund investments        $301,000   $21,900    $   -     $322,900
                               ========   =======    ======    ========


Investments and their balance sheet classification at December 31, 1994 are as follows:


Investment Securities
_____________________
                             Gross      Gross      Gross    Estimated
                           Amortized  Unrealized Unrealized   Market
                              Cost       Gain       Loss      Value
                          ___________ __________ __________ __________
Securities available-
  for-sale:
South Dakota municipal
  bonds                   $  100,000    $    -    $ 16,000  $   84,000
Mutual fund investments    1,492,870         -     109,272   1,383,598
                          __________    ______    ________  __________

                          $1,592,870    $    -    $125,272  $1,467,598
                          ==========    ======    ========  ==========


The Company's statements of financial condition reflect a sufficiently liquid financial position as cash and assets readily convertible to cash represent over 57%, 57% and 5% of total assets at December 31, 1994, 1994, and 1996, respectively.

As of December 31, 1996, the Company had no trading securities.

Since its inception until the first quarter of 1995, the Company financed its growth in operations and costs related to expansion of assets under its management primarily with funds generated from sales of stock in the Company and to a much lessor extent, long-term debt in the form of investment certificates. Sale of the Company's stock and investment certificates ceased in the first quarter of 1995.

As a registered broker/dealer, ND Capital, Inc. and Ranson Capital Corporation, subsidiaries of the Company, are subject to the Uniform Net Capital Rule of the Securities and Exchange Commission (the "SEC"), which requires the maintenance of minimum net capital, as defined in Rule 15c3-1 of the Exchange Act. The Company's wholly-owned broker/dealer subsidiaries had net capital which exceeded their net capital requirements on December 31, 1995.

Management believes that existing capital when combined with the additional funds generated from operations will provide the Company with sufficient resources to meet present cash and short term capital needs.

Analysis of Consolidated Cash Flows

The Company's growth in assets over its lifetime has been the result of cash provided by the sale of the Company's Common Stock. The Company has generated cash from financing activities in the fiscal years 1994 and 1995 of $4,074,392 and $426,687, respectively. The Company ceased sales of Common Stock in the first quarter of 1995. In each period, the Company invested a portion of its cash flow in capitalized "Deferred Sales Cost," the Company's cost of commissions "fronted" to bring mutual fund assets under its management.

For fiscal 1994, the Company generated $697,167 in positive cash flow. Operating activities required cash totaling $3,457,919, largely the result of a net increase in trading securities of $2,679,507. Investing activities resulted in positive of cash flow totaling $80,694. Financing activities raised $4,074,392 in cash for the Company.

For fiscal 1995, the Company's activities generated an increase of $3,734,775 in cash and cash equivalents. Operating activities generated net cash of $2,138,401, principally as a result of a $2,674,000 decrease in trading securities. Investing activities generated an additional $1,169,687 in cash, principally as a result of sales of available-for-sale securities. $426,687 was raised from financing activities. Financing activities ceased in the first quarter of 1995.

For fiscal 1996, the Company utilized $4,726,926 of available cash. Operating activities generated cash totaling $447,856 principally as a result of substantially increased revenues. Investing activities resulted in a use of cash totaling $6,026,116 principally from purchase of The Ranson Company. Financing activities resulted in cash totaling $851,334, principally due to increase in notes payable.

The substantial build up of cash and cash equivalents at the year ended December 31, 1995 was for the purpose of funding the acquisition of The Ranson Company, Inc. which acquisition took place on January 6, 1996.

Although the Company has relied upon sales of its Common Stock for its past liquidity, management believes that its current liquid position will be sufficient to meet the short and intermediate term financing needs of the Company based on its present and anticipated future operations.

Impact of Inflation and Changing Prices

The financial statement and accompanying notes appearing elsewhere herein have been prepared in accordance with generally accepted accounting principles, which require the measurement of financial position and operating results in terms of historical dollars without considering the changes in the relative purchasing power of money over time due to inflation. Significant assets of the Company are monetary in nature. As a result, interest rates may have a greater impact on the Company's performance than do the effects of the general level of inflation. Interest rates do not necessarily move in the same direction or to the same extent as the prices of goods and services.

The Company's assets are primarily intangible in nature (investment advisor's agreements) and therefore not significantly affected by inflation. The Company's management believes that the cost of replacing furniture, equipment and leasehold improvements would not have a material effect on operations. However, the rate of inflation may have a significant effect on employee, communications and occupancy costs, which may not be readily recoverable in the price of services offered by the Company.

The Company is not subject to significant seasonal fluctuations.

Impact of New Accounting Standards

Accounting for Investments

In 1994, the Company adopted Statement of Financial Accounting Standards (SFAS) No. 115 for valuing its investment securities. At December 31, 1996, investment securities that were held for short-term resale are classified as trading securities and carried at fair value. Other marketable securities are classified as available-for-sale and are carried at fair value. Realized and unrealized gains and losses on trading securities are included in net income. Unrealized gains and losses on securities available-for-sale are recognized as direct increases or decreases in stockholders' equity. Cost of securities sold is recognized using the specific identification method.

As a result of the adoption of SFAS No. 115, the stockholders equity section of the Company's balance sheet was reduced by a total of $125,272, in the added category of "Unrealized loss on securities available-for-sale" at December 31, 1994 and increased by $21,900 a calculation of unrealized gain on securities available-for-sale at the year end December 31, 1995.

Pursuant to the requirements of SFAS No. 115 stockholders equity was reduced by $16,532, to account for the cumulative effect on prior years of the initial application of SFAS No. 115 and an additional $108,740 reduction in stockholders equity for the year ended December 31, 1994.

Accounting for Income Tax

The Company files a consolidated income tax return with its wholly-owned subsidiaries. In 1994, the Company adopted the Statement of Financial Accounting Standards (SFAS) No. 109, Accounting for

Income Taxes, and has retroactively applied the change in its method of accounting for income taxes to the 1993 financial statements.

Effective January 1, 1993, the Company retroactively changed its method of accounting for income taxes to conform with the requirements of Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes. Under the provisions of SFAS No. 109, an entity recognizes deferred tax assets and liabilities for future tax consequences of events that have already been recognized in the Company's financial statements or tax returns. The measurement of deferred tax assets and liabilities is based on provisions of the enacted tax law; the effects of future changes in tax laws or rates are not anticipated. The 1993 financial statements have been restated to reflect this change. The effect of the change increased the deferred tax benefit and increased net income by $674,500 for the year ended December 31, 1993 as follows:

     Cumulative effect on years prior
          to January 1, 1993                    $   539,500

     Effect of the 1993 net operating loss          135,000

     Total increase to net income reported for
          the year ended December 31, 1993      $   674,500

The increase in the deferred tax benefit for the year ended
December 31, 1994 has been calculated on that year's net operating loss for tax purposes of approximately $530,000 ($530,000 x 39% =
$205,500).

The increase in the deferred tax benefit for the year ended
December 31, 1995 has been calculated on that year's net operating loss for tax purposes of approximately $416,000 ($416,000 x 39% =
$162,400).

The deferred tax benefit totaling $803,142 has been calculated on approximately $2,063,000 of net operating losses due to expire between the years 2005 through 2010.

Realization of the deferred tax benefit is dependent upon the Company recognizing sufficient future taxable income (taxable at an effective rate of approximately 35%) prior to the expiration of the net operating losses. The Company's Net Operating Losses are scheduled to expire between 2005 and 2010.

Recognition of this deferred tax asset requires an assumption that the Company will, in the future, achieve taxable income sufficient to realize the stated potential of this contingent offset against future income. Since its inception until the current year ended December 31, 1996, the Company has not achieved any taxable income. The realization of this deferred tax asset is dependent upon substantial improvements over the present level of pre-tax income.

No valuation adjustment has been made to the deferred tax asset. Management's forecast of operating results contained in their internal business plan indicates positive future earnings adequate to absorb the net operating loss carryforwards within the expiration periods. The major factor generating the net operating losses to date has been the amortization of capitalized deferred sales costs to expense. These costs represent commissions paid to brokers for investments made in the Funds under management by the Company that don't have a "front end" load. A majority of the unamortized costs will be amortized to expense in the next few years. This coupled with the slowdown in Fund growth (thereby reducing amortization amounts on new commissions paid) should create positive net results in the near future. It is management's belief that significant cost savings will be realized by the combination of management for all Funds as compared to costs of separately managing the Ranson Funds and the ND Holdings Funds. This will be especially true in the administrative and general overhead expense areas since they are indirect costs that are being duplicated by both entities in their operating results prior to the acquisition. Furthermore, since the acquisition of The Ranson Company, Inc. by the Company is a stock purchase, the portion of the purchase price allocated to intangibles is not deductible or amortizable for income tax purposes. Consequently, the Company will report significantly greater operating results for income tax purposes than for financial reporting purposes. Based on the preceding factors, it is management's belief that, more likely than not, the Company's net operating loss carryforwards will be realized before their corresponding expiration periods and that no adjustment should be made to the value of the net deferred tax asset.

Change in Accounting Estimate

The Company has changed its period for amortizing deferred sales commissions from the contingent deferred sales charge period of five years to nine years. The change in the amortizable life of the deferred sales commissions is based on the period of time during which deferred sales commissions are expected to be recovered from distribution plan payments and management's estimate of the average life of investors' accounts in the Company's sponsored mutual funds. Contingent deferred sales charges received by the Company directly reduce the value of the deferred sales commissions asset. The net affect of the change on the net income for the year ended December 31, 1996 before income tax is an increase of $356,243, which will decrease future earnings by the same amount.


                            BUSINESS

General

Description of Business.

The Company, through its subsidiaries, acts as a mutual fund administrator and management firm. The Company's revenues are derived (through its subsidiaries) as fees from operating, managing and investing the assets of mutual funds and to a lessor extent from brokerage commissions related to transactions within the mutual funds as well as on the purchase by or sale of mutual funds by individuals. The Company currently manages the assets of nine mutual funds, six of which were initiated, sponsored and organized by the Company. As a result of the acquisition of The Ranson Company, Inc. completed on January 5, 1996 is also the manager of three additional funds, called the "Ranson Managed Portfolios". Ranson Capital Corporation, a NASD member broker/dealer and the investment advisor and manager for the three "Ranson Managed Portfolios": the Kansas Municipal Fund, Kansas Insured Intermediate Fund and the Nebraska Municipal Fund, is a subsidiary of The Ranson Company (and now the Company).

The Company, ND Holdings, Inc., was incorporated September 22, 1987, as a North Dakota corporation and officially organized on October 27, 1987, in Minot, North Dakota by Robert Walstad, current President of the Company. The primary intent of this corporation was to provide a vehicle for investment in North Dakota by North Dakota residents all pursuant to Chapter 10-30.1 of the North Dakota Century Code, as amended.

The major accomplishment of the Company through 1995 had been the establishment, management and distribution of five mutual funds: ND Tax-Free Fund, Inc., ND Insured Income Fund, Inc., Montana Tax-Free Fund, Inc., South Dakota Tax-Free Fund, Inc. and Integrity Fund of Funds (the "Funds"). The Funds have grown to over $144,000,000 in assets as of December 1996. With the acquisition of The Ranson Company, Inc. completed on January 5, 1996, Ranson Capital Corporation will, as a wholly-owned subsidiary of the Company, continue to act as the investment adviser and manager for the Ranson Managed Portfolios. The Ranson Managed Portfolios provided additional managed asset base of approximately $184,000,000. As a result, total assets managed by the Company now total in excess of $334,000,000. Investment advisory, asset management, underwriting and transfer agent services are provided to mutual funds managed and administered by the Company's wholly-owned subsidiaries. Currently, through its three wholly-owned subsidiaries, ND Money Management, Inc., ND Capital, Inc. and ND Resources, Inc., the Company acts as advisor to five mutual funds:
ND Tax-Free Fund, Inc., ND Insured Income Fund, Inc., Montana Tax-Free Fund, Inc., South Dakota Tax-Free Fund, Inc. and Integrity Fund of Funds, Inc. Following the acquisition by the Company of The Ranson Company, Inc., its wholly-owned subsidiary, Ranson Capital Corporation remains as the investment adviser and manager for the Ranson Managed Portfolios including a new Fund established in late 1996, the Oklahoma Municipal Fund. The Company will also provide stock transfer services to the Ranson Managed Portfolios. Revenue is received for the management of the Funds along with commissions for investments sold to individuals in sponsored funds as well as in other unaffiliated mutual funds. Fees are also generated for stock transfer and clerical services provided to the affiliated mutual funds.

The Company and its subsidiaries are still in developmental stages. The areas in which they do business or intend to do business are highly competitive and place them in direct competition with other mutual fund firms, some of which have substantially greater resources, proven management, and established markets. The Company knows of no reason why it or its subsidiaries will have or may obtain competitive advantages over others who engage in the same or similar activities.

Headquarters of the Company is currently located at 1 North Main Street, Minot, North Dakota. Each of the Company's three subsidiaries and each of the five mutual funds created and managed by the Company maintain their offices at that same location. All of the Company's services including portfolio management, wholesale marketing and customer service are being provided from the Minot location.

The Company's Subsidiaries and Operations

The Company has five wholly-owned subsidiaries through which it conducts its operations. Three of the subsidiaries, all North Dakota corporations, are ND Money Management, Inc., a Registered Investment Advisor; ND Capital, Inc., an NASD member broker/dealer; and ND Resources, Inc., a Registered Stock Transfer Agent.
Pursuant to terms of an acquisition agreement described in "Certain Transactions - The Ranson Acquisition" the Company has acquired additional wholly-owned subsidiaries, The Ranson Company, Inc., a Kansas corporation, and its subsidiary, Ranson Capital Corporation, a Kansas corporation. The Ranson Company, Inc. has no independent operations. Ranson Capital Corporation is an NASD Registered broker/dealer and SEC registered investment advisor.

ND Money Management, Inc. (a North Dakota corporation) was organized to manage investment portfolios, particularly, but not limited to, the Funds.

ND Capital, Inc. (a North Dakota corporation), an NASD and SIPC member broker/dealer was organized as an entity to raise funds for investing in, and providing financing to, qualified entities while encouraging capital investment in North Dakota.

ND Resources, Inc. (a North Dakota corporation) was originally organized to purchase and/or manage mineral properties. ND
Resources, Inc. thereafter became a registered stock transfer agent and now acts as transfer agent for the Funds.

ND Money Management, Inc., a registered investment advisor, was organized as an entity to provide fund management services to mutual funds. ND Money Management, Inc.'s primary operations are as fund manager and advisor for the ND Tax-Free Fund, Inc., Montana Tax-Free Fund, Inc., ND Insured Fund, Inc., South Dakota Tax-Free Fund, Inc. and Integrity Fund of Funds, Inc. The Company receives management fees from the Funds. As fund manager and advisor for these funds, ND Money Management, Inc. is economically dependent on the Funds for the majority of its revenue.

ND Money Management, Inc. has an affiliation with the ND Tax-Free
Fund, Inc., Montana Tax-Free Fund, Inc., South Dakota Tax Free-
Fund, Inc., the ND Insured Fund, Inc., and the Integrity Fund of
Funds, Inc.

ND Capital's primary operations are as broker/dealer for distribution of shares of the ND Tax-Free Fund, Inc., Montana Tax-Free Fund, Inc., ND Insured Income Fund, Inc., South Dakota Tax-Free Fund, Inc. and Integrity Fund of Funds, Inc. The Company receives fees from the funds as underwriter as well as commission income for investments sold to customers in other unaffiliated mutual funds.

ND Capital, Inc. has an affiliation with the ND Tax-Free Fund, Inc., Montana Tax-Free Fund, Inc., South Dakota Tax-Free Fund, Inc., the ND Insured Income Fund, Inc. and the Integrity Fund of Funds, Inc. As underwriter for these funds, ND Capital, Inc. is economically dependent on them for a majority of its revenue.

ND Capital, Inc. is subject to the Securities and Exchange Commission Uniform Net Capital Rule (SEC Rule 15c3-1), which requires the maintenance of minimum net capital and requires that the ratio of aggregate indebtedness to net capital, both as defined, shall not exceed 15 to 1 (and the rule of the "applicable" exchange also provides that equity capital may not be withdrawn or cash dividends paid if the resulting net capital ratio would exceed 10 to 1). At December 31, 1996, the ND Capital had net capital well in excess of its minimum required net capital of $25,000.

ND Resources, Inc. is a Registered Transfer Agent. ND Resources, Inc.'s primary operations are as transfer agent of shares of the ND Tax-Free Fund, Inc., Montana Tax-Free Fund, Inc., ND Insured Income Fund, Inc., South Dakota Tax-Free Fund, Inc. and Integrity Fund of Funds, Inc. ND Resources, Inc. receives fees from the Funds for stock transfer, administrative and clerical services. As transfer agent for these funds, ND Resources, Inc. is economically dependent on them for a majority of its revenue. ND Resources, Inc. has an affiliation with the ND Tax-Free Fund, Inc., Montana Tax-Free Fund, Inc., South Dakota Tax-Free Fund, Inc., the ND Insured Income Fund, Inc., the Integrity Fund of Funds, Inc., and the Ranson Managed Portfolios, including the Oklahoma Municipal Fund.

The Company has completed an agreement which has allowed the Company to acquire management of the Ranson Managed Portfolios (the "Ranson Funds"), through acquisition of their advisor, Ranson
Capital Corporation and its parent, The Ranson Company, Inc. This acquisition is complete as of January 5, 1996.

Ranson Capital Corporation, ("Ranson Capital") a Kansas corporation, is the investment adviser and manager for each Series of the Ranson Managed Portfolios. Ranson Capital is a broker/dealer registered with the Securities and Exchange Commission and is a wholly-owned subsidiary of The Ranson Company, Inc., a Kansas corporation. Ranson Capital was formed in 1990 and acts as investment advisor and fund manager for the Ranson Managed Portfolios, consisting of the Kansas Insured Intermediate Fund, Kansas Municipal Fund and the Nebraska Municipal Fund. John A. Ranson, Alex R. Meitzner, Mark J. Kneedy, John J. Hass, Robin K. Pinkerton, Stephen E. Shorgren and Douglas K. Rogers (the "Selling Ranson Stockholders") previously owned all the outstanding Common Stock of The Ranson Company, Inc. The Selling Ranson Stockholders of The Ranson Company, Inc., the parent of Ranson Capital, entered into a contract dated as of September 15, 1995 (the "Agreement") whereby the Company acquired all outstanding shares of The Ranson Company, Inc., and therefore acquired all business related to the Ranson Managed Portfolios through the indirect acquisition of Ranson Capital (the "Acquisition"). The Company has agreed to continue the management and operation of the Ranson Managed Portfolios as now conducted. Ranson Capital, which is now wholly-owned by the Company continues to operate by that name and continues to act as investment adviser and manager for each Series of the Ranson Managed Portfolios, including the recently opened Oklahoma Municipal Funds.

The contractual division of responsibilities between the Company and its affiliated funds track the three main functions of any mutual fund. Contracts for portfolio management performed by the Company's subsidiary, ND Money Management, Inc., in the case of the five original Funds and by Ranson Capital Corporation in the case of the Ranson Managed Portfolios are awarded annually by review and approval of the independent Boards of Directors of the various Funds (the "Boards"). The Board of Directors of each Fund consists of five directors, three of whom are independent and two (Robert E. Walstad and Peter A. Quist) of whom are affiliated with the Company. These Boards are also responsible for awarding the Company's subsidiary, ND Capital (or Ranson Capital) the underwriting agreements for the Funds, which contracts are referred to as "contracts for distribution" by the Funds (mutual fund regulations limit underwriting agreements to one year) as well as contracting with the Company's subsidiary, ND Resources, Inc., for all administrative services. (which are typically one to three year contracts). Distribution and administrative services contracts are generally terminable by a Fund's Board for "cause" (as defined in the contract).

Administration.

A Fund's administrator generally is responsible for all of the Fund's business activities other than distribution and investment decisions. The Company believes that administration is an extension of distribution, that high quality servicing is critical to retaining shareholder accounts, and that quality of service directly impacts the growth of mutual fund assets. Therefore, the Company strives to create an error-free operating environment based on stringent standards established for all service provider subsidiaries of the Company.

The Company's administrative responsibilities may be divided into three major services:

     - shareholder recordkeeping- encompasses all mutual fund shareholders' transactions, including taking purchase and redemption orders, entering orders into the transfer agent system and forwarding information regarding trade activity to the portfolio manager and to fund accountants as specified.

     - fund accounting- provides the daily recordkeeping for each fund, including calculations of net asset value per share, dividend rates per share, and the maintenance of all books, records and financial reports required by the SEC and other regulatory agencies. This service also includes preparation of quarterly financial statements, shareholder reports and Board reports for each portfolio, participation in the periodic updating of prospectuses, preparation of federal, state and local tax returns, payment of all costs and expenses of each fund, and the maintenance of the official books and records of each fund.

     - cash management- ensures timely receipts and disbursements on shareholder activity for effective asset management.

The Company's Affiliated Mutual Funds

The Company has sponsored and, through its subsidiaries, distributed to the public six mutual funds. These Funds are: ND Tax-Free Fund, Inc. (North Dakota Tax-Free Fund), ND Insured Income Fund, Inc. (North Dakota Insured Income Fund), Montana Tax-Free Fund, Inc. (Montana Tax-Free Fund), South Dakota Tax-Free Fund, Inc. (South Dakota Tax-Free Fund), Integrity Fund of Funds, Inc. (Integrity Fund of Funds Fund) and the Oklahoma Municipal Fund.
The Company is economically dependent upon revenues from the nine funds it manages to sustain its current operations.

ND Tax-Free Fund, Inc. is registered under the Investment Company Act of 1940 as a non-diversified, open-end management investment company. ND Tax-Free Fund, Inc. incorporated under the laws of the State of North Dakota on October 7, 1988, and commenced operations on January 3, 1989. ND Tax-Free Fund, Inc. was the first North Dakota based double tax-exempt mutual fund, investing in high quality state and municipal bonds. In March, 1992, the North Dakota Double Tax-Exempt Bond Fund, administered by Funds Management Corporation of Denver, was merged into ND Tax-Free Fund, Inc. Over $5,000,000 in assets and 300 investors were transferred in the merger. As of December 1996, this Fund exceeded $91,900,000 in assets.

Montana Tax-Free Fund, Inc. is registered under the Investment Company Act of 1940 as a non-diversified, open-end management investment company. The Montana Tax-Free Fund incorporated under the laws of the State of North Dakota on April 15, 1993 and commenced operations on August 12, 1993.

Montana Tax-Free Fund, Inc. was first offered to the public in August of 1993 and reached over $32,600,000 in assets as of December 1996. The Montana Tax-Free Fund invests in high quality Montana state and municipal bonds similarly to the ND Tax-Free Fund. It is offered to residents of the State of Montana.

South Dakota Tax-Free Fund, Inc. is registered under the Investment Company Act of 1940 as a non-diversified, open-end management investment company. The Fund incorporated under the laws of the State of North Dakota on October 1, 1993 and commenced operations on April 5, 1994.

South Dakota Tax-Free Fund, Inc. was first offered to the public in April of 1994 and reached over $6,000,000 in assets as of December 1996. The South Dakota Tax-Free Fund invests in South Dakota state and municipal instruments. It is offered to residents of the State of South Dakota.

ND Tax-Free Fund, Inc., Montana Tax-Free Fund, Inc. and South Dakota Tax-Free Fund, Inc. are open-end, non-diversified, management investment companies. The objective of these three Funds is to provide as high a level of current income exempt from federal and state income taxes as is consistent with preservation of capital. The three Funds seek to achieve this objective by investing in debt instruments of states and their political subdivisions, agencies and instrumentalities. Shares of the Funds are offered with no initial sales charge. A contingent deferred sales charge is assessed against shares which are redeemed within the first five years of purchase.

ND Insured Income Fund, Inc. is registered under the Investment Company Act of 1940 as a non-diversified, open-end management investment company. The North Dakota Insured Income Fund incorporated under the laws of the State of North Dakota on November 27, 1990 and commenced operations on March 19, 1991. This Fund is targeted at investors nationwide and primarily purchases insured corporate bonds. Assets exceeded $2,700,000 as of December 1996.

ND Insured Income Fund, Inc. is an open-end, non-diversified, management investment company. The Fund's objective is to provide as high a level of current income as is consistent with prudent investment management, preservation of capital, and ready marketability of its portfolio. The fund seeks to achieve this objective by investing primarily in a portfolio of debt securities, including United States Government securities and insured corporate bonds. Under normal market conditions, at least 65% of the Fund's total assets will be invested in securities protected by insurance guaranteeing the timely payment of principal and interest.

Integrity Fund of Funds, Inc. was recently created in December, 1994. This Fund is geared to the investor seeking capital appreciation and growth of income. The Integrity Fund of Funds, Inc. is an open-end, diversified, management investment company registered under the Investment Company Act of 1940. The Integrity Fund of Funds Fund was incorporated under the laws of the State of North Dakota on June 1, 1994 and commenced operations January 3, 1995. As of December 1996 this fund's assets totaled approximately $11,000,000.

Integrity Fund of Funds, Inc.'s objective is long-term capital appreciation and growth of income. The Fund seeks to achieve this objective by investing primarily in a diversified group of other open-end investment companies ("underlying funds") which, in turn, invest principally in equity securities. Current income is a secondary objective of the Fund. Shares of the Fund are offered for sale at net asset value without a sales charge. A contingent deferred sales charge is assessed on certain redemptions.

The Ranson Managed Portfolios

As a result of a purchase agreement whereby the Company acquired The Ranson Company, Inc. and its subsidiary, Ranson Capital Corporation, and the granting of approval of the change in advisor (to the Company) for the three mutual funds managed by Ranson Capital Corporation, the Company is now the manager of the Ranson Managed Portfolios.

The Kansas Insured Intermediate Fund, the Kansas Municipal Fund and the Nebraska Municipal Fund are investment portfolios of Ranson Managed Portfolios which is an unincorporated business trust organized under the laws of Massachusetts on August 10, 1990. Ranson Managed Portfolios is an open-end series non-diversified management company, known as a mutual fund. The investment objective of the Ranson Funds is to provide its shareholders with as high a level of current income that is exempt from both federal income tax and state income tax as is consistent with preservation of capital.

Ranson Capital Corporation ("Ranson Capital") is the manager for each of the four funds in the Ranson Managed Portfolios (the Kansas Insured Intermediate Fund, the Kansas Municipal Fund, the Nebraska Municipal Fund and the newly registered Oklahoma Municipal Fund). ND Resources has recently become the transfer agent for each of these four funds.

The business and affairs of the Ranson Funds is managed under the direction of the Board of Trustees. The Trustees are subject to the fiduciary responsibilities imposed by the laws of the Commonwealth of Massachusetts. Subject to the Trustees' authority, Ranson Capital Corporation, a Kansas corporation, 120 South Market, Suite 450, Wichita, Kansas 67202, supervises and implements the Ranson Fund's investment activities and is responsible for overall management of the Ranson Fund's business affairs.

The Ranson Funds pay the cost of qualifying and maintaining qualification of the shares for sale under the securities laws of the various states if necessary. In addition, under the plan adopted pursuant to Rule 12b-1 under the Investment Company Act of 1940 and under which the Ranson Funds will pay some costs of the distribution of its shares, the Ranson Funds pay the Distributor
 .25% of the average daily net assets of the Ranson Funds and the Distributor may in turn pay firms that sell the Ranson Funds shares at an annual service fee of up to .25% of average daily net assets of customer accounts in existence for more than one year for administrative and shareholder services or use some or all of such payment to pay other distribution expenses which otherwise would be payable by the Distributor.

Ranson Capital acts as the Ranson Fund's administrative and accounting services agent. For these services, Ranson Capital receives an administrative and accounting services fee payable monthly from the Ranson Funds equal to the sum of (i) $1,500 per month if the Ranson Fund's average daily net assets do not exceed $50 million, $2,000 per month if the Ranson Fund's average daily net assets are greater than $50 million but do not exceed $100 million, and $2,500 per month if the Ranson Fund's average daily net assets exceed $100 million, and (ii) 0.15% of the Ranson Fund's average daily net assets on an annual basis for the Ranson Fund's first $20 million of average daily net assets, 0.10% of the Ranson Fund's average daily net assets on an annual basis for the Ranson Fund's next $20 million of average daily net assets, 0.05% of the Ranson Fund's average daily net assets on an annual basis for the Ranson Fund's next $60 million of average daily net assets, 0.02% of the Ranson Fund's average daily net assets on an annual basis for the Ranson Fund's next $400 million of average daily net assets, and 0.01% of the Ranson Fund's average daily net assets on an annual basis for the Ranson Fund's average daily net assets in excess of $500 million, together with reimbursement of Ranson Capital's out-of-pocket expenses. This fee and reimbursement are in addition to the investment advisory and management fee received by Ranson Capital from the Ranson Funds.

The Kansas Insured Intermediate Fund

The investment objective of the Kansas Insured Intermediate Fund is to provide its shareholders with as high a level of current income that is exempt from both federal income tax and Kansas income tax as is consistent with preservation of capital. In pursuit of this objective, the Fund invests at least 95% of its total assets in Kansas Municipal Securities which are either covered by insurance guaranteeing the timely payment of principal and interest thereon or backed by an escrow or trust account containing sufficient US Government or US Government agency securities to ensure timely payment of principal and interest. The Kansas Insured Intermediate Fund has assets of approximately $29,000,000 as of December 1996.

The Kansas Insured Intermediate Fund shares may be purchased through Ranson Capital Corporation and selected dealers at the public offering price, which is equal to the net asset value next determined, plus a sales charge of 2.75% of the public offering price (2.83% of the net amount invested).

The Kansas Insured Intermediate Fund manager and investment adviser is Ranson Capital Corporation which receives a monthly management and investment advisory fee equivalent on an annual basis to .50 of 1% of the Kansas Insured Intermediate Fund average daily net assets. Under the terms of the Management and Investment Advisory Agreement between the Fund and Ranson Capital, Ranson Capital pays all expenses of the Ranson Funds, including the Kansas Insured Intermediate Fund management and investment advisory fee and the Kansas Insured Intermediate Fund dividend disbursing, administrative and accounting services fees (but excluding taxes and brokerage fees and commissions, if any) that exceed .75% of the Kansas Insured Intermediate Fund average daily net assets on an annual basis. Ranson Capital may assume additional Ranson Funds expenses or waive portions of its fees in its discretion.

The Kansas Municipal Fund

The investment objective of the Kansas Municipal Fund is to provide its shareholders with as high a level of current income exempt from both federal income tax and Kansas income tax as is consistent with preservation of capital. In pursuit of this objective, the Fund invests primarily in debt obligations issued by or on behalf of the state of Kansas, its political subdivisions and their agencies and instrumentalities. The Kansas Municipal Fund has assets of approximately $131,000,000 as of December 1996.

The Kansas Municipal Fund shares may be purchased through Ranson Capital Corporation and selected dealers at the public offering price, which is equal to the net asset value next determined, plus a sales charge of 4.25% of the public offering price (4.44% of the net amount invested).

The Kansas Municipal Fund manager and investment adviser is Ranson Capital Corporation which receives a monthly management and investment advisory fee equivalent on an annual basis to .50 of 1% of the Kansas Municipal Fund average daily net assets. Under the terms of the Management and Investment Advisory Agreement between the Fund and Ranson Capital, Ranson Capital pays all expenses of the Ranson Funds, including the Kansas Municipal Fund management and investment advisory fee and the Kansas Municipal Fund dividend disbursing, administrating and accounting services fees (but excluding taxes and brokerage fees and commissions, if any) that exceed 1.25% of the Kansas Municipal Fund average daily net assets on an annual basis up to the amount of the management and investment advisory fee payable by the Ranson Funds to Ranson Capital. Ranson Capital may assume additional Fund expenses or waive portions of its fees in its discretion.

The Nebraska Municipal Fund

The investment objective of the Nebraska Municipal Fund is to provide its shareholders with as high a level of current income that is exempt from both federal income tax as is consistent with preservation of capital. Under normal market conditions, the Fund's assets will be invested in a portfolio of

Nebraska Municipal Securities which, in the opinion of Ranson Capital Corporation, will produce a higher level of current income than would be produced by a portfolio of Nebraska Municipal Securities rated in only the highest rating category, but contains Nebraska Municipal Securities which do not present a significant risk of loss of principal due to credit characteristics. The Nebraska Municipal Fund has assets of approximately $19,000,000 as of December 1996.

The Nebraska Municipal Fund shares may be purchased through Ranson Capital Corporation and selected dealers at the public offering price, which is equal to the net asset value next determined, plus a sales charge of 4.25% of the public offering price (4.44% of the net amount invested).

The Nebraska Municipal Fund manager and investment adviser is Ranson Capital Corporation which receives a monthly management and investment advisory fee equivalent on an annual basis to .50 of 1% of the Nebraska Municipal Fund average daily net assets. Under the terms of the Management and Investment Advisory Agreement between the Fund and Ranson Capital, Ranson Capital pays all expenses of the Ranson Funds, including the Nebraska Municipal Fund management and investment advisory fee and the Nebraska Municipal Fund dividend disbursing, administrative and accounting services fees (but excluding taxes and brokerage fees and commissions, if any) that exceed 1.25% of the Nebraska Municipal Fund average daily net assets on an annual basis up to the amount of the management and investment advisory fee payable by the Ranson Funds to Ranson Capital. Ranson Capital may assume additional Ranson Funds expenses or waive portions of its fees in its discretion.

During December 1996, the Company acquired the rights to the investment advisor's agreement to manage the Heartland Nebraska Tax Free Fund. This fund's operations will be integrated with the Nebraska Municipal Fund. Thus fund brought an additional
$10,000,000 under the Company's management.

The Oklahoma Municipal Fund

The Oklahoma Municipal Fund is the newest portfolio of the Ranson Managed Portfolios. This fund's effective date was September 25, 1996. The investment objective of the Oklahoma Municipal Fund is to provide its shareholders with as high a level of current income that is exempt from both federal income tax as is consistent with preservation of capital. Under normal market conditions, the Fund's assets will be invested in a portfolio of Oklahoma Municipal Securities which, in the opinion of Ranson Capital Corporation, will produce a higher level of current income than would be produced by a portfolio of Oklahoma Municipal Securities rated in only the highest rating category, but contains Nebraska Municipal Securities which do not present a significant risk of loss of principal due to credit characteristics. The Oklahoma Municipal Fund had minimal assets of approximately $500,000 as of December 1996.

The Oklahoma Municipal Fund shares may be purchased through Ranson Capital Corporation and selected dealers at the public offering price, which is equal to the net asset value next determined, plus a sales charge of 4.25% of the public offering price (4.44% of the net amount invested).

The Oklahoma Municipal Fund manager and investment adviser is Ranson Capital Corporation which receives a monthly management and investment advisory fee equivalent on an annual basis to .50 of 1% of the Oklahoma Municipal Fund average daily net assets. Under the terms of the Management and Investment Advisory Agreement between the Fund and Ranson Capital, Ranson Capital pays all expenses of the Ranson Funds, including the Oklahoma Municipal Fund management and investment advisory fee and the Oklahoma Municipal Fund dividend disbursing, administrative and accounting services fees (but excluding taxes and brokerage fees and commissions, if any) that exceed 1.25% of the Oklahoma Municipal Fund average daily net assets on an annual basis up to the amount of the management and investment advisory fee payable by the Ranson Funds to Ranson Capital. Ranson Capital may assume additional Ranson Funds expenses or waive portions of its fees in its discretion.

Deferred Sales Costs

The Company's historical source of income is from investment advisory and management services provided to the five affiliated mutual funds previously described. Fees are based upon a percentage of total funds under management. The Company's past expansion and continued operational growth relies upon bringing mutual fund assets under its management. To bring funds under its management, commission fees must be paid to brokers who sell the deferred load mutual funds. These commission fees are the Company's cost of bringing assets under its management.


                                                      Commissions
                                  Unaffiliated           Paid to
                                 Dealer Selling        Registered
                                    Allowance       Representatives
                                     Paid by         associated with
                                 ND Capital, Inc.    ND Capital, Inc.
                                (as a percentage     (as a percentage
Fund                           of offering price)*  of offering price)*
_____________________________  ___________________  ___________________
Integrity Fund of Funds, Inc.          4.50%                3.6%
ND Tax-Free Fund, Inc.                 3.75%                3.0%
Montana Tax-Free Fund, Inc.            3.75%                3.0%
South Dakota Tax-Free Fund, Inc        3.75%                3.0%

*not considering any volume discount in commissions allowed.


The ND Insured Income Fund, Inc. is a load fund. Investors pay selling fees as a part of their cost of purchase (4.5%). The Company does not "front" fees for the ND Insured Income Fund, Inc. Registered Representatives associated with ND Capital receive a commission of 3.2% (80% of the dealer allowance of 4.0%) on their sales of the ND Insured Income Fund, Inc.

As a method of attracting investment in the three tax-free funds mentioned above, the Company does not charge a front-end commission to purchasers of the mutual funds. Since there is no front-end sales charge on investments in these funds (12b-1 mutual fund selling fees as described in Rule 12b-1 of the Investment Company Act of 1940), the commissions paid to brokers for selling the funds are recorded as deferred sales costs and carried in the "Other Asset" section of the balance sheet. As of December 1, 1996, $3,059,344 of "Deferred Sales Costs" was listed on the Company's Balance Sheet. A substantial portion of the amounts invested in the Company by its shareholders has been utilized to pay commissions to brokers for the sale of no front-end load mutual funds. These costs of bringing assets under management are amortized to expense based on the established deferred sales charge rates for redemption of investments in these funds.

The unamortized balance of the deferred sales costs as of December 31, 1996 will be charged to expense according to an amortization schedule utilizing nine years. (See "Impact of New Accounting
Standards-Change in Accounting Estimate.")

In the three tax-free funds (ND Tax-Free Fund, Inc., Montana Tax-Free Fund, Inc., and South Dakota Tax-Free Fund, Inc.) a contingent deferred sales charge is imposed only if a shareholder redeems shares purchased within the preceding five years. Shares acquired by reinvestment of dividends may be redeemed without charge even though acquired within five years. In addition, a number of shares having a value equal to any net increase in the value of all shares purchased by the shareholder during the preceding five years will be redeemed without a contingent deferred sales charge. Subject to the foregoing exclusions, the amount of the charge is determined as a percentage of the original purchase price of the redeemed shares (or current value whichever is lower) and will depend on the number of years the dollar amount being redeemed was invested, according to the following table:

     Year Since Redemption       Percentage Contingent
     Amount Was Invested         Deferred Sales Charge
     _____________________       _____________________

     First                                4.0%
     Second                               4.0%
     Third                                3.0%
     Fourth                               2.0%
     Fifth                                1.0%
     Sixth and following               No Charge

Integrity Fund of Funds, Inc. requires a contingent deferred sales charge ("charge") equal to 1.5% of the redemption proceeds if a shareholder redeems shares purchased within the preceding five years, except that if the initial amount of purchase is $1 million or more, the charge is reduced to 1% and only applies during the first year of purchase.

ND Insured Income Fund, Inc. has no contingent deferred sales charge.

The Ranson Managed Portfolios have no contingent deferred sales charge.

Overview of Managed Mutual Fund Industry

Since the 1980's, the mutual fund business has been one of the fastest growing areas of the financial services industry. Total assets in mutual funds grew from approximately $100 billion in 1980 to approximately $2 trillion in total assets by 1994. According to the Investment Company Institute Special Analysis for the 1990's Study, mutual fund assets are projected to continue to grow at an average of 12% annually, to approximately $3.4 trillion in total assets by the year 2000.

Company Growth Strategy

The Company's historical strategy has been to establish localized mutual funds, in a niche area of rural states, which funds invest in bond and/or equity instruments of local interest. The Company targets the residents of the same localized areas to achieve its investor base. The Company has established mutual funds in North Dakota, Montana, Oklahoma and South Dakota, all rural, low population states where competition from other mutual funds as well as larger and more diversified competitors in the securities industry is less intense.

The Company has acquired management of the Ranson Managed Portfolios (the "Ranson Funds"), through acquisition of their advisor, Ranson Capital Corporation and its parent, The Ranson Company, Inc. This acquisition was completed January 5, 1996. The Company has agreed to continue the management and operation of the Ranson Funds as now conducted. Ranson Capital Corporation, which is now wholly-owned by the Company, will continue by that name and will continue to act as investment adviser and manager for each of the Ranson Funds. The Ranson Funds added approximately $184,000,000 to the Company's assets under management, growing total assets currently under management to approximately $334,000,000. Please see "Certain Transactions - The Ranson Acquisition", "Management's Discussion and Analysis" and "Business".

The Company will in the future seek to locate compatible existing mutual funds and seek to acquire money management firms with mutual funds under management, thereby immediately increasing the Company's base of assets under management.

Finder Agreement with KPMG Peat Marwick LLP

The Company has retained KPMG Peat Marwick LLP financial service division to perform certain services with respect to the Company's interest in expanding its base of funds under management by acquiring other investment fund managers. Services to be provided to the Company include:

development of an acquisition strategy; identification of target companies; contact with target companies; and preliminary financial analysis on the target companies.

Competition

Since its inception, the Company has directly competed primarily with a number of larger, more established mutual fund service organizations and securities firms. Competition is influenced by various factors, including breadth, quality of service and price. All aspects of Company's business are competitive, including competition for mutual fund assets to manage. Large national firms have much greater marketing capabilities, offer a broader range of financial services and compete not only with the Company and among themselves but also with commercial banks, insurance companies and others for retail and institutional clients. The Company's affiliated mutual funds, although localized in nature, are subject to competition from nationally and regionally distributed funds offering equivalent financial products with returns equal to or greater than those offered by the Funds.

The Company is focused on the niche area of rural states and localized investment where competition from major investment institutions is lower than in population centers. To the knowledge of the Company it is the only mutual fund sponsor consisting of affiliated investment advisor, broker/dealer and transfer agent entities based in North Dakota, South Dakota or Montana. However, competition for assets under management is intense from both national and regional based firms. Access to local investment and the population of the region by modern communication systems is so efficient that the Company's geographical position cannot be deemed a significant advantage.

The Company's investment management operations compete with a large number of other investment management firms, commercial banks, insurance companies, broker/dealers and other financial service firms. Most of these firms are larger and have access to greater resources than the Company. The investment advisory industry is characterized by relatively low cost of entry and the formation of new investment advisory entities which may compete directly with the Company is a frequent occurrence. The Company directly competes with as many as several hundred firms which are of similar or larger size. The Company's ability to increase and retain clients' assets could be materially adversely affected if client accounts under-perform the market. The ability of the Company's investment management subsidiary to complete with other investment management firms also is dependent, in part, on the relative attractiveness of their investment philosophies and methods under prevailing market conditions.

A large number of mutual funds are sold to the public by investment management firms, broker/dealers, insurance companies and banks in competition with the Company's affiliated funds. Many of the Company's competitors apply substantial resources to advertising and marketing their mutual funds which may adversely affect the ability of the Company's affiliated funds to attract new assets. The Company expects that there will be increasing pressures among mutual fund sponsors to obtain and hold market shares.

Although the Company may expand the financial services it can render to its customers, it does not now offer as broad a range of financial services as national stock exchange member firms, commercial banks, insurance companies and others.


                           REGULATIONS

Regulation of the Company's Business

Under the Investment Company Act, the distribution agreements between the Funds and the Company's subsidiary terminate automatically upon their assignment. The term "assignment" includes direct assignments as well as assignments which may be deemed to occur, under certain circumstances, upon the transfer, directly or indirectly, of a controlling block of the Company's voting securities. The Investment Company Act presumes that any transfer of more than 25% of the voting securities of any person represents a transfer of a controlling block of voting securities. The Company does not believe that the transactions contemplated by this offering will result in an "assignment" of the distribution or administration agreements.

The securities industry, including broker/dealer, investment advisory, and transfer agency firms in the United States, are subject to extensive regulation under federal and state laws. Much of the regulation of broker/dealers has been delegated to self-regulatory organizations, principally the National Association of Securities Dealers (NASD). The regulations to which broker/dealers are subject cover all aspects of the securities business, including sales methods, trade practices, capital structure of securities firms, record keeping and the conduct of directors, officers and employees. Additional state and federal legislation, changes in rules promulgated by the United States Securities and Exchange Commission (SEC) and by self-regulatory organizations, or changes in the interpretation or enforcement of existing laws and rules often directly affect the methods of operation and profitability of money managers, broker/dealers and transfer agents. Investment related firms are also subject to regulation and licensing by state securities commissions in the states in which they transact business. The SEC, state securities administrators and the self-regulatory organizations may conduct administrative proceedings which can result in censure, fine, suspension or expulsion of a broker/dealer, its officers or employees. The principal purpose of regulation and discipline of broker/dealers, investment advisors, and stock transfer agents is the protection of customers and the securities markets rather than protection of creditors and stockholders of such firms.

Industry Regulations

The Company is subject to extensive regulation as to its duties, affiliations, conduct and limitations on fees. Section 22(b) of the Investment Company Act of 1940 provides that a securities association registered under Section 15A of the Securities Exchange Act of 1934 may adopt rules prohibiting its members from receiving a commission, discount, spread or fees except in accordance with a method or methods, and within such limitations as to the relation thereof to said public offering price, as such rules may prescribe in order that the price at which such security is offered or sold to the public shall not include an excessive sales load but shall allow for reasonable compensation for sales personnel, broker/dealers, and underwriters, and for reasonable sales loads to investors. Section 22(c) of the Investment Company Act of 1940 further states that the commission may make rules and regulations applicable to registered investment companies and to principal underwriters of, and dealers in, the redeemable securities of any registered investment company, whether or not members of any securities association. Any rules and regulations so made by the Commission, to the extent that they may be inconsistent with the rules of any securities association, shall, so long as they remain in force, supersede the rules of the association and be binding upon its members as well as all other underwriters and dealers to whom they may be applicable.

The Company's wholly-owned broker/dealer subsidiaries, ND Capital, Inc. and Ranson Capital Corporation are NASD members. The NASD, a securities association registered under Section 15 A of the Securities and Exchange Act of 1934 has prescribed rules (Section 26 of the NASD Rules of Fair Practice) with respect to maximum commissions, charges and fees related to investment in any open-end investment company registered under the Investment Company Act of 1940.

Additionally, under Section 206 of the Investment Advisers Act of 1940 it is unlawful for any investment adviser to (1) employ any device, scheme, or artifice to defraud any client or prospective client; (2) engage in any transaction, practice, or course of business which operates as a fraud or deceit upon any client or prospective client; or (3) engage in any act, practice, or course of business which is fraudulent, deceptive, or manipulative.

An investment adviser can transfer control of an investment company only under the provision that for three years at least seventy-five (75%) percent of the directors of the investment company are independent of the new and old investment adviser, and provided no unfair burden is imposed on the investment company as a result of the sale. The effect of such transfer is to terminate the old investment adviser agreement and to require the new agreement to be approved by both the board and shareholders. Directors and the investment adviser are fiduciaries, accordingly, the SEC is authorized to initiate an action to enjoin a breach of fiduciary duties involving personal misconduct by officers, directors, investment advisers, and principal underwriters. Shareholders or the SEC may also bring an action against the officers, directors, and investment adviser for breach of fiduciary duty in establishing the compensation paid the investment adviser.

An investment adviser to a fund, its principals, and its employees may also be subject to proceedings initiated by the SEC to impose remedial sanctions for violation of any provision of the federal securities laws and the regulations adopted thereunder, and the SEC may preclude such investment adviser to an investment company from continuing to act in the capacity.

Investment companies such as the Funds are subject to considerable substantive regulation. Such companies must comply with periodic reporting requirements. Proxy solicitations are subject to the general proxy rules as well as to special proxy rules applicable only to investment companies. Shares of investment companies can only be offered at a uniform public offering price based on the current share net asset value plus the sales load. No more than 60 percent of the directors can be interested persons, defined to include, among others, persons affiliated with the management company or underwriter, and a majority of the directors must not be affiliated with the underwriter. The management agreement must have initially been approved by a majority of the outstanding shares and, after two years, must be annually approved, either by the board or by the outstanding voting shares. The management agreement must automatically terminate in the event of assignment and must be subject to termination upon 60 days notice by the board or by a vote of the majority of the outstanding voting shares. The underwriting agreement must be annually approved by the board or by a vote of a majority of the outstanding voting shares, and must provide for automatic termination in event of assignment. Transactions between the investment company and an affiliate can be entered into only if approved by the SEC, after notice and opportunity for hearing, as fair and equitable.

Net Capital Requirements

As a broker/dealer, and as a member firm of the NASD, the Company's subsidiary, ND Capital and its new subsidiary, Ranson Capital Corporation are subject to the Uniform Net Capital Rule (Rule 15c3-
1) promulgated by the SEC which provides that a broker/dealer doing business with the public must maintain certain net minimum capital and shall not permit its aggregate indebtedness to exceed certain specified limitations. The Rule is designed to measure a firm's financial integrity and liquidity. A broker/dealer may be required to reduce its business and restrict withdrawal of subordinated capital if its net capital drops below specified levels, and also may be prohibited from expanding its business or declaring cash dividends. In addition, failure to maintain the required net capital may subject a broker/dealer to disciplinary actions by the SEC, the NASD and state securities administrators, including fines, censure, suspension or expulsion. The Uniform Net Capital Rule may limit the uses ND Capital and Ranson Capital may make of its capital.

At December 31, 1996, ND Capital, Inc.'s required net capital was $25,000. Ranson Capital Corporation's required net capital was $100,000. At December 31, 1996 and the date of this prospectus both subsidiaries' net capital was in excess of required net capital.

Factors which affect ND Capital and Ranson Capital's net capital include the general investment climate as well as the ability of the Company to obtain any liquid assets necessary to contribute equity capital to its wholly-owned subsidiaries. Although ND Capital currently has sufficient net capital, should the Company's liquidity be impaired substantially as a result of any factor, including potential demands for cash created by the rescission offer, and additional net capital become necessary, the continued operation of ND Capital and/or Ranson Capital could be restricted or suspended.

The Uniform Net Capital Rule requires the ratio of aggregate indebtedness, as defined, to net capital not exceed 15 to 1, and imposes certain restrictions on operations. In computing net capital, various adjustments to net worth are made with a view to excluding assets which are not readily convertible into cash and with a view to a conservative statement of other assets, such as a firm's position in securities. ND Capital may not allow withdrawal of subordinated capital if minimum net capital would thereafter be less than 5% of aggregate debit items as defined under the SEC Uniform Net Capital Rule. Further, ND Capital may not permit equity capital to be withdrawn whether by payment of dividends, repurchase of stock or other means, if its net capital would thereafter be less than 5% of aggregate debit items as defined under the SEC Uniform Net Capital Rule. Compliance with the Uniform Net Capital Rule may limit those operations of a firm (such as ND Capital) which may require the use of its capital.


                         PROPERTIES

The Company owns no material physical properties.

On June 1, 1996, the Company moved its office to 1 North Main, Minot, North Dakota and terminated its former lease arrangement. The office lease, which terminates on May 31, 2001, encompasses approximately 4,000 square feet of office space and requires monthly lease payments of $3,000 per month.


             EMPLOYEES AND REGISTERED REPRESENTATIVES

At December 31, 1996, the Company had 18 full-time employees, including eight (8) registered representatives, licensed by the NASD, who are associated with ND Capital, Inc. With the acquisition of The Ranson Company, Inc., three additional employees (retained employees of Ranson Capital Company) were added. Registered Representatives earn commissions through ND Capital, Inc. but receive their paychecks from the Company. ND Capital, Inc. reimburses the Company (its parent) through intercompany transfers for such commission payments. Salaried and hourly employees are paid directly by ND Holdings, Inc. (the Company). State and federal wage and tax reporting is done by the Company. The employees of the Company perform various services in all necessary capacities for each of the subsidiaries as well as the Holding Company (the Company). Technically, except for Registered Representatives associated with ND Capital, Inc., the subsidiaries of Company have no employees. The Company and its subsidiaries are currently developing a plan to restructure its employee arrangement so that specific persons will become employees in form and substance in each subsidiary where operations actually occur.


                     LEGAL PROCEEDINGS

Except for the regulatory issues described below, the Company is not involved in any material pending legal proceedings, nor is management aware of any threatened litigation.

Pursuant to a previous registration, offers of cash rescission to any unaffiliated purchaser who purchased the Company's Common Stock between September 1, 1992 and March 9, 1995 (Common Stock totaling 4,859,207 shares) has been completed as of October 12, 1996. Shareholders accepting rescission number only five (5) and cash paid out in rescission was $139,737. This rescission offer was the result of sales by ND Capital, Inc., and other broker/dealers unrelated to Company, of Common Stock of the Company to a total of eleven persons not residents of the State of North Dakota between May 28, 1991 and July 5, 1994 while the Company was relying upon an intrastate exemption (Section 3(a)(11) of the 1933 Securities Act).

Section 5(a) of the Securities Act of 1933 requires that a registration statement pursuant to the requirements set forth in
Section 6 of the Securities Act of 1933 be filed with the US Securities and Exchange Commission (the "SEC") and in effect prior to offers or sales of a security. The Company relied upon the "intrastate" exemption provided by Section 3(a)(11) of the Securities Act of 1933 and the North Dakota exemption from registration provided by NDCC 10-04-05(13) for securities issued by a venture capital corporation organized under Chapter 10-30.1 in making sales of its Common Stock. The exemption from registration required by Section 5(a) of the Securities Act of 1933 may not be available, thereby creating liability to the Company under federal securities laws. The Company does not believe that sales to nonresidents of North Dakota effects its exemption from registration with the North Dakota Securities Commission. Federal law claims may be brought by investors for up to three years after the date of the offer of the unregistered Common Stock.

Although compliance with the requirements of the applicable state rescission may bar future state claims, acceptance or rejection of the offer of rescission may not bar holders from asserting any claims against the Company for alleged violations of Federal Securities Laws. Contingent liability of the Company may not necessarily be eliminated by making the Rescission Offer.

Effect of Previous "Red Herring" Preliminary Prospectus.

As was indicated by the red lettering on the face of a "red herring" preliminary prospectus related to the Company's previous rescission offering, first distributed approximately February 14, 1996 to certain shareholders of ND Holdings, such document was subject to completion and not the definitive and final prospectus. Completion of rescission offers prior to the effective date of the registration may be a violation of Section 5(a) of the Securities Act of 1933 which requires that a registration statement pursuant to the requirements set forth in Section 6 of the Securities Act of 1933 be filed with the US Securities and Exchange Commission and in effect prior to offers or sales of securities. In March 1996, a total of $34,808.98 in cash was paid out to two shareholders electing rescission for a total of 17,263 shares of the Company's Common Stock. As a result, the previous cash payments to the two persons electing rescission following the distribution of the February 14, 1996 preliminary prospectus, may be a violation by the Company of Section 5(a).


                           MANAGEMENT

Executive Officers and Directors of the Company

The following tables set forth various information with respect to the Company's executive officers and members of the Board of
Directors:

Identification of Executive Officers and Directors.

The following is a list of the names and ages of all executive officers and directors of the Company. All positions and offices with the Company held by each such person, and each person's term of office as director is also provided.

                            Term of office     Positions and
                               with the         offices with
        Name         Age       Company           the Company
___________________  ___  __________________  __________________

Richard J. Backes     71  5-4-88 to present        Director
Vance A Castleman     53  3-25-94 to present       Director
Daniel L. Feist       64  5-4-88 to present        Director
Lyle E. McLain        63  5-4-88 to present        Director
Peter A. Quist        63  5-4-88 to present   Vice President and
                                                   Director
Robert E. Walstad     52  9-22-87 to present     President and
                                                   Director
Richard H. Walstad    58  5-4-88 to present        Director
Jacqueline L. Picken  48  5-4-88 to present        Secretary
Dan Korgel            49  5-4-88 to present        Treasurer

All directors were re-elected on March 22, 1996 for one-year terms.

The Company has no standing audit, nominating, or compensation committees of the Board of Directors or any committees which perform similar functions.

Family Relationships.

Richard H. Walstad, a Director of the Company, is the brother of Robert E. Walstad the President and a Director of the Company.
There are no other family relationships among executive officers, directors or persons nominated to such positions.

Business Experience.

The current employment, background and business experience of each director, and executive officer follows:

Richard J. Backes - Farmer (1950-Present); Former North Dakota
State Highway Commissioner (1989-1993), Former North Dakota State
Representative (Majority Floor Leader).

Vance A. Castleman - Real Estate Developer (1986-Present); Former
Director Minot Area Development Corporation; Commissioner, Ward
County Planning Commission (past five years).

Daniel L. Feist - Contractor (1955-Present); Real Estate Broker
(1963-Present); Director, First Bank, Minot (past five years);
Director, Investors Real Estate Trust (past five years).

Lyle E. McLain - Farmer (1950-Present); Director, Former Chairman, Farm Credit Banks, 7th Dist., St. Paul, Minnesota; Director, Excel Manufacturing Co. (1986-Present).

Peter A. Quist - Vice President and Director of ND Holdings, Inc. (1988-Present); ND Tax-Free Fund, Inc. (1988-Present), Montana Tax-Free Fund, Inc. (1993-Present), and Integrity Fund of Funds, Inc. (1994-Present); Vice President, Secretary, and Director of ND Money Management, Inc., ND Capital, Inc. (1988-Present), and ND Resources, Inc. (1989-Present); Vice President, Secretary, and Director of ND Insured Income Fund, Inc. (1990-Present); Vice President and Secretary of South Dakota Tax-Free Fund, Inc. (1993-Present); Currently a licensed North Dakota attorney; Former North Dakota Securities Commissioner (1983-1988).

Robert E. Walstad - President and Director of ND Holdings, Inc. (1987-Present); President, Treasurer, and Director of ND Tax-Free Fund, Inc. (1988-Present), ND Money Management, Inc. (1988-Present), ND Resources, Inc. (1989-Present), ND Insured Income Fund, Inc. (1990-Present), Montana Tax-Free Fund, Inc. (1993-Present), South Dakota Tax-Free Fund, Inc. (1993-Present), and Integrity Fund of

Funds, Inc. (1994-Present); Formerly Vice President and Branch
Manager of Dean Witter Reynolds; Associated with Securities
Industry as an NASD licensed registered representative from 1972-
Present.

Richard H. Walstad - President/Owner, Cook Sign Co. of Fargo (1978-Present); Past Chairman, Fargo Cass County Economic Development
Corp., Fargo.

Jacqueline L. Picken - Secretary of ND Holdings, Inc. (1988-
Present); Executive Assistant to Robert E. Walstad, President of ND Holdings, Inc. (1988-Present).

Dan Korgel - Treasurer of ND Holdings, Inc. (1988-Present);
Portfolio manager of the North Dakota Tax-Free, Inc. (1988-
Present), North Dakota Insured Income, Inc. (1990-Present), South
Dakota Tax-Free, Inc. (1993-Present), Montana Tax-Free, Inc. (1993-Present), and Integrity Fund of Funds, Inc. (1994-Present).

Indemnification Agreements.

There are no specific provisions for the indemnification of directors and officers in the Bylaws of the Company. The Company has adopted the provisions of Section 10-19.1-91 of the North Dakota Century Code allowing for indemnification of officers and directors.

                    Summary Compensation Table

(a)  Cash Compensation.
                                                       Long Term Compensation
                                            _______________________________________________

                      Annual Compensation              Awards              Payouts
                     _____________________  _____________________________  _______
                                    Other                                            All
                                    Annual  Restricted                              Other
                                    Commi-    Compen-   Stock               LTIP    Compen-
                           Salary   sions     sation   Award(s)  Options/  Payouts  sation
                     Year   ($)      ($)        ($)      ($)       SARs      ($)      ($)
                     ____  ______   ______  _________  ________  ________  _______  _______
Robert E. Walstad,   1994  48,000   37,608       0        0         0         0        0
Chairman, President  1995  52,000   27,991       0        0         0         0        0
and CEO                    60,000   10,836       0        0         0         0        0


No individual Officer or Director other than Robert E. Walstad received compensation in excess of $60,000.

Directors, except for directors who are also salaried officers, receive compensation of $300 per meeting. There were six meetings of Directors in the year ended December 31, 1996.

(b)  Compensation Pursuant to Plans (401(k) Plan).

The Company established a 401(k) plan during 1993 for all it employees including persons who are officers of the Company. This plan is solely funded by employee contributions. The only expenses of the plan paid for by the Company are the trustees fees, which were insignificant in 1995, 1994 and 1993.

Each original Director received 10,000 perpetual warrants upon acceptance of his position as director. The Directors warrants are immediately exercisable and have no expiration date. Each warrant entitles the holder to purchase one share of the Company's Common Stock at a price of approximately $1.62 (price originally $2.00, adjusted for stock splits.)

              PRINCIPAL AND SELLING SHAREHOLDERS

The following table sets forth at December 31, 1995, and as adjusted to reflect the sale of Common Stock offered hereby certain information regarding beneficial ownership of the Common Stock held by (i) each person or entity known to the Company to own beneficially more than 5% of the Common Stock, (ii) each Director of the Company who owns outstanding shares of Common Stock, (iii) each Executive Officer named in the Summary Compensation Table,
(iv) all Directors and Executive Officers of the Company as a group, and (v) each of the selling shareholders. The Company believes that the stockholders listed below have sole voting and investment power with respect to the Common Stock indicated as beneficially owned by them, except as otherwise noted.



                                                 Percentage                          Percentage
                                     Shares      of Shares               Shares      of Shares
                                  Beneficially  Beneficially  Number  Beneficially  Beneficially
                                      Owned         Owned       of       Owned         Owned
                                      Prior         Prior     Shares     After         After
                                      to the        to the    Being       the           the
                                   Offering(1)     Offering   Offered   Offering      Offering
                                  ____________  ____________  _______  ___________  ____________
Selling Shareholders:

46 unaffiliated shareholders         453,581          *       453,581        *            *
(none of whom individually own
more than 1% of the Company)

Executive Officers and Directors:

Richard J. Backes                    23,100(8)        *             0      23,100         *
201 5th Ave.
Glenburn, ND 58740

Vance A. Castleman                  150,000(2)       1.8%           0     150,000        1.6%
#7 Country Club Acres
Minot, ND 58703

Daniel L. Feist                      23,100(8)        *             0      23,100         *
1111 Robert Street
Minot, ND 58703

Lyle E. McLain                       19,488(3)        *             0      19,488         *
RR 1, Box 36
Mohall, ND 58761

Peter A. Quist                       67,100(9)        *             0      67,100         *
1821 S. Grandview Lane, #8
Bismarck, ND 58501

Robert E. Walstad                   823,420(4)      10.0%           0     823,420       8.9%
2512 Bel Air Drive
Minot, ND 58703

Richard H. Walstad                   32,697(5)        *             0      32,697        *
2822 27th St. S.
Fargo, ND 58103

                                                                      38


                                                 Percentage                          Percentage
                                     Shares      of Shares               Shares      of Shares
                                  Beneficially  Beneficially  Number  Beneficially  Beneficially
                                      Owned         Owned       of       Owned         Owned
                                      Prior         Prior     Shares     After         After
                                      to the        to the    Being       the           the
                                   Offering(1)     Offering   Offered   Offering      Offering
                                  ____________  ____________  _______  ___________  ____________

Jacqueline L. Picken                 45,184(6)(7)     *             0     45,184         *
1311 33rd Ave SW
Minot, ND 58701

Dan Korgel                           19,909(10)       *             0     19,909         *
1212 7th St NE, Minot
ND 58703

All directors & officers
of the company as a group
(9 persons named above)           1,203,998         14.7%           0  1,203,998       13.1%
______________________

* Less than 1%

<F1>
(1) Calculated before the offering pursuant to Rule 13d-3(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Under Rule 13d-3(d), shares not outstanding which are subject to options, warrants, rights or conversion privileges exercisable within 60 days are deemed outstanding for the purpose of calculating the number and percentage owned by such person, but not deemed outstanding for the purpose of calculating the percentage owned by each other person listed. Calculated after the offering in the same manner together with an additional 2,546,419 shares to be issued by the Company in the offering.
<F2>
(2) Includes 5,075 shares held in Vance A. Castleman's IRA account and 4,550 shares held in Arlene Castleman's IRA account.
<F3>
(3)  Includes 3,210 shares held in the name of Lyle E. and Cynthia
     L. McLain, 2,509 shares in Lyle E. McLain's IRA account and 2,509 shares in Cynthia L. McLain's IRA account, as well as 160 Shares controlled by Cynthia L. McLain under the UGMA. Also includes 10,100 warrants exercisable at a price of approximately $1.62 per share.
<F4>
(4) Includes 101,000 shares held by Robert E. Walstad, 10,000 shares held by his son Mark A. Walstad, and 2,420 shares held by his wife, Shirley J. Walstad, in which he disclaims any beneficial interest. Also includes 710,000 warrants exercisable at a price of approximately $1.62 per share.
<F5>
(5) Includes 3,630 shares held by Richard H. Walstad and 12,100 shares held by Cook Sign Co. of Fargo of which Richard H. Walstad is owner and president, and 6,667 shares owned by Richard H. Walstad's wife, Jaynee Walstad. Also includes 10,300 warrants exercisable at a price of approximately $1.62 per share.
<F6>
(6) Includes 8,811 shares held in Jacqueline L. Picken's husband's IRA account (Jeff Case).
<F7>
(7) Includes 16,598 warrants exercisable at a price of approximately $1.62 per share held in Jacqueline L. Picken's husband's IRA account (Jeff Case).
<F8>
(8) Includes 11,000 warrants exercisable at a price of approximately $1.62 per share.
<F9>
(9) Includes 55,000 warrants exercisable at a price of approximately $1.62 per share.
<F10>
(10) Includes 15,420 warrants exercisable at a price of approximately $1.62 per share.


                DESCRIPTION OF CAPITAL STOCK

Common Stock

The following summary description of the capital stock of the Company does not purport to be complete and is qualified in its entirety by reference to the Articles of Incorporation and the Bylaws of the Company, copies of which are filed as exhibits to the Registration Statement of which this Prospectus is a part.

The shares of Common Stock of the Company to be registered and offered hereby are a single class of Common Stock without par value. There are 20,000,000 shares authorized. All Common Stock participates equally in dividends and distributions when and as declared by the Board of Directors and in net assets upon liquidation. The shares of Common Stock are fully paid and non-assessable; there are no exchange, pre-emptive or redemption rights. The shares of Common Stock are freely transferable and alienable.

As of the date of this Prospectus, there are 8,123,586 shares of Common Stock outstanding.

Stock Warrants

The Company has authorized and issued 1,050,000 perpetual warrants as incentives to the organizers, directors, officers and employees of the Company. These warrants, at the date of issue, allowed for the purchase of shares of stock at $2.00 per share on a one share for one warrant basis. The exercise price of the warrants will be adjusted to reflect stock splits of 11 for 10 in 1992 and 1991. No warrants have been exercised as of the date of this prospectus.

Transfer Agent and Registrar

The current transfer agent and registrar for the Common Stock is ND Resources, Inc., a wholly-owned subsidiary of the Company.


                       CERTAIN TRANSACTIONS

Transactions with Management

No director or officer of the Company is or has been at any time since January 1, 1996, (beginning of the Company's last fiscal year) indebted to the Company in excess of $60,000.

Company's Transactions with the Funds

The Company's principal business is to provide services to mutual funds affiliated with the Company. A description of the financial arrangements with each Fund follows:

South Dakota Tax-Free Fund, Inc.

ND Money Management, Inc., the South Dakota Tax-Free Fund's investment advisor; ND Capital, Inc., the South Dakota Tax-Free
Fund's underwriter; and ND Resources, Inc., the South Dakota Tax-
Free Fund's transfer agent, are subsidiaries of ND Holdings, Inc., (the Company) the South Dakota Tax-Free Fund's sponsor.

The South Dakota Tax-Free Fund has engaged ND Money Management, Inc. to provide investment advisory and management services to the South Dakota Tax-Free Fund. The Investment Advisory Agreement provides for fees to be computed at an annual rate of 0.60% of the South Dakota Tax-Free Fund's average daily net assets.

The South Dakota Tax-Free Fund has adopted a distribution plan pursuant to Rule 12b-1 under the 1940 Act (the Plan), whereby the South Dakota Tax-Free Fund shall pay at the annual rate of 0.75% of the average daily net assets of the South Dakota Tax-Free Fund to ND Capital, its principal underwriter, for expenses incurred in the distribution of the South Dakota Tax-Free Fund's shares. Pursuant to the Plan, ND Capital is entitled to reimbursement each month for its actual expenses incurred in the distribution and promotion of the South Dakota Tax-Free Fund's shares, including the printing of prospectuses and reports used for sales purposes, expenses of preparation and printing of sales literature and other such distribution related expenses, including any distribution or service fees paid to securities dealers who have executed a dealer sales agreement with ND Capital. ND Capital is reimbursed at a rate not to exceed 0.75% of the average daily net assets of the South Dakota Tax-Free Fund for the prior month.

ND Tax-Free Fund, Inc.

ND Money Management, Inc., the ND Tax-Free Fund's investment advisor; ND Capital, Inc., the ND Tax-Free Fund's underwriter; and ND Resources, Inc., the ND Tax-Free Fund's transfer agent, are subsidiaries of ND Holdings, Inc. (the Company), the ND Tax-Free Fund's sponsor.

The ND Tax-Free Fund has engaged ND Money Management, Inc. to provide investment advisory and management services to the ND Tax-Free Fund. The Investment Advisory Agreement provides for fees to be computed at an annual rate of 0.60% of the ND Tax-Free Fund's average daily net assets.

The ND Tax-Free Fund has adopted a distribution plan pursuant to Rule 12b-1 under the 1940 Act (the Plan), whereby the Fund shall pay at the annual rate of 0.75% of the average daily net assets of the ND Tax-Free Fund's shares. Pursuant to the Plan, ND Capital is entitled to reimbursement each month for its actual expenses incurred in the distribution and promotion of the ND Tax-Free Fund's shares, including the printing of prospectuses and reports used for sale purposes, expenses of preparation and printing of sales literature and other such distribution related expenses, including any distribution or service fees paid to securities dealers who have executed a dealer sales agreement with ND Capital. ND Capital will be reimbursed at a rate not to exceed 0.75% of the average daily net assets of the ND Tax-Free Fund for the prior month.

Montana Tax-Free Fund, Inc.

ND Money Management, Inc., the Montana Tax-Free Fund's investment adviser; ND Capital, Inc., the Montana Tax-Free Fund's underwriter; and ND Resources, Inc., the Montana Tax-Free Fund's transfer agent, are subsidiaries of ND Holdings, Inc. (the Company), the Montana Tax-Free Fund's sponsor.

The Montana Tax-Free Fund has engaged ND Money Management, Inc. to provide investment advisory and management services to the Montana Tax-Free Fund. The Investment Advisory Agreement provides for fees to be computed at an annual rate of 0.60% of the Montana Tax-Free Fund's average daily net assets.

The Montana Tax-Free Fund has adopted a distribution plan pursuant to Rule 12b-1 under the 1940 Act (the Plan), whereby the Montana Tax-Free Fund shall pay the annual rate of 0.75% of the average daily net assets of the Montana Tax-Free Funds to ND Capital, its principal underwriter, for expenses incurred in the distribution of the Montana Tax-Free Fund's shares. Pursuant to the Plan, ND Capital, is entitled to reimbursement each month for its actual expenses incurred in the distribution and promotion of the Montana Tax-Free Fund's shares, including the printing of prospectuses and reports used for sales purposes, expense of preparation and printing of sales literature and other such distribution related expenses, including any distribution or service fees paid to securities dealers who have executed a dealer sales agreement with ND Capital. ND Capital will be reimbursed at a rate not to exceed 0.75% of the average daily net assets of the Montana Tax-Free Fund for the prior month.

ND Insured Income Fund, Inc.

ND Money Management, Inc., the ND Insured Income Fund's investment advisor; ND Capital, Inc., the ND Insured Income Fund's underwriter; and ND Resources, Inc., the North Dakota Insured
Income Fund's transfer agent, are subsidiaries of ND Holdings, Inc. (the Company), the ND Insured Income Fund's sponsor.

The ND Insured Income Fund has engaged ND Money Management, Inc. to provide investment advisory and management services to the ND Insured Income Fund. The Investment Advisory Agreement provides for fees to be computed at an annual rate of .60% of the ND Insured Income Fund's average daily net assets.

The ND Insured Income Fund is a load fund carrying a sales charge of 4.5% payable to the underwriter (subject to a dealer allowance of 4%) of the offering price on sales of less than $100,000.

Integrity Fund of Funds, Inc.

ND Money Management, Inc., the Integrity Fund of Funds Fund's investment advisor; ND Capital, the Integrity Fund of Funds Fund's underwriter; and ND Resources, Inc., the Integrity Fund of Funds Fund's transfer agent, are subsidiaries of ND Holdings, Inc. (the Company), the Integrity Fund of Funds Fund's sponsor. ND Capital, has invested $100,000 in Integrity Fund of Funds as of December 31, 1994. ND Capital, Inc., Integrity Fund of Funds, Inc.'s principal underwriter, purchased 10,000 shares of Integrity Fund of Funds, Inc. for $10 a share on August 19, 1994, in order to infuse $100,000 of net worth into Integrity fund of Funds, Inc. and thereby enable it to make a public offering of its shares. The percentage of Integrity Fund of Funds, Inc.'s shares owned by ND Capital, Inc. is now to less than 5%.

The Integrity Fund of Funds Fund has engaged ND Money Management,
Inc. to provide investment advisory and management services to the Integrity Fund of Funds. The Investment Advisory Agreement provides for advisory fees to be computed at an annual rate of .90% for the Integrity Fund of Fund's average daily net assets.

The Ranson Acquisition

The Company completed a transaction on January 5, 1996 which allowed the Company to acquire management of the Ranson Managed Portfolios (the "Ranson Managed Portfolios"), through acquisition of their advisor, Ranson Capital Corporation and its parent, The Ranson Company, Inc., as wholly-owned subsidiaries of the Company. Terms of the acquisition, discussed in greater detail in the following paragraphs, are as follows: a purchase price of approximately $6,196,402 (subject to 180 day adjustment based upon net redemptions of the Ranson Managed Portfolios between January 5, 1996 and July 3, 1996). $5,083,273 (80%) of purchase price was paid to The Ranson Company, Inc. shareholders on January 5, 1996. $1,113,129 was held in escrow pending final adjustment of the purchase price and was paid out on July 3, 1996. Prior to this acquisition, the Company had no affiliation with The Ranson Company, Inc., it subsidiary or its shareholders.

Ranson Capital Corporation ("Ranson Capital") a Kansas corporation, is the investment adviser and manager for each Series of the Ranson Managed Portfolios. Ranson Capital is a broker/dealer registered with the Securities and Exchange Commission and is a wholly-owned subsidiary of The Ranson Company, Inc., a Kansas corporation. Ranson Capital was formed in 1990 and acts as investment advisor and fund manager for the Ranson Managed Portfolios, consisting of the Kansas Insured Intermediate Fund, Kansas Municipal Fund and the Nebraska Municipal Fund. John A. Ranson, Alex R. Meitzner, Mark J. Kneedy, John J. Hass, Robin K. Pinkerton, Stephen E. Shorgren and Douglas K. Rogers (the "Selling Ranson Stockholders") previously owned all the outstanding Common Stock of The Ranson Company, Inc. None of these persons have any affiliation with the Company. None of the Selling Ranson Stockholders will become a director or executive officer of the Company.

The Selling Ranson Stockholders of The Ranson Company, Inc., the parent of Ranson Capital, entered into a contract dated as of September 15, 1995 (the "Agreement") whereby the Company acquired all outstanding shares of The Ranson Company, Inc. and therefore acquired all business related to the Ranson Managed Portfolios through the indirect acquisition of Ranson Capital (the "Acquisition"). The Company has agreed to continue the management and operation of the Ranson Managed Portfolios in the manner conducted by prior management staff. Ranson Capital, which is now wholly-owned by the Company continues by that name and continues to act as investment adviser and manager for each Series of the Ranson Managed Portfolios. Management of the Company now controls Ranson Capital.

Purchase Price. The total purchase price paid by the Company to the Ranson Stockholders for the Purchased Stock (hereinafter referred to as the "Purchase Price") was determined as follows:

       (a) an amount equal to the total consolidated stockholders' equity of The Ranson Company, Inc. and Ranson Capital determined in accordance with generally accepted accounting principles consistently applied, but without audit and adjusted to exclude any amount for goodwill carried on the books of The Ranson Company, Inc. and Ranson Capital (the "Total Ranson Stockholders' Equity") determined as the close of business on the date immediately preceding the Closing Date (January 5, 1996);

       (b) an amount equal to three percent (3%) of the net asset value of the Ranson Managed Portfolios' assets determined in the manner consistent with that described in the current prospectus for the applicable Ranson Managed Portfolios (the "Asset Portion"), as the close of business on the date immediately preceding the Closing Date (January 5, 1996).

Payment of Purchase Price.  The Purchase Price was paid by the
Company to the Ranson Stockholders on January 5, 1996 as follows:

       (a) a wire transfer totaling $5,083,273 to accounts specified by each of the Ranson Stockholders allocated among the Ranson Stockholders in accordance with their respective proportion of the Purchased Stock.

       (b) a wire transfer of immediately available federal funds to First Western Bank & Trust, Minot, North Dakota (the "Escrow Agent") in the amount of $1,113,129 (the "Deferred Purchase Price") which was held by the Escrow Agent until July 3, 1996 pursuant to terms and conditions of the Escrow Agreement entered into by and among the Ranson Stockholders, the Company and the Escrow Agent (the "Escrow Agreement").

Operation of Ranson Managed Portfolios After Closing. The Company's management is now in control of Ranson Capital Corporation. The Company agreed to continue the management and operation of the Ranson Managed Portfolios following the Closing through the Reduction Date in the ordinary course as was formerly conducted in order to minimize the Net Fund Redemptions after Closing. The Company agreed that none of the Ranson Managed Portfolios will be merged, consolidated, combined or transferred with or to any other Ranson Managed Portfolios until after the Reduction Date.

Allocation of Purchase Price.  The Ranson Stockholders and the
Company agreed that the entire Purchase Price is allocated to the Purchased Stock and that no portion of the Purchase Price is allocated to the non-competition covenants.

Termination of Employees. The Ranson Company, Inc. and Ranson Capital terminated the employment of all employees of The Ranson Company, Inc. and Ranson Capital, except for three employees retained by the Company. All liabilities of The Ranson Company, Inc. and Ranson Capital to terminated employees for accrued compensation, vacation pay or severance pay were paid prior to the Closing or accrued as liabilities in connection with the determination of the Total Ranson Stockholders' Equity. The Ranson Capital's 401(k) Profit Sharing Plan was terminated prior to Closing. Three management employees of Ranson Capital Company remain after completion of The Ranson Company, Inc. acquisition. None of the "Selling Ranson Stockholders" is or will become a director or executive officer of the Company.

Disposition of Unit Trust Business. On or prior to the Closing Date, Ranson Capital disposed of its Unit Trust Business (separate from the Ranson Managed Portfolios) by transfer of the Unit Trust Business, which transfer was made without any consideration or payment to Ranson Capital or The Ranson Company, Inc.

Non-Competition Covenants.   For a period of three (3) years from
the Closing Date, John A. Ranson and Alex R. Meitzner each agreed that he would not conduct a business in competition with the management of open-end investment companies (mutual funds) registered under the Investment Company Act of 1940 (the "1940 Act"). For a period of three (3) years from the Closing Date, Douglas K. Rogers agreed that he would not conduct a business which consists of the management of open-end investment companies (mutual funds) registered under the 1940 Act, the investments of which consist of interest bearing obligation issued by or on behalf of municipalities or other governmental authorities in the states of Kansas or Nebraska, the interest income from which is exempt from federal and Kansas or Nebraska state income taxes.

Investment Management Agreements With The Ranson Managed Portfolios

Consummation of the Agreement by the Company to acquire The Ranson Company, Inc. and Ranson Capital constituted an "assignment," as that term is defined in the Investment Company Act of 1940 (the "1940 Act"), of the Ranson Fund's current investment management agreements with Ranson Capital. As required by the 1940 Act, the current investment management agreements provide for their automatic termination in the event of their assignment. In anticipation of the Acquisition, new investment management agreements (the "Contracts") between each Series and Ranson Capital were proposed for approval and accepted by Ranson Managed Portfolio fund shareholders of each Series. The new management agreements for the Ranson Managed Portfolios are on the same terms as the current management agreements. Management of the Ranson Managed Portfolios will be performed by the Company's current management team.

The Contracts provide that Ranson Capital will supply investment research and portfolio management, including the selection of securities for the Ranson Managed Portfolios to purchase, hold or sell and the selection of brokers through whom the Ranson Fund's portfolio transactions are executed. Ranson Capital also agrees to administer the business affairs of the Ranson Managed Portfolios, furnish offices, necessary facilities and equipment, provide administrative services, and permit its officers and employees to serve without compensation as Trustees and officers of the Ranson Managed Portfolios if duly elected to such positions. The Contracts provide that Ranson Capital may, at its option, appoint a subadviser which shall assume all of such responsibilities and obligations of the adviser pursuant to such Contracts as shall be delegated to the subadviser. Any subadviser appointed by Ranson Capital must be approved by a majority of the outstanding shares of the Ranson Managed Portfolios.

The Contracts may continue in effect from year to year thereafter if specifically approved at least annually by the Trustees of the Ranson Managed Portfolios or by a vote of the majority of the outstanding shares of the Ranson Managed Portfolios. The continuation of the Contracts must also be approved by a vote of a majority of the disinterested Trustees of the Ranson Managed Portfolios, cast in person at a meeting called for such purpose. The Contracts may be terminated by either party without penalty with sixty days written notice and will automatically terminate in the event of assignment. The contracts were continued to December 1, 1997 pursuant to Trustee approval.

For Ranson Capital's services under each of the Contracts, the Ranson Managed Portfolios agree to pay Ranson Capital a monthly management and investment advisory fee equivalent on an annual basis to .50 of 1% of the Ranson Fund's average daily net assets.

Under the terms of each of the Contracts, Ranson Capital has agreed to pay all expenses of the Ranson Managed Portfolios, including the Ranson Fund's management and investment advisory fee and the Ranson Fund's dividend disbursing, administrative and accounting services fees (but excluding taxes and brokerage fees and commissions, if any) that exceed 1.25% (.75 in the case of Kansas Insured Intermediate Fund) of the Ranson Fund's average daily net assets on an annual basis up to the amount of the investment advisory and management fee payable by the Ranson Managed Portfolios to Ranson Capital. Reimbursements by Ranson Capital for the Ranson Fund's expenses will be paid monthly based on annualized year-to-date expenses. All other expenses shall be paid by the Ranson Managed Portfolios. From time to time and subject to discontinuance at any time, Ranson Capital may voluntarily assume certain expenses of the Ranson Managed Portfolios. This would have the effect of lowering the overall expense ratio of the Ranson Managed Portfolios and of increasing the yield to investors. The Ranson Fund's expenses include, among others, taxes, brokerage fees and commissions, if any, fees of disinterested Trustees, expenses of Trustees' and Ranson Stockholders' meetings, insurance premiums, expenses of redemption of shares, expenses of issue and sale of shares (to the extent not borne by the distributors), expenses of printing and mailing certificates, association membership dues, charges of the Ranson Fund's custodian, and bookkeeping, auditing and legal expenses, and the fees and expenses of registering the Ranson Managed Portfolios and its shares with the Securities and Exchange Commission, registering or qualifying its shares under state securities laws and the expenses of preparing and mailing prospectuses and reports to Ranson Stockholders.

Ranson Capital acts as the Ranson Fund's administrative and accounting services agent. For these services, Ranson Capital receives and administrative and accounting services fee payable monthly by the Ranson Managed Portfolios equal to sum of (i) $1,500 per month if the Ranson Fund's average daily net assets are greater than $50 million but do not exceed $100 million, and $2,500 per month if the Ranson Fund's average daily net assets exceed $100 million, and (ii) 0.15% of the Ranson Fund's average daily net assets on an annual basis for the Ranson Fund's average daily net assets in excess $20 million but not exceeding $40 million, 0.10% of the Ranson Fund's average daily net assets on an annual basis for the Ranson Fund's next $20 million of average daily net assets, 0.05% of the Ranson Fund's average daily net assets on an annual basis for the Ranson Fund's next $60 million of average daily net assets, 0.02% of the Ranson Fund's average daily net assets on an annual basis for the Ranson Fund's next $400 million average daily net assets, and 0.01% of the Ranson Fund's average daily net assets on an annual basis for the Ranson Fund's average daily net assets in excess of $500 million, together with reimbursement of Ranson Capital's out-of-pocket expenses. This fee and reimbursement are in addition to the investment advisory and management fee received by Ranson Capital from each of the Ranson Managed Portfolios.

Previous Rescission Exchange Offer

With a registration statement effective August 29, 1996 and completed October 12, 1996, the Company registered Common Stock for re-offer and re-sale pursuant to the US Securities Act of 1933 in connection with rescission of the unregistered Common Stock sold between September 1, 1992 and March 9, 1995. Purchasers who purchased between September 1, 1992 and March 9, 1995 (Common Stock totaling 4,859,207) were offered the option of electing to revoke their ownership of the Company and receive from the Company, such purchaser's cash paid for the unregistered Common Stock, plus accrued interest at the legal rate in the state of purchase, or rescind the original purchase and receive registered Common Stock offered hereby on a one share for one share basis.

Only five (5) persons offered the cash rescission option accepted such offer, a total of $139,737 (including interest) in cash was paid to such rescinding shareholders for a total of 66,165 shares.


4,793,042 shares of registered Common Stock were exchanged for the equivalent 4,793,042 shares of unregistered Common Stock.

Other Significant Business Transactions

During 1990, the Company purchased $110,000 in debentures issued by CFH Corporation. CFH Corporation was a start up manufacturing firm located in Minot, North Dakota. In 1992, CFH Corporation failed and went out of operation. The Company took possession of CFH Corporation's equipment as collateral. The debentures were written down to $30,000 on the books of the Company. In 1994, the Company sold all the assets of CFH Corporation which the Company had in its possession for $4,000 and wrote off the remaining balance of $26,000. The Company was not involved in the management or operation of CFH Corporation, neither the Company, nor any of it directors or executive officers were or have been affiliated in any way with CFH Corporation.


                 SHARES ELIGIBLE FOR FUTURE SALE

Upon completion of this offering, the Company will have 10,670,005 shares of Common Stock outstanding (assuming no exercise of warrants outstanding). Of these shares, the 3,000,000 shares sold in this offering will be freely tradable without restriction or further registration under the Securities Act, except that any shares purchased by "affiliates" of the Company, as that term is defined under the Securities Act may generally only be sold in compliance with the limitations of Rule 144 described below.

Through a previous registration and offering, the Company has completed the registration of 4,793,042 shares offered in exchange for unregistered shares held by certain current shareholders of the Company, allowing such shareholders shares to be exchanged for registered shares. 4,793,042 unregistered shares were exchanged for 4,793,042 registered shares.

Immediately following this offering, there will be 10,670,005 shares of Common Stock outstanding. The 4,793,042 shares of Common Stock exchanged in the previous offering will be registered and immediately eligible for sale in the public market. An additional 2,965,964 shares distributed between October, 1987 and August 31, 1992 (excluding shares held by affiliates of the Company) are available for immediate sale pursuant to exemptions from registration provided by Rule 144 and Rule 144(k) under the Securities Act. As a result of the previously completed registration of exchange shares to the benefit of certain of the Company's current Shareholders, only shares held by affiliates of the Company will be subject to the resale limitations placed upon "restricted securities" as described under Rule 144.

In general, under Rule 144 as currently in effect, if two years have elapsed since the later of the date of acquisition of restricted shares from the Company or from any "affiliate" of the Company (as that term is defined under the Securities Act), the acquirer or subsequent holder thereof is entitled to sell in the public market within any three-month period a number of shares that does not exceed the greater of 1% of then outstanding shares of Common Stock or the average weekly trading volume for the Common Stock on all exchanges and/or transactions reported through the automated quotation system of a registered securities association during the four calendar weeks preceding the date on which notice of the sale is filed with the SEC. Such sales under Rule 144 are also subject to certain manner of sale provisions, notice requirements and the availability of current public information about the Company. If three years have elapsed since the later of the date of acquisition of restricted shares from the Company or from any affiliate of the Company, and the acquirer or subsequent holder thereof is deemed not to have been an affiliate of the Company at any time during the 90 days preceding a sale, such person would be entitled to sell such shares in the public market under Rule 144(k) without regard to the volume limitations, manner of sale provisions, public information requirements or notice requirements. All 2,965,964 shares purchased prior to September 1, 1992 and now held by nonaffiliates of the Company are eligible for public sale pursuant to Rule 144(k).

All executive officers and directors of the Company, who prior to this offering beneficially owned 14.7% of the outstanding shares of Common Stock have agreed that they will not offer, contract to sell or effect any sale or distribution, including any sale pursuant to Rule 144 under the Securities Act, of any equity securities of the Company or of any securities convertible into or exchangeable or exercisable for any equity securities of the Company prior to the expiration of six months after the date of this Prospectus without the prior written consent of the Company and the Underwriter. Upon expiration of this period 1,414,580 shares of Common Stock, and shares issuable upon exercise of stock warrants, that are deemed to be "restricted securities" pursuant to Rule 144 under the Securities Act, will be eligible for sale in reliance upon Rule 144, subject to volume and other restrictions contained therein.

Prior to this offering, there has been no public market for the Common Stock of the Company and no predictions can be made of the effect, if any, that the sale or availability for sale of shares of additional Common Stock will have on the market price of the Common Stock. Nevertheless, sales of substantial amounts of such shares in the public market, or the perception that such sales could occur, could adversely affect the market price of the Common Stock and could impair the Company's future ability to raise capital through an offering of its equity securities.


                         UNDERWRITING

The Company and the Selling Shareholders have entered into an underwriting agreement (the "Underwriting Agreement") with Financial Advantage Brokerage Services, Inc. (the "Underwriter") an entity unrelated to the Company. Under the terms of the Underwriting Agreement, the Underwriter will use its best efforts to offer and sell 3,000,000 Shares to the public at the price set forth on the cover of this Prospectus. There is no minimum number of shares required to be sold prior to the Company receiving proceeds from the sale of the shares offered herein. The first 907,162 shares sold will be allocated equally between the Company's shares, and the total Selling Shareholder shares (pro rata between the Selling Shareholder shares) shares sold in excess of 907,162 will be the Company's shares.

Any sale of the Shares offered is subject to the terms and conditions of the Underwriting Agreement, a copy of which is filed as an exhibit to the Registration Statement and to which reference is hereby made.

The Company and the Selling Shareholders have agreed to pay the Underwriter a commission of 8% ($.28 per Share) of the aggregate proceeds from the sale of the best efforts Shares. The Underwriter, in its discretion, may reallow to members of the National Association of Securities Dealers, Inc., a portion of the discount or commission, but in no event more than the discount or commission of 8% per Share. No broker/dealer affiliated with the Company will participate in the offering.

The Company and the Selling Shareholders have also agreed to pay the Underwriter a non-accountable expense allowance of $.07 per Share, 2% of the gross proceeds of the offering, to be paid at closing, none of which has been advanced to the Underwriter.

All of the Shares are being offered to the public at a price of
3.50 per Share as set forth on the cover page of this Prospectus. The Shares are offered by the Underwriter subject to receipt and acceptance by the Underwriter, to the right to reject any order, in whole or in part, to approval of certain legal matters by counsel and to certain other conditions. The Underwriter has agreed not to confirm any sale of the Company's shares to any discretionary account.

After the completion of the offering made hereby, ND Capital and Ranson Capital will not engage in market making activities in the Company's securities or make any recommendations with respect to such securities. Rather, ND Capital and Ranson Capital intend to trade in the Company securities on an (unsolicited) agency basis, for their customers, and not as a principal. The Company will not receive any of the proceeds from the sale of 453,581 shares of Common Stock by the Selling Shareholders. See "Principal Shareholders."
There is a no minimum number of shares required to be sold. An escrow account for the purpose of distributing the proceeds of the sale of the shares has been established at First Western Bank and Trust, Minot, North Dakota. Checks for purchase of shares must be made out to "ND Holdings, Inc. Escrow Account-First Western Bank and Trust". Net proceeds from the sale of each share of Common Stock sold will be paid to the Selling Shareholders and/or the Company and shares issued to the purchasers at regular intervals as proceeds are received.

Determination of Offering Price

Prior to this offering, there has been no public market for the Common Stock of the Company. Consequently, the initial public offering price for the Common Stock has been determined by negotiation among the Company, the Selling Shareholders and the Representatives of the Underwriter. Among the factors considered in such negotiations were prevailing market conditions, the results of operations of the Company in recent periods, the market capitalizations and stages of development of other companies that the Company and the Representatives of the Underwriter believe to be comparable to the Company, estimates of the business potential of the Company, the present state of the Company's development and other factors deemed relevant.

Audit Committee/Public Director

As required by the NASD Bylaws, by August 29, 1997, the Company will establish an Audit Committee, one member of which must be a public director; a public director is defined as a director elected from the general public who does not own or control the power to vote five percent or more of the outstanding voting securities of the Company, who is not engaged in the investment banking or securities business, and who is not an officer or employee of the Company or a member of the immediate family of an employee occupying a managerial position with the Company.

It is anticipated that the Audit Committee will consist of one public director and Robert E. Walstad. The functions of the Audit Committee will include: review of the scope of the audit; review with the independent auditors of the corporate accounting practices and policies and recommend to whom reports should be submitted within the Company; review with the independent auditors their final reports; review with internal and independent auditors overall accounting and financial control; and to be available to the independent auditors during the year for consultation purposes.

                        LEGAL MATTERS

Dihle & Co., P.C., 1720 South Bellaire Street, Suite 108, Denver,
Colorado 80222, has acted as counsel for the Company in connection with this offering and will render an opinion concerning the validity of the Common Shares offered hereby.


                           EXPERTS

The consolidated financial statements of ND Holdings, Inc. and subsidiaries for each of the three years included in this Prospectus have been so included in reliance on the report of Brady Martz & Associates, P.C. independent auditors, given on the authority of said firm as experts in auditing and accounting. The statements of assets and liabilities and direct expenses and allocated indirect expenses for business components of The Ranson Company, Inc. and subsidiary acquired for each of the three years included in this Prospectus have been so included in reliance on the report of Allen, Gibbs and Houlik, L.C. independent auditors, given on the authority of said firm as experts in auditing and accounting.


                     ADDITIONAL INFORMATION

This Prospectus constitutes an integral part of a Registration Statement on Form S-1 (which together with all amendments, exhibits and schedules thereto, is referred to as the "Registration Statement") filed by the Company with the SEC under the Securities Act with respect to the Common Stock offered hereby. This Prospectus omits information contained in the Registration Statement in accordance with the rules and regulations of the SEC. Reference is hereby made to the Registration Statement and related exhibits for further information with respect to the Company and the securities offered hereby. Statements contained herein concerning the provisions of any document are not necessarily complete and, in each instance, reference is made to the copy of such document filed as an Exhibit to the Registration Statement or otherwise filed with the SEC. Each such statement is qualified in its entirety by such reference. The Registration Statement, including the exhibits and schedules thereto, may be inspected without charge at the SEC's principal office, located at 450 Fifth Street NW, Room 1024, Washington, DC 20549. Copies of the Registration Statement or any part thereof can be obtained at prescribed rates from the Commission's public reference section at its principal office.

No dealer, salesperson or other person is authorized to give any information or to make any representation not contained in the Prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by the Company or the Underwriter. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities to which it relates in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. Neither the delivery of this Prospectus nor any sale hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the date hereof or that the information contained herein is correct as of any time subsequent to the date of this Prospectus.

The Company is subject to the information requirements of the Securities Exchange Act of 1934, as amended ("Exchange Act"), and in accordance therewith will file reports, proxy statements and other information with the Securities and Exchange Commission ("Commission"). Such reports, proxy statements, and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the Commission at its principal office at 450 Fifth Street NW, Room 1024, Washington DC 20549. Copies of such material may be obtained from the Public Reference Section of the Commission at prescribed rates.

         INDEX TO FINANCIAL STATEMENTS AND SCHEDULES

             ND HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED FINANCIAL STATEMENTS (HISTORICAL)

INDEPENDENT AUDITOR'S REPORT - BRADY, MARTZ & ASSOC., P.C.

CONSOLIDATED FINANCIAL STATEMENTS
AS OF DECEMBER 31, 1996, 1995 AND 1994
     Consolidated Balance Sheets
     Consolidated Statements of Operations
     Consolidated Statements for Stockholders' Equity
     Consolidated Statements of Cash Flows
     Notes to Consolidated Financial Statements

ADDITIONAL INFORMATION

     Independent Auditor's Report on Additional Information
     Schedule X - Supplemental Income Statement Information
     Selected Financial Data
     Quarterly Results of Consolidated Operations (Unaudited)


                  BUSINESS COMPONENTS OF
     THE RANSON COMPANY, INC. AND SUBSIDIARY ACQUIRED

STATEMENTS OF ASSETS AND LIABILITIES AND DIRECT REVENUES, DIRECT
EXPENSES AND ALLOCATED INDIRECT EXPENSES

     INDEPENDENT AUDITOR'S REPORT - ALLEN, GIBBS & HOULIK, L.C.

     Statements of Assets and Liabilities of Business Acquired
     Statements of Direct Revenues, Direct Expenses and
          Allocated Indirect Expenses of Business Acquired
     Notes to Statements of Assets and Liabilities and Direct Revenues, Direct Expenses and Allocated Indirect Expenses

FINANCIAL STATEMENTS OF BUSINESS ACQUIRED
AS OF DECEMBER 31, 1995 AND 1994

     Statement of Assets and Liabilities of Business Acquired
     Statements of Direct Revenues and Expenses of Business
          Acquired
     Notes to Unaudited Financial Statements of Business Acquired

               ND HOLDINGS, INC. AND SUBSIDIARIES

                      MINOT, NORTH DAKOTA








                CONSOLIDATED FINANCIAL STATEMENTS

                             AS OF

                 DECEMBER 31, 1996, 1995 AND 1994

                              AND

                   INDEPENDENT AUDITOR'S REPORT

                ND HOLDINGS, INC. AND SUBSIDIARIES
                       TABLE OF CONTENTS

                                                            Pages

INDEPENDENT AUDITOR'S REPORT                                    1

CONSOLIDATED FINANCIAL STATEMENTS

  Consolidated Balance Sheets                                 2-3

  Consolidated Statements of Operations                         4

  Consolidated Statements of Stockholders' Equity               5

  Consolidated Statements of Cash Flows                       6-7

  Notes to Consolidated Financial Statements                 8-14


ADDITIONAL INFORMATION

  Independent Auditor's Report on Additional Information       15

  Schedule X - Supplemental Income Statement Information       16

     Schedules other than the one listed above are omitted since they are not required or are not applicable, or the required information is shown in the financial statements or notes thereon.

  Selected Financial Data                                      17

  Quarterly Results of Consolidated Operations (Unaudited)     18

                  INDEPENDENT AUDITOR'S REPORT



To the Stockholders and Directors of
ND Holdings, Inc. and Subsidiaries
Minot, North Dakota 58701

We have audited the accompanying consolidated balance sheets of ND Holdings, Inc. and Subsidiaries (a North Dakota Corporation) as of December 31, 1996 and 1995 and the related consolidated statements of operations, stockholders' equity and cash flows for the years ended December 31, 1996, 1995 and 1994. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of ND Holdings, Inc. and Subsidiaries as of December 31, 1996 and 1995, and the results of its operations and its cash flows for the years ended December 31, 1996, 1995 and 1994 in conformity with generally accepted accounting principles.

As discussed in Note 10 to the consolidated financial statements, in 1996, the Company changed its period for amortizing deferred sales commissions. The change in the amortizable life of the deferred sales commission is based on the period of time during which deferred sales commissions are expected to be recovered from distribution plan payments and management's estimate of the average life of investors' accounts in sponsored mutual funds.



BRADY, MARTZ & ASSOCIATES, P.C.

February 14,1997


               ND HOLDINGS, INC. AND SUBSIDIARIES
                 CONSOLIDATED BALANCE SHEETS
                  DECEMBER 31, 1996 AND 1995


                            ASSETS
                                             1996        1995
                                         ___________  ___________
CURRENT ASSETS
  Cash and cash equivalents              $   167,912  $ 4,894,838
  Securities available-for-sale                    -      322,900
  Accounts receivable
    - Fees from sponsored mutual funds       316,740      161,907
    - Other                                   15,909            -
  Prepaids                                    22,655            -
  Deferred tax benefit                       440,000            -
                                         ___________  ___________

  Total current assets                   $   963,216  $ 5,379,645
                                         ___________  ___________

PROPERTY AND EQUIPMENT                   $   517,316  $   100,680
  Less accumulated depreciation              175,981       53,631
                                         ___________  ___________

  Net property and equipment             $   341,335  $    47,049
                                         ___________  ___________

OTHER ASSETS
  Deferred sales commissions             $ 3,059,344  $ 2,840,238
  Deferred tax benefit                       363,142    1,042,400
  Covenant not to compete (net of
   amortization of $ 100,000 for 1996)       200,000            -
  Investment adviser's agreements (net of
   amortization of $267,751 for 1996)      5,466,559       29,090
  Public registration costs                  241,664       81,743
  Other assets                                89,025       50,421
                                         ___________  ___________

  Total other assets                     $ 9,419,734  $ 4,043,892
                                         ___________  ___________

TOTAL ASSETS                             $10,724,285  $ 9,470,586
                                         ===========  ===========



              LIABILITIES AND STOCKHOLDERS' EQUITY

                                             1996        1995
                                         ___________  ___________
CURRENT LIABILITIES
  Service fees payable                   $   108,556  $         -
  Accounts payable                           184,642       64,069
  Other current liabilities                   16,835       25,991
  Current portion of long-term debt          132,881       10,000
                                         ___________  ___________

  Total current liabilities              $   442,914  $   100,060
                                         ___________  ___________

LONG-TERM LIABILITIES
  Note payable                           $ 1,172,962  $         -
  Investment certificates                    235,100      270,100
  Less current portion shown above          (132,881)     (10,000)
                                         ___________  ___________

  Total long-term liabilities            $ 1,275,181  $   260,100
                                         ___________  ___________

TOTAL LIABILITIES                        $ 1,718,095  $   360,160
                                         ___________  ___________

STOCKHOLDERS' EQUITY
  Common stock - 20,000,000 shares
   authorized, no par value; 8,123,586
   and 8,191,751 shares issued and
   outstanding, respectively             $10,633,367  $10,760,074
  Accumulated deficit                     (1,627,177)  (1,671,548)
  Unrealized gain on securities
   available-for-sale                              -       21,900
                                         ___________  ___________

  Total stockholders' equity             $ 9,006,190  $ 9,110,426
                                         ___________  ___________

TOTAL LIABILITIES AND
 STOCKHOLDERS' EQUITY                    $10,724,285  $ 9,470,586
                                         ===========  ===========



      THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE
               CONSOLIDATED FINANCIAL STATEMENTS



                ND HOLDINGS, INC. AND SUBSIDIARIES
               CONSOLIDATED STATEMENTS OF OPERATIONS
       FOR THE YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994

                                 1996         1995         1994
                             ___________  ___________  ___________
REVENUES
  Fee income                 $ 3,114,995  $ 1,327,302  $ 1,077,089
  Commissions                    302,619       78,014       53,062
                             ___________  ___________  ___________
  Total revenue              $ 3,417,614  $ 1,405,316  $ 1,130,151
                             ___________  ___________  ___________
OPERATING EXPENSES
  Compensation and benefits  $   758,864  $   589,399  $   504,154
  General and administrative
   expenses                    1,514,300      664,084      564,134
  Sales commissions
   amortized                     464,050      808,286      549,835
  Depreciation and
   amortization                  419,398       27,729       58,316
  Interest                       161,197       27,948       27,812
                             ___________  ___________  ___________
  Total operating expenses   $ 3,317,809  $ 2,117,446  $ 1,704,251
                             ___________  ___________  ___________

OPERATING INCOME (LOSS)      $    99,805  $  (712,130) $  (574,100)

OTHER INCOME (EXPENSES)
  Interest and dividends     $    58,286  $   314,253  $   195,130
  Miscellaneous income            77,911            -           92
  Loss on bond sales, net              -            -      (25,576)
  Net realized gain (loss)
   on securities available-
   for-sale                       23,801      (90,084)           -
  Trading securities losses,
   net                                 -      (47,774)     (42,898)
  Loss on debentures                   -            -      (26,000)
  Partnership income (losses)        597          274       (4,024)
                             ___________  ___________  ___________
  Total other income         $   160,595  $   176,669  $    96,724
                             ___________  ___________  ___________
INCOME (LOSS) BEFORE INCOME
 TAX BENEFIT (EXPENSE)       $   260,400  $  (535,461) $  (477,376)

DEFERRED INCOME TAX BENEFIT
 (EXPENSE)                      (216,029)     162,400      205,500
                             ___________  ___________  ___________
NET INCOME (LOSS)            $    44,371  $  (373,061) $  (271,876)
                             ===========  ===========  ===========

NET INCOME (LOSS) PER SHARE  $       .01  $      (.05) $      (.04)


      THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE
               CONSOLIDATED FINANCIAL STATEMENTS



               ND HOLDINGS, INC. AND SUBSIDIARIES
        CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
      FOR THE YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994

                                                        Unrealized
                                                        Gain (Loss)
                                                       on Securities
                    Common       Stock     Accumulated   Available
                    Shares       Amount      Deficit      For-Sale     Total
                   _________  ___________  ___________   __________  __________
BALANCE,
 JANUARY 1, 1994   5,816,192  $ 6,277,995  $(1,043,143)  $        -  $5,234,852
 Common stock
  issued           2,345,328    4,370,742            -            -   4,370,742
 Purchase of
  common stock      (164,207)    (326,350)           -            -    (326,350)
 Cumulative effect
  on prior years
  for initial
  application of
  SFAS No. 115             -            -       16,532      (16,532)          -
 Net loss                  -            -     (271,876)           -    (271,876)
 Change in
  unrealized loss
  on securities
  available-
  for-sale                 -            -            -     (108,740)   (108,740)
                  __________  ___________  ___________   __________  __________
BALANCE
 DECEMBER 31,1994  7,997,313  $10,322,387  $(1,298,487)  $ (125,272) $8,898,628
 Common stock
  issued             302,085      663,746            -            -     663,746
 Purchase of
  common stock      (107,647)    (226,059)           -            -    (226,059)
 Net loss                  -            -     (373,061)           -    (373,061)
 Change in
  unrealized gain
  (loss) on
  securities
  available-
  for-sale                 -            -            -      147,172     147,172
                  __________  ___________  ___________   __________  __________
BALANCE,
DECEMBER 31,1995   8,191,751  $10,760,074  $(1,671,548)  $   21,900  $9,110,426
 Purchase of
  common stock       (68,165)    (126,707)           -            -    (126,707)
 Net income                -            -       44,371            -      44,371
 Change in
  unrealized gain
  (loss) on
  securities
  available-
  for-sale                 -            -            -      (21,900)    (21,900)
                  __________  ___________  ___________   __________  __________
BALANCE,
 DECEMBER 31, 1996 8,123,586  $10,633,367  $(1,627,177)  $        -  $9,006,190
                  ==========  ===========  ===========   ==========  ==========


             THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE
                     CONSOLIDATED FINANCIAL STATEMENTS



                      ND HOLDINGS, INC. AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
               FOR THE YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994

                                             1996        1995        1994
                                         ___________  __________  ___________
CASH FLOWS FROM OPERATING ACTIVITIES
 Net income (loss)                       $    44,371  $ (373,061) $  (271,876)
 Adjustments to reconcile net income
  (loss) to net cash provided (used)
  by operating activities:
   Depreciation and amortization             419,398      27,729       58,316
   Sales commissions amortized               464,050     808,286      549,835
   Loss on sale of bonds                           -           -       25,576
   Net realized (gain) loss on
    securities available-for-sale            (23,801)     90,084            -
   Loss on sale of equipment                     230           -            -
   Net unrealized loss on trading
    securities                                     -           -        5,505
   Net decrease (increase) in
    trading securities                             -   2,674,000   (2,679,507)
   Loss on debenture                               -           -       26,000
   (Increase) decrease in:
     Accounts receivable                    (170,742)    (58,880)     (23,663)
     Accrued interest receivable                   -      76,052      (70,654)
     Prepaids                                (22,655)          -            -
     Deferred sales commissions
      capitalized                           (683,155)   (826,131)    (874,673)
     Deferred tax benefit                    239,258    (162,400)    (205,500)
     Other assets                            (39,071)    (44,235)           -
   Increase (decrease) in:
     Service fees payable                    108,556           -            -
     Accounts payable                        120,573      29,438       21,435
     Other liabilities                        (9,156)      8,352      (18,713)
                                         ___________  __________  ___________
 Net cash provided (used)
  by operating activities                $   447,856  $2,249,234  $(3,457,919)
                                         ___________  __________  ___________

CASH FLOWS FROM INVESTING ACTIVITIES
 Purchase of property and equipment      $  (347,727) $  (33,035) $   (17,205)
 Proceeds from sale of equipment                 800           -            -
 Purchase of available-for-sale
  securities                                       -  (1,421,000)    (261,842)
 Proceeds from sale of available-
  for-sale securities                        325,564   2,622,786      337,863
 Purchase of covenant not to compete        (300,000)          -            -
 Purchase of investment adviser's
  agreements                              (5,705,220)    (29,090)           -
 Return of capital from limited
  partnership unit                               467         936       17,878
 Proceeds from CFH Corporation
  debenture                                        -           -        4,000
                                         ___________  __________  ___________
 Net cash provided (used)
  by investing activities                $(6,026,116) $1,140,597  $    80,694
                                         ___________  __________  ___________

                                      -6-


              CONSOLIDATED STATEMENTS OF CASH FLOWS (CONTINUED)


                                             1996        1995        1994
                                         ___________  __________  ___________

CASH FLOWS FROM FINANCING ACTIVITIES
 Proceeds from issuing common stock
  (net of stock issue costs of $-0-,
  $46,183 and $303,326, respectively)    $         -  $  663,746  $4,370,742
 Redemption of common stock                 (126,707)   (226,059)   (326,350)
 Public registration costs                  (159,921)    (81,743)          -
 Increase in notes payable                 1,748,975           -           -
 Reduction of notes payable                 (576,013)          -           -
 Investment certificates issued                    -           -      30,000
 Redemption of investment certificates       (35,000)    (11,000)          -
                                         ___________  __________  __________

 Net cash provided by financing
  activities                             $   851,334  $  344,944  $4,074,392
                                         ___________  __________  __________

NET INCREASE (DECREASE) IN CASH
 AND CASH EQUIVALENTS                    $(4,726,926) $3,734,775  $  697,167

CASH AND CASH EQUIVALENTS
 AT BEGINNING OF YEAR                      4,894,838   1,160,063     462,896
                                         ___________  __________  __________

CASH AND CASH EQUIVALENTS
 AT END OF YEAR                          $   167,912  $4,894,838  $1,160,063
                                         ===========  ==========  ==========

SUPPLEMENTARY DISCLOSURE OF
 CASH FLOW INFORMATION
  Cash paid during the year for:
   Interest                              $   161,578  $   25,235  $   24,067


















             THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE
                        CONSOLIDATED FINANCIAL STATEMENTS


                   ND HOLDINGS, INC. AND SUBSIDIARIES
                 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                       DECEMBER 31, 1996, 1995 AND 1994



NOTE 1 -  NATURE OF OPERATIONS AND SIGNIFICANT ACCOUNTING POLICIES

          The nature of operations and significant accounting policies of ND Holdings, Inc. and Subsidiaries is presented to assist in understanding the Company's consolidated financial statements.

          Nature of operations - ND Holdings, Inc. and Subsidiaries (the Company) was established in September 1987 as a North Dakota corporation. The Company derives its revenue primarily from investment advisory, asset management, underwriting, and transfer agent services to sponsored mutual funds. Located in Minot, North Dakota, the Company is marketing its services throughout the Midwestern United States.

          Principles of consolidation - The consolidated financial statements include the accounts of ND Holdings, Inc. and its wholly-owned subsidiaries, ND Money Management, Inc., ND Capital, Inc., ND Resources, Inc., and Ranson Capital Corporation. The acquired Ranson Capital Corporation's operations are included from the acquisition date, January 6, 1996. All significant intercompany transactions and balances have been eliminated in the accompanying consolidated financial statements.

          Concentrations - The Company derives its revenue primarily from investment advisory and administrative services provided to sponsored mutual funds, a majority of which are state-specific municipal bond funds. Company revenues are largely dependent on the total value and composition of assets under management, which include state-specific municipal bonds. Accordingly, fluctuations in financial markets and the composition of assets under management impact revenues and results of operations.

          Use of estimates - The preparation of consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

          Revenue recognition - Investment advisory fees, transfer agent fees, service fees, and commissions are recorded as revenues as the related services are provided by the Company to sponsored mutual funds. Commission income is also received for the sale of investments in other mutual funds.

          Cash and cash equivalents - The Company's policy is to record all liquid investments with original maturities of three months or less as cash equivalents. Liquid investments with maturities greater than three months are recorded as investments.

          Investments - Investment securities that are held for short-term resale are classified as trading securities and carried at fair value. All other marketable securities are classified as available-for-sale and are carried at fair value. Realized and unrealized gains and losses on trading securities are included in net income. Unrealized gains and losses on securities available-for-sale are recognized as direct increases or decreases in stockholders' equity. Cost of securities sold is recognized using the specific identification method.

          Property and equipment is stated at cost less accumulated depreciation computed on the straight-line and accelerated methods over estimated useful lives as follows:

                      Equipment                  5-7 years
                      Leasehold improvements      40 years

          Deferred sales commissions - Sales commissions paid to brokers and dealers in connection with the sale of shares of the sponsored mutual funds sold without a front-end sales charge, are capitalized and amortized on a straight line basis over a period not exceeding nine years, which approximates the period of time during which deferred sales commissions are expected to be recovered from distribution plan payments received from various sponsored mutual funds and potential contingent deferred sales charges received from shareholders of the various sponsored mutual funds. Contingent deferred sales charges received by the Company are recorded as a reduction of unamortized deferred sales commissions.

          Advertising - Costs of advertising and promotion of sponsored mutual funds are expensed the first time that the advertising takes place.

          Earnings per share is computed on the weighted average number of common shares outstanding, including share equivalents arising from unexercised stock warrants. The aggregate weighted average shares outstanding used in computing earnings per share was 8,486,583 in 1996, 8,094,532 in 1995, and 6,906,752 in 1994. Fully diluted per share amounts are substantially the same as primary per share amounts for the periods presented.

          Covenant not to compete is carried on the books at cost less accumulated amortization computed using the straight-line method over the life of the covenant, which is three years.

          Investment adviser's agreements are amortized using the straight-line method over a period of twenty years. The Company has evaluated potential impairments on the basis of the expected future operating cash flows to be derived from these intangible assets in relation to the Company's carrying value and has determined that there is no impairment.

          Public registration costs - The Company's cost of its S-1 registration is being capitalized until the initial public offering commences. At that time, the costs will reduce the net proceeds received from the sale of the Company's shares.

          Income taxes - The Company files a consolidated income tax return with its wholly-owned subsidiaries. The amount of deferred tax benefit or expense is recognized as of the date of the consolidated financial statements, utilizing currently enacted tax laws and rates. Deferred tax benefits are recognized in the financial statements for the changes in deferred tax assets between years.

          Reclassification - Certain amounts from 1995 and 1994 have been reclassified to conform with the 1996 presentation.

NOTE 2 -  CASH AND CASH EQUIVALENTS

          Cash and cash equivalents at December 31, 1996 and 1995 consist of the following:

                                                                Amount
                                                      _________________________
                                           Current
                                Current    Interest
                                Maturity     Rate         1996         1995
                                ________   ________   __________    ___________

          Cash in checking       Demand         -     $    2,820    $     4,199
          Dean Witter Money
           Market Accounts       Demand      4.78%       165,092      4,890,639
                                                      __________    ___________
                                                      $  167,912    $ 4,894,838
                                                      ==========    ===========

NOTE 3 -  INVESTMENTS IN AND TRANSACTIONS WITH SPONSORED MUTUAL FUNDS

          The Company's investments in sponsored mutual funds held as available-for-sale at December 31, 1995 include:

                                                      Gross
                                       Aggregate    Unrealized   Aggregate Fair
          1995                            Cost    Holding Gains      Value
          ____                         _________  _____________  ______________

          Bond funds                   $ 301,000     $ 21,900      $ 322,900
                                       =========     ========      =========

          Dividends earned on the Company's investments in sponsored mutual funds aggregated $3,007 in 1996, $59,244 in 1995, and $71,708 in
          1994. The Company recognized a net gain of $23,801 in 1996, and a net loss of $90,084 in 1995 from dispositions and write-downs of fund investments.

          The Company provides investment advisory and administrative services to the Integrity Mutual Funds family of funds which had aggregate net assets under management at December 31, 1996 of approximately $334 million. All services rendered by the Company are provided under contracts that set forth the services to be provided and the fees to be charged. These contracts are subject to periodic review and approval by each of the funds' board of directors and, with respect to investment advisory contracts, also by the funds' shareholders. Revenues derived from services rendered to the sponsored mutual funds were $3,114,995 in 1996, $ 1,327,302 in 1995, and $ 1,077,089 in 1994.

          Accounts receivable from the sponsored mutual funds aggregate $316,740 and $ 161,907 at December 31, 1996 and 1995, respectively.

NOTE 4 -  PROPERTY AND EQUIPMENT

          Property and equipment at December 31 consists of:

                                                      1996       1995
                                                   _________  _________
             Office furniture and equipment        $ 340,355  $ 100,680
             Leased equipment                          9,735          -
             Leasehold improvements                  167,225          -
                                                   _________  _________
                                                   $ 517,316  $ 100,680
             Accumulated depreciation and
              amortization                           175,981     53,631
                                                   _________  _________
                                                   $ 341,335  $  47,049
                                                   =========  =========

NOTE 5 -  ACQUISITIONS

          On January 5,1996, the Company completed its acquisition of Ranson Company, Inc. and its subsidiary (Ranson Capital Corporation), an investment adviser and distributor for Ranson Managed Portfolios. The offices of Ranson Company, Inc. and its subsidiary has been closed and the operations have been integrated into the Company's subsidiaries. Because Ranson Company, Inc. was strictly a holding company for its subsidiary with no material assets, liabilities, or operations, other than those involving its investment in its subsidiary, it was dissolved in November, 1996 leaving its subsidiary, Ranson Capital Corporation, wholly-owned by the Company. The acquisition was accounted for as a purchase in which the Company paid $4,696,403 in cash and $1,500,000 from bank borrowings. The operations and financial position of Ranson Company, Inc. and subsidiary were accounted for in the consolidated financial statements of the Company beginning January 6, 1996. The excess purchase price over the estimated fair value of the assets was $5,329,887 of which $300,000 is for a covenant not to complete, being amortized using the straight-line method over 3 years. The remaining balance represents the value of the investment adviser's agreement, and is being amortized using the straight-line method over 20 years.

          The following unaudited pro forma summary presents the consolidated results of operations of the Company as if the business combination had occurred on January 1, 1995. Pro forma results for the year ended December 31, 1996, as if the acquisition had been made in January 1, 1996, are not presented as they would not be materially different from the reported results which include the operations of Ranson Company, Inc. and subsidiary for the period from January 6, 1996 to December 31, 1996.

                                                    (Unaudited)
                                                    Year ended
                                                 December 31, 1995
                                                 _________________

                          Revenues                  $ 2,176,973
                          Net loss                     (575,707)
                                                    ___________
                          Loss per share            $      (.07)
                                                    ===========

          The above amounts are based upon certain assumptions and estimates which the Company believes are reasonable. The pro forma results do not necessarily represent results which would have occurred if the business combination had taken place at the date indicated or what the results of operations may be in any future period.

          During December, 1996, the Company acquired the rights to the investment adviser's agreement to manage the "Heartland Nebraska Tax Free Fund".

          The costs associated with this acquisition, totaling $289,914, will be amortized using the straight-line method over a period of twenty years, commencing in 1997.

NOTE 6 -  LONG-TERM DEBT

          Debt at December 31, 1996 and 1995 was as follows:

                                              Current
                                      Rate    Portion       1996         1995
                                     ______   ________   __________   _________
          Long-term debt:
           Revolving loan             9.25%   $      -   $1,164,240   $       -
           Investment certificates   10.00%    130,000      235,100     270,100
           Capital lease obligations  7.11%      2,881        8,722           -
                                              ________   __________   _________
           Totals                             $132,881   $1,408,062   $ 270,100
                                              ========   ==========   =========

          A summary of the terms of the current long-term debt agreements follow:

          Revolving loan - Effective January 5, 1996, the Company obtained a $1.5 million line of credit from First Western Bank and Trust. Interest is charged on outstanding amounts at the prime rate (8.25% at December 31, 1996) plus 1 % per year, payable monthly. The principal is due in full on January 27, 1998.

          Investment certificates - The Company had a private offering of investment certificates. The certificates are debt obligations and do not represent ownership in the Company. The total offering was $500,000 of which only $281,100 in certificates were issued. As of December 31,1996, $235,100 in certificates are still outstanding. The certificates bear interest at a rate of 10% per annum, payable semi-annually, and mature 5 years from the date of issuance. The Company has the option of redeeming the certificates early, but has no obligation to do so except in the case of death of the registered holder.

          Capital lease obligations - In October 1996, the Company entered into a capital lease obligation for office equipment. The term of the lease is for 3 years with monthly payments of $284 at an interest rate of 7.11%.

          The aggregate amount of required future payments on the above long-term debt at December 31, 1996, is as follows:

              Year ending December 31,
                   1997                                 $  280,344
                   1998                                  1,258,969
                   1999                                     34,340
                                                        __________
                   Total                                $1,573,653
                   Less amount representing
                    interest                               165,591
                                                        __________
                   Total due                            $1,408,062
                                                        ==========

NOTE 7 -  INCOME TAXES

          The provision for income taxes consists of:

                                               1996        1995       1994
                                             ________   _________   _________
            Current income taxes
             Federal                         $      -   $       -   $       -
             State                                  -           -           -

            Deferred income
             taxes (tax benefit)              216,029    (162,400)   (205,500)
                                             ________   _________   _________
                                             $216,029   $(162,400)  $(205,500)
                                             ========   =========   =========

          Deferred income taxes arise from temporary differences between taxable income for financial statement and income tax return purposes. The only significant differences the Company has are net operating loss carryforwards totaling $2,063,000 that expire between 2005 and 2010. Each year's deferred income taxes (tax benefit) above is based on that year's decrease or increase in the net operating loss carryforwards multiplied by the applicable statutory tax rates.

          The current and noncurrent deferred tax asset totaling $803,142 is made up entirely of the unused net operating loss carryforwards described above multiplied by the applicable statutory tax rates. The measurement of the deferred tax asset is based on provisions of the enacted tax law.

          The effects of future changes in tax laws or rates are not anticipated.

          The deferred tax expense (benefit) reconciled to the amount computed by applying the statutory federal rate of 35% to income before taxes as follows:

                                               1996       1995        1994
                                           _________   _________   __________

            Federal taxes (benefits) at
             statutory rates               $  91,140   $(187,411)  $(167,081)

            State taxes (benefits), net of
             federal tax effect               16,100     (34,880)    (30,915)

            Taxes on nondeductible amort-
             ization at federal statutory
             rates                           128,712           -           -

            Other                            (19,923)     59,891      (7,054)
                                           _________   _________   _________

            Actual tax expense (benefit)   $ 216,029   $(162,400)  $(205,500)
                                           =========   =========   =========

NOTE 8 -  STOCK WARRANTS AND SPLITS

          The Company has authorized 1,050,000 perpetual warrants as incentives to the organizers, directors, officers and employees of the Company. All warrants have been issued and outstanding since 1990. These warrants, at the date of issue, allowed for the purchase of shares of stock at $2.00 per share. The exercise price of the warrants will be adjusted to reflect stock splits of 11 for 10 in 1990 and 1989. No warrants have been exercised at December 31, 1996.

NOTE 9 -  EMPLOYEE RETIREMENT PLAN

          The Company sponsors a 401 (K) plan for all its employees. This plan is solely funded by employee contributions. The only expenses of the plan paid for by the Company are the trustees fees, which were insignificant in 1996, 1995 and 1994.

NOTE 10 - CHANGE IN ACCOUNTING ESTIMATE

          The Company has changed its period for amortizing deferred sales commissions from the contingent deferred sales charge period of five years to nine years. The change in the amortizable life of the deferred sales commissions is based on the period of time during which deferred sales commissions are expected to be recovered from distribution plan payments and management's estimate of the average life of investors' accounts in the Company's sponsored mutual funds. Contingent deferred sales charges received by the Company directly reduce the value of the deferred sales commissions asset. The net affect of the change on the net income for the year ended December 31, 1996 before income tax is an increase of $356,243, which will decrease future earnings by the same amount.

NOTE 11 - COMMITMENTS

          The Company leases office space under a five year lease agreement which commenced on June 1, 1996. Lease payments are $3,000 per month for the term of the lease. The lease carries an option to renew for an additional five years after expiration of the initial term. In addition, a provision of the lease allows the Company to purchase the building, in which its offices are located, at any time during the term of the lease. Rent expense for 1996 was $21,000.

          At December 31, 1996, remaining operating lease commitments are as follows:

              Year ending December 31,
                   1997                                $ 36,000
                   1998                                  36,000
                   1999                                  36,000
                   2000                                  36,000
                   2001                                  15,000
                                                       ________
                                                       $159,000
                                                       ========

                     ADDITIONAL INFORMATION

     INDEPENDENT AUDITOR'S REPORT ON ADDITIONAL INFORMATION






To the Stockholders and Directors of
ND Holdings, Inc. and Subsidiaries
Minot. North Dakota

Our report on our audit of the basic consolidated financial statements of ND Holdings, Inc. and Subsidiaries for the years ended December 31, 1996, 1995 and 1994, appears on page 1. Those audits were made for the purpose of forming an opinion on such consolidated financial statements taken as a whole. The information on pages 16 through 18 related to the 1996, 1995 and 1994 consolidated financial statements is presented for purposes of additional analysis and is not a required part of the basic consolidated financial statements. Such information, except for that portion marked "unaudited," on which we express no opinion, has been subjected to the auditing procedures applied in the audits of the basic consolidated financial statements, and, in our opinion, the information is fairly stated in all material respects in relation to the basic consolidated financial statements for the years ended December 31, 1996,1995 and 1994, taken as a whole.

We also have previously audited, in accordance with generally accepted auditing standards, the consolidated balance sheets of ND Holdings, Inc. and Subsidiaries as of December 31, 1993, and 1992, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the two years in the period ended December 31, 1993, none of which is presented herein, and we expressed unqualified opinions on those consolidated financial statements. In our opinion, the information on page 17 relating to the 1993 and 1992 consolidated financial statements is fairly stated in all material respects in relation to the basic consolidated financial statements from which it has been derived.





BRADY. MARTZ & ASSOCIATES, P. C.

February 14, 1997


               ND HOLDINGS, INC. AND SUBSIDIARIES
     SCHEDULE X - SUPPLEMENTARY INCOME STATEMENT INFORMATION
      FOR THE YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994


                                1996         1995         1994
                            __________   __________   __________
COMPENSATION AND BENEFITS
 Salaries and wages         $  584,310*  $  450,552*  $  378,844*
 Employee benefits              97,071*      73,549*      62,556*
 Commissions                    25,060       19,911*      23,123*
 Payroll taxes                  52,423*      45,387*      39,631*
                            __________   __________   __________
                            $  758,864   $  589,399   $  504,154
                            ==========   ==========   ==========

GENERAL AND ADMINISTRATIVE
 EXPENSES
 Directors fees             $   38,830*  $   35,800*  $   37,000*
 Promotion of funds            138,670*      81,088*      87,645*
 Account service fees          539,470*     136,503*     112,619*
 Office rent                    28,380       11,800        7,950
 Office expense and
  supplies                      40,677*      23,972*      12,174*
 Telephone                      28,788       20,221*      13,640*
 Travel                         54,013*      56,188*      37,644*
 Meals and entertainment        19,535       15,948*      11,356*
 Education and seminars          7,666        3,509*       2,824
 Insurance and bonds            28,961       30,950*      28,514*
 License, fees and
  registrations                 72,260*      37,981*      27,841*
 Equipment rent and lease        7,498        4,348        2,414
 Legal and accounting           85,903*      52,955*      34,561*
 Dues, subscriptions and
  memberships                   25,785       22,225*      12,663*
 Printing                      104,116*      55,148*      63,156*
 Postage                        51,385*      28,916*      17,841*
 Transfer agency fees          133,919*      14,329       17,004*
 Custodial fees                 85,049*      23,887*      27,663*
 Bank charges                    6,152        2,189        1,244
 Utilities                       6,811            -            -
 Miscellaneous                  10,432        6,127        8,381
                            __________   __________   __________

                            $1,514,300   $  664,084   $  564,134
                            ==========   ==========   ==========

* Indicates items which exceed 1 % of total revenue.



               ND HOLDINGS, INC. AND SUBSIDIARIES
                   SELECTED FINANCIAL DATA
          FOR THE YEARS ENDED DECEMBER 31, AS INDICATED
                          1996         1995         1994         1993         1992
                      ___________  ___________  ___________  ___________  ___________
Operating revenue     $ 3,417,614  $ 1,405,316  $ 1,130,151  $   865,755  $   520,520


Income (loss) from
 operations           $    99,805  $  (712,130) $  (574,100) $  (373,396) $  (379,651)


Deferred income
 tax benefit (expense)$  (216,029) $   162,400  $   205,500  $   135,000  $         -


Cumulative effect on
 prior year of
 accounting change    $         -  $         -  $         -  $   539,500  $         -


Income (loss)
 per share            $       .01  $      (.05) $      (.04) $       .07  $      (.11)


Total assets          $10,724,285  $ 9,470,586  $ 9,231,998  $ 5,535,500  $ 2,394,581


Long-term obligations $ 1,408,062  $   270,100  $   281,100  $   251,100  $   181,000


Shareholders' equity  $ 9,006,190  $ 9,110,426  $ 8,898,628  $ 5,234,852  $ 2,161,724


Dividends paid        $         -  $         -  $         -  $         -  $         -



               ND HOLDINGS, INC. AND SUBSIDIARIES
     QUARTERLY RESULTS OF CONSOLIDATED OPERATIONS (UNAUDITED)
                                     QUARTER ENDED
                      ___________________________________________
                       3-31-96    6-30-96    9-30-96    12-31-96
                      _________  _________  _________  __________
Revenues              $ 870,413  $ 715,404  $ 819,153  $1,012,644
Operating income
 (loss)                  67,203   (130,817)   (17,623)    180,412
Other income             25,348     52,221      9,166      73,860
Deferred income tax
 benefit (expense)       92,551    (16,800)   (21,571)   (270,209)
Net income (loss)        32,851    (94,766)   (30,028)    136,314

Per Share
 Operating income
  (loss)                    .01       (.02)         -         .02
 Other income                 -        .01          -         .01
 Deferred income tax
  benefit (expense)         .01          -          -        (.03)

                                     QUARTER ENDED
                      ___________________________________________
                       3-31-95    6-30-95    9-30-95    12-31-95
                      _________  _________  _________  __________
Revenues              $ 323,101  $ 423,243  $ 393,157  $  265,815
Operating loss         (226,344)   (78,891)  (217,123)   (189,772)
Other income (loss)      97,591      2,136     86,955     (10,013)
Deferred income tax
 benefit                 39,050     23,280     39,480      60,590
Net loss                (89,703)   (53,475)   (90,688)   (139,195)

Per Share
 Operating loss            (.03)      (.01)      (.03)       (.02)
 Other income               .01          -        .01           -
 Deferred income tax
  benefit                     -          -        .01         .01

                                     QUARTER ENDED
                      ___________________________________________
                       3-31-94    6-30-94    9-30-94    12-31-94
                      _________  _________  _________  __________
Revenues              $ 245,667  $ 252,968  $ 261,034  $ 370,482
Operating loss          (90,917)  (123,519)   (67,327)  (292,337)
Other income             21,991      8,525      5,415     60,793
Deferred income tax
 benefit                 27,500     46,000     27,000    105,000
Net loss                (41,426)   (68,994)   (34,912)  (126,544)

Per Share
 Operating loss            (.01)      (.02)      (.01)      (.04)
 Other income                 -          -          -        .01
 Deferred income tax
  benefit                     -        .01          -        .02


The above financial information is unaudited. In the opinion of management, all adjustments (which are of a normal recurring nature) have been included for a fair presentation.

                          BUSINESS COMPONENTS OF
             THE RANSON COMPANY, INC. AND SUBSIDIARY ACQUIRED

                 STATEMENTS OF ASSETS AND LIABILITIES AND
                       DIRECT REVENUES, DIRECT EXPENSES
                       AND ALLOCATED INDIRECT EXPENSES

                YEARS ENDED MARCH 31, 1995, 1994 AND 1993

                                   with

                      INDEPENDENT AUDITORS' REPORT

                         BUSINESS COMPONENTS OF
              THE RANSON COMPANY, INC. AND SUBSIDIARY ACQUIRED

                 STATEMENTS OF ASSETS AND LIABILITIES AND
                      DIRECT REVENUES, DIRECT EXPENSES
                       AND ALLOCATED INDIRECT EXPENSES

                Years Ended March 31, 1995, 1994 and 1993


                       TABLE OF CONTENTS

                                                              Page

Independent Auditors' Report                                    1

Statements of Assets and Liabilities of Business Acquired       2

Statements of Direct Revenues, Direct Expenses and
     Allocated Indirect Expenses of Business Acquired           3

Notes to Statements of Assets and Liabilities
     and Direct Revenues, Direct Expenses
     and Allocated Indirect Expenses                         4 - 12

Independent Auditors' Report


The Board of Directors
The Ranson Company, Inc. and Subsidiary


We have audited the accompanying statements of assets and liabilities of the Business Acquired of The Ranson Company, Inc. and Subsidiary as of March 31, 1995 and 1994 and the statements of direct revenues, direct expenses and allocated indirect expenses of the Business Acquired for each of the three years in the period ended March 31, 1995. These statements are the responsibility of The Ranson Company, Inc. and Subsidiary management. Our responsibility is to express an opinion on the statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the statements. We believe that our audits provide a reasonable basis for our opinion.

As more fully described in Note 1, the Business Acquired is a component of a larger consolidated business enterprise, The Ranson Company, Inc. and Subsidiary (the "Company") and shares certain revenue and expense transactions with the Company. The accompanying statements of Business Acquired were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in the registration statement on Form S-1 of ND Holdings, Inc.) as described in Note 2 and are not intended to be a complete presentation of the consolidated financial position or results of operations of the Company.

In our opinion, the statements referred to above present fairly, in all material respects, the assets and liabilities of the Business Acquired of The Ranson Company, Inc. and Subsidiary as of March 31, 1995 and 1994 and the direct revenues, direct expenses and allocated indirect expenses of the Business Acquired for each of the three years in the period ended March 31, 1995, in conformity with generally accepted accounting principles.



                                      ALLEN, GIBBS & HOULIK, L.C.
                                      WICHITA, KANSAS

January 18, 1996
  (Except for Notes 1 and 2,
     as to which the date is July 3, 1996)

                         BUSINESS COMPONENTS OF
             THE RANSON COMPANY, INC. AND SUBSIDIARY ACQUIRED

         STATEMENTS OF ASSETS AND LIABILITIES OF BUSINESS ACQUIRED

                         March 31, 1995 and 1994

                                                 1995          1994
                                             -----------   -----------
ASSETS ACQUIRED:
     Cash                                    $   188,434   $   489,617
     Broker-dealer receivables                     3,611        36,553
     Securities owned, trading accounts        1,516,068     3,065,768
     Investments                                 246,780       265,683
     Trading securities                           22,238            --
     Securities available-for-sale                31,519            --
     Property assets, net of accumulated
          depreciation of $75,048 and
          $49,275                                 61,059        57,721
     Other assets:
          Employees' advances and
               related party notes
               receivable                         19,101       114,106
          Miscellaneous                           37,992        81,072
          Prepaid expenses                        45,899         9,897
          Cash surrender value of life
               insurance                          17,047        10,937
          Refundable income tax                   19,307            --
                                             -----------   -----------
                                               2,209,055     4,131,354
                                             -----------   -----------
LIABILITIES ACQUIRED:
     Broker-dealer payables                           --      (102,708)
     Notes payable, bank                      (1,257,841)   (2,968,675)
     Notes payable, other                        (75,000)      (16,670)
     Accounts payable                            (13,559)     (146,249)
     Accrued liabilities                         (62,388)     (144,067)
     Income tax payable                           (7,034)           --
                                             -----------   -----------
                                              (1,415,822)   (3,378,369)
                                             -----------   -----------
NET ASSETS ACQUIRED                          $   793,233   $   752,985
                                             ===========   ===========

                   The accompanying notes are an integral
                     part of these financial statements.


                            BUSINESS COMPONENTS OF
               THE RANSON COMPANY, INC. AND SUBSIDIARY ACQUIRED

                 STATEMENTS OF DIRECT REVENUES, DIRECT EXPENSES
               AND ALLOCATED INDIRECT EXPENSES OF BUSINESS ACQUIRED

                   Years Ended March 31, 1995, 1994 and 1993


                                  1995          1994           1993

                              -----------    -----------    -----------
Direct revenues:
  Gross margin, fiscal agent
    fees and security
    transactions              $ 2,094,362    $ 3,564,287    $ 2,723,275
  Interest                         20,185         38,623          6,818
  Compliance agent fees            11,793         16,405         16,116
  Net change in unrealized
    gains and losses of:
      Securities owned,
       trading accounts           161,423             --          1,941
      Investments                   9,451          6,318         14,055
                              -----------    -----------    -----------
                              $ 2,297,214    $ 3,625,633    $ 2,762,205
                              ===========    ===========    ===========

Direct expenses:
  General, selling and
    administrative expenses:
      Holding company         $     5,347    $     9,188    $     8,564
      Public finance            1,087,652      1,980,374      1,664,544
      Purchases and sales         232,427        213,726        191,708
      Mutual funds                384,868        544,425        343,361
  Interest expense                 31,091         57,384         22,905
  Net change in unrealized
    gains and losses of
    securities owned,
    trading accounts                   --        155,805             --
Allocated indirect
 overhead expense                 422,371        500,060        466,370
                              -----------    -----------    -----------
                              $ 2,163,756    $ 3,460,962    $ 2,697,452
                              ===========    ===========    ===========

                     The accompanying notes are an integral
                       part of these financial statements.


                             BUSINESS COMPONENTS OF
                 THE RANSON COMPANY, INC. AND SUBSIDIARY ACQUIRED

      NOTES TO STATEMENTS OF ASSETS AND LIABILITIES AND DIRECT REVENUES,
                DIRECT EXPENSES AND ALLOCATED INDIRECT EXPENSES



 1. NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    Business Operations - On January 5, 1996, the stockholders of The Ranson Company, Inc. (the Company) effected the sale of all of the common stock of the Company to an unrelated third party, ND Holdings, Inc. Prior to the sale, certain business operations and assets were disposed of, liquidated, or otherwise transferred and not acquired by ND holdings, Inc. Accordingly, the Business Acquired of The Ranson Company, Inc. (the Business Acquired) was a component of a larger
    consolidated business enterprise, the Company.    The Business
    Acquired included the stock of The Ranson Company, Inc. (the Parent) and its wholly-owned subsidiary, Ranson Capital Corporation (the Subsidiary).

    The Business Acquired operates as an investment advisor and distributor for Ranson Managed Portfolios, which includes the Kansas Municipal Fund, the Kansas Insured Municipal Fund-Limited Maturity and the Nebraska Municipal Fund (the "Mutual Funds"). These three mutual funds have a combined net asset value of approximately $171,000,000 as of March 31, 1995. The Business Acquired also offers investment banking services, which include services related to originating, underwriting and distributing initial issues of securities to customers in the state of Kansas ("Public Finance"). Additionally, the Business Acquired also purchases and sells securities in the secondary market ("Purchases and Sales").

    The Subsidiary is registered with and is a member of the National Association of Securities Dealers, Inc. (NASD). This is a self-regulating body formed by the industry to protect its members and the investing public. In accordance with regulations under The Securities Exchange Act of 1934, the Subsidiary is also registered with the Securities and Exchange Commission.

    Basis of Presentation - The accompanying statements of the Business Acquired have been prepared from the books and records maintained by the
    Company and include the accounts of The Ranson Company, Inc. and the certain operations of its wholly-owned subsidiary, Ranson
    Capital Corporation relating to the Mutual Funds, Public
    Finance and Purchases and Sales. All material intercompany accounts and transactions have been eliminated. The statements of direct revenues, direct expenses and allocated indirect expenses of the Business Acquired may not necessarily be indicative of the results of operations that would have been obtained if the Business Acquired had been operated as an independent entity.

    The Business Acquired is a component of a larger consolidated business enterprise, the Company. The larger consolidated business enterprise also operated another component which was not a part of the Business Acquired. Certain financial information related to the component not acquired, including direct revenues and expenses, has been excluded from these statements.

 1. NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING
    POLICIES (Continued)

    It is impracticable to prepare statements for the Business Acquired in accordance with generally accepted accounting principles due to the existence of indirect revenues and indirect overhead expenses not specifically identifiable with the separate components of the Company.

    Direct Expenses and Indirect Overhead Expenses - The Business Acquired accounts for direct general selling and administrative expenses based on actual expenditures incurred by its various components when specifically identifiable. The entire Company also incurs expenses not directly attributable to any specific component. Such expenses are accounted for as indirect overhead expenses, are allocated to the various components and consist of the following:


                                          Year Ending March 31,
                                     _________________________________


                                        1995        1994       1993
                                     ---------   ---------   ---------
Salaries, commissions and bonuses    $ 215,375   $ 264,991   $ 228,445
Employee benefits and taxes             38,569      44,600      46,446
Communications                          40,761      46,258      46,131
Rents                                  101,859     119,040     143,403
Maintenance                             13,609      18,452      17,902
Professional fees                       33,473      19,283      22,231
Office supplies                         12,801      28,644      23,869
Depreciation                            16,997      13,317       7,855
Insurance                               33,795      37,919      22,532
Other                                    7,756      11,938       5,735
                                     ---------   ---------   ---------
                                       514,995     604,442     564,549
Less estimated amount allocated to
  component of the Company not
  acquired (approximately 17% -
  18% of total)                        (92,624)   (104,382)    (98,179)
                                     ---------   ---------   ---------
Indirect overhead expenses allocated
  to the Business Acquired           $ 422,371   $ 500,060   $ 466,370
                                     =========   =========   =========


    The Company's management allocated indirect overhead expenses to the various components based on the approximate percentage of direct expenses of the various business components in relationship to the direct expenses of the Company as a whole. Management believes the allocations are reasonable when using such relationships.

 1. NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING
    POLICIES (Continued)

    Income tax expenses are not reflected in the accompanying statements of direct revenues, direct expenses and allocated indirect expenses. It is impracticable to calculate income taxes separately for the Business Acquired from that of the Company due to the indirect overhead expenses allocations discussed previously. The Company as a whole recorded current income tax expense in the amounts of $68,592, $107,814 and $156,735 for 1995, 1994 and 1993, respectively. These amounts were calculated on a consolidated return basis.

    Investments - The Parent elected to adopt the provisions of FASB Statement No. 115, Accounting for Certain Investments in Debt and Equity Securities, as of March 31, 1995. Statement No. 115 requires that management determine the appropriate classification of securities at the date of adoption, and thereafter at the date individual investment securities are acquired, and that the appropriateness of such classification be reassessed at each balance sheet date.

    Trading securities are held for resale in anticipation of short-term (generally 90 days or less) fluctuations in market prices. Trading securities, consisting primarily of actively traded Kansas and Nebraska municipal bonds, are stated at fair value. Realized and unrealized gains and losses are included in income.

    Available-for-sale securities consist of investments in mutual funds and unit investment trusts managed by the Subsidiary and are stated at fair value. Any unrealized holding gains and losses, net of the related deferred tax effect, would be reported as a separate component of stockholders' equity. As cost approximates fair value there is no such separate component of stockholders' equity.

    Prior to the adoption of Statement No. 115, the Parent stated its debt securities at the lower of amortized cost or fair value. The Subsidiary, a broker and dealer in securities, previously stated its debt securities at fair value; the provisions of Statement No. 115 are not applicable to the Subsidiary. The adoption of Statement No. 115 by the Parent had no material impact on the accompanying statements.

    Revenue Recognition - Securities transactions are recorded on the settlement date. The effect on income of transactions executed but not yet settled is not material to the statements.

 1. NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING
    POLICIES (Continued)

    Property Assets - Property assets are carried at cost. Depreciation is computed using the straight-line and declining-balance methods. When assets are retired or otherwise disposed of, the cost and related accumulated depreciation are removed from the accounts, and any resulting gain or loss is recognized in income for the period. The cost of maintenance and repairs is charged to income as incurred, whereas significant renewals and betterments are capitalized. Deduction is made for retirements resulting from the renewals or betterments.

    Income Taxes - The Parent files consolidated income tax returns with its Subsidiary. Effective April 1, 1993, the Company adopted FASB Statement No. 109, Accounting for Income Taxes. Statement No. 109 requires that deferred taxes be recorded on a liability method and adjusted when new tax rates are enacted. The adoption of Statement No. 109 had no impact on the accompanying statements.

    The Business Acquired has no material deferred income tax items.


 2. SECURITIES AND EXCHANGE COMMISSION REQUIREMENTS AND
    SUBSEQUENT PURCHASE

    The accompanying statements were prepared for the purpose of complying with Rule 3-05 of Regulation S-X of the Securities and Exchange Commission which requires separate statements of a business acquired by a Registrant.

    On January 5, 1996, the stockholders of the Company completed the sale of all of their common stock to an unrelated third party, ND Holdings, Inc. for an estimated aggregate purchase price of $6,196,403. Approximately 80% of the total aggregate purchase price (or $5,083,274) was paid directly to the stockholders of the Company on January 5, 1996 and the remaining $1,113,129 was placed in escrow pending final determination of the purchase price on July 3, 1996.

    Prior to the sale, the Company liquidated many of its assets, including certain securities owned, trading accounts, certain investments and certain other assets. The Company did not realize any material losses upon the liquidation of such assets. Upon purchase of the Company, ND Holdings, Inc. liquidated most of the Company's assets remaining at the date of purchase, including certain trading securities and certain securities available for sale.

    On February 5, 1996, ND Holdings, Inc. filed a registration statement on Form S-1 with the Securities and Exchange
    Commission of which these accompanying statements will be a part.

 3. SPECIAL RESERVE BANK ACCOUNT FOR THE EXCLUSIVE BENEFIT OF
    CUSTOMERS

    The Subsidiary operates under the provisions of Paragraph
    (k)(2)(i) of Rule 15c3-3 of the Securities and Exchange Commission and, accordingly, is exempt from the remaining provisions of that Rule. Pursuant to Rule 15c3-3, no amount was required to be on deposit in the "Special Reserve Bank Account for the Benefit of Customers" at March 31, 1995 and 1994.


 4. INVESTMENTS

    The following is a summary of trading securities as of March 31, 1995:

                            Gross       Gross       Gross     Estimated
                          Amortized  Unrealized  Unrealized     Fair
                             Cost        Gain        Loss       Value

                          --------   ---------   ----------   --------
    Kansas and Nebraska
      municipal bonds     $ 22,238   $      --   $       --   $ 22,238
                          ========   =========   ==========   ========

The following is a summary of securities available-for-sale as of March 31, 1995:

                            Gross       Gross       Gross     Estimated
                          Amortized  Unrealized  Unrealized     Fair
                            Cost        Gain        Loss        Value

                          --------   ---------   ----------   --------
    Kansas and Nebraska
      municipal bond
      mutual funds        $ 19,115   $      --   $       --   $ 19,115
    Kansas and Nebraska
      unit investment
      municipal trusts      12,404          --           --     12,404
                          --------   ---------   ----------   --------
                          $ 31,519   $      --   $       --   $ 31,519
                          ========   =========   ==========   ========


    The mutual fund and unit investment trust investments have no contractual maturity and are due on demand.

    The carrying value and estimated market values of securities owned, trading accounts at March 31, 1995 and 1994 consist of the following:


                                     Unrealized  Unrealized     Fair
                          Cost          Gain        Loss        Value

                       -----------   ---------   ---------   -----------
    1995
    Kansas and Nebraska
      municipal bonds  $ 1,406,443   $      --   $      --   $ 1,406,443
    Kansas and Nebraska
      unit investment
      municipal trusts     109,250         375          --       109,625
                       -----------   ---------   ---------   -----------
                       $ 1,515,693   $     375   $      --   $ 1,516,068
                       ===========   =========   =========   ===========
    1994
    Kansas and Nebraska
      municipal bonds  $   665,208   $      --   $  34,900   $   630,308
    Kansas and Nebraska
      unit investment
      municipal trusts   2,558,482          --     123,022     2,435,460
                       -----------   ---------   ---------   -----------
                       $ 3,223,690   $      --   $ 157,922   $ 3,065,768
                       ===========   =========   =========   ===========

    Investments at March 31, 1995 and 1994 are stated at market which approximates cost and consist of the following:

                                           1995         1994
                                        ---------     ---------
     Kansas and Nebraska municipal
       bond mutual funds                $ 246,780     $ 252,603
     Kansas and Nebraska unit
       investment municipal trusts             --        13,080
                                        ---------     ---------
                                        $ 246,780     $ 265,683
                                        =========     =========

 5. PROPERTY ASSETS

    Property assets consist of the following:

                                               March 31
                                        ---------------------
                                                          Estimated
                                   1995       1994       Useful Lives
                                ---------   ---------    ------------
     Furniture and office
       equipment                $ 136,107   $ 106,996    5 to 7 years
     Accumulated depreciation      75,048      49,275
                                ---------   ---------
                                $  61,059   $  57,721
                                =========   =========

 6. LEASES

    The Subsidiary leases office facilities and equipment under long-term lease agreements which expire in various years through 1998 and are classified as operating leases. The following is a schedule of future minimum lease payments for operating leases (with initial or remaining terms in excess of one year) as of March 31, 1995:

             Year Ending March 31
             --------------------
                    1996              $ 6,660
                    1997                1,665
                    1998                  228
                                     --------
                                     $  8,553
                                     ========

 7. NOTES PAYABLE, BANK

    Notes payable, bank with interest rates of 10.75% and 8.0% in 1995 and 1994, respectively, were as follows:

                                                      March 31
                                              -------------------------
                                                  1995          1994

                                              -----------   -----------
     Demand notes secured by municipal
          bonds with a loan value of
          $1,257,841 and $2,968,675           $ 1,257,841   $ 2,968,675
                                              ===========   ===========

 8. NOTES PAYABLE, OTHER

    Notes payable, other consist of the following:

                                                       March 31
                                                  -------------------
                                                    1995       1994
                                                  --------   --------
    10% unsecured note payable to individual,
      interest due monthly with principal due
      August 1995.                                $ 75,000   $     --

    10% unsecured note payable to individual,
      interest due monthly with principal due
      April 1993.                                       --     12,500

    12.75% note payable to vendor, due in monthly
      installments of $721 through September 1994,
      secured by equipment.                             --      4,170
                                                  --------   --------
                                                  $ 75,000   $ 16,670
                                                  ========   ========

 9. RELATED PARTY TRANSACTIONS

    The Business Acquired had the following employees' advances and notes receivable at March 31, 1995 and 1994:

                                                      March 31

                                                 -------------------
                                                   1995       1994
                                                 --------   --------
    Employee advances                            $ 12,176   $  2,129

    8.5% promissory notes receivable from
      stockholders and officers due May 1995        6,514      6,091

    8.25% promissory notes receivable from
      stockholders and officers due May 1994          --     55,000

    6% note receivable from stockholder
      and officer due in 1995                         --     50,500
    Accrued interest receivable                      411        386
                                                --------   --------
                                                $ 19,101   $114,106
                                                ========   ========

    The Subsidiary leases its office space from a partnership in which one of the Subsidiary's officers is an owner. In 1993, the Subsidiary also leased certain office equipment from two partnerships in which two of the Subsidiary's officers owned various interests.


10. EMPLOYEE BENEFIT PLAN

    The Subsidiary established a 401(k) Profit Sharing Plan for the benefit of its employees. Any full-time employee as of December 1 is eligible for this Plan. The Plan contribution is determined annually by the Subsidiary's Board of Directors.

11. NET CAPITAL REQUIREMENTS

    Pursuant to the net capital provisions of Rule 15c3-1 of the Securities Exchange Act of 1934, the Subsidiary is required to maintain a minimum net capital, as defined under such provisions. Net capital and the related net capital ratio may fluctuate on a daily basis. The Subsidiary had net capital, net capital requirements and a ratio of aggregate indebtedness to net capital as follows:

                                             March 31
                                       ---------------------
                                          1995       1994
                                       ---------   ---------
     Net capital                       $ 514,682   $ 256,489
     Net capital requirements          $ 100,000   $  75,000

     Ratio of aggregate indebtedness
          to net capital                .16 to 1   1.32 to 1


12. OFF-BALANCE SHEET RISK

    The Subsidiary's commission revenue results from customer transactions introduced solely through its clearing broker. The clearing broker assumes the responsibility for execution, clearance, collection and delivery, including all recordkeeping requirements, in relation to the Subsidiary's customers' transactions. Off-balance sheet risk exists with respect to these transactions due to the possibility that such customers may be unable to fulfill their contractual commitments wherein the clearing broker may charge any losses incurred to the Subsidiary. The Subsidiary has in place controls to minimize this risk through monitoring credit worthiness of its customers and monitoring the proper execution of transactions by the clearing broker.

BRADY
MARTZ

CERTIFIED PUBLIC ACCOUNTANTS




               CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS





To the Board of Directors of
         ND Holdings, Inc.




As independent public accountants, we hereby consent to the use of our reports and references to our Firm included in Post-Effective Amendment #1 of the Form S-1 Registration Statement.




BRADY, MARTZ & ASSOCIATES, P.C.
Minot, North Dakota

April 15, 1997

  CONSENT OF ALLEN, GIBBS & HOULIK, L.C., INDEPENDENT AUDITORS



We hereby consent to the reference to our firm under the caption "Experts" and to the use of our report dated January 18, 1996 (except for Notes 1 and 2, as to which the date is July 3, 1996), relating to the Statements of Assets and Liabilities and Direct Revenues, Direct Expenses and Allocated
Indirect Expenses of the Business Components of The Ranson Company, Inc.
and
Subsidiary Acquired in Post-Effective Amemdment No. 1 to the Form S-1 Registration Statement (Form S-1) of ND Holdings, Inc.





                                     ALLEN, GIBBS & HOULIK, L.C.


Wichita, Kansas
April 15, 1997